Exhibit 99.2

IN THE UNITED STATES BANKRUPTCY COURT
FOR THE NORTHERN DISTRICT OF ILLINOIS
(EASTERN DIVISION)

:
In re:	:	Chapter 11
:
McLEODUSA INCORPORATED,	:	Case No.
et al.,	:
:
Debtors.	:
:

JOINT PREPACKAGED PLAN OF REORGANIZATION

OF McLEODUSA INCORPORATED AND ITS AFFILIATE DEBTORS

Timothy R. Pohl (ARDC No. 06208157)
Peter C. Krupp (ARDC No. 06193707)
Felicia Gerber Perlman (ARDC No. 06210753)
SKADDEN, ARPS, SLATE, MEAGHER
   & FLOM LLP
333 West Wacker Drive
Chicago, Illinois 60606
(312) 407-0700

Attorneys for Debtors and
Debtors-in-Possession

Dated:    October 19, 2005

i

v

EXHIBITS

EXHIBIT A	AMENDED CERTIFICATE OF INCORPORATION OF REORGANIZED McLEODUSA

EXHIBIT B	RESTATED BY-LAWS OF REORGANIZED McLEODUSA

EXHIBIT C	EXIT FACILITY TERM SHEET

EXHIBIT D	MUTUAL RELEASE

EXHIBIT E	NEW STOCKHOLDERS AGREEMENT

EXHIBIT F	REGISTRATION RIGHTS AGREEMENT

PLAN SCHEDULES

SCHEDULE 7.2	SCHEDULE OF REJECTED LEASES

INTRODUCTION

McLeodUSA Incorporated (“McLeodUSA” or the “Company”), McLeodUSA Holdings, Inc., McLeodUSA Information Services, Inc., McLeodUSA Network Services, Inc., McLeodUSA Purchasing, L.L.C. and McLeodUSA Telecommunications, Inc. propose the following joint prepackaged plan of reorganization for the resolution of the outstanding claims against and interests in the Debtors.  Reference is made to the Disclosure Statement (as that term is defined herein), distributed contemporaneously herewith, for a discussion of the Debtors’ history, business, properties and operations, projections for those operations, risk factors, a summary and analysis of this Plan (as that term is defined herein), and certain related matters including, among other things, the securities to be issued under this Plan and the proposed substantive consolidation of the Debtors’ cases for certain limited purposes.  Subject to certain restrictions and requirements set forth in 11 U.S.C. § 1127 and Fed. R. Bankr. P. 3019, the Debtors reserve the right, upon the written consent of the Majority Prepetition Lenders, to alter, amend, modify, revoke or withdraw this plan prior to its substantial consummation.

ARTICLE I

DEFINED TERMS AND RULES OF INTERPRETATION

Defined Terms.  As used herein, capitalized terms shall have the meanings set forth below.  Any term that is not otherwise defined herein, but that is used in the Bankruptcy Code or the Bankruptcy Rules, will have the meaning given to that term in the Bankruptcy Code or the Bankruptcy Rules, as applicable.

1.1          Administrative Claim means a Claim for costs and expenses of administration of the Chapter 11 Cases Allowed under section 503(b), 507(b), or 1114(e)(2) of the Bankruptcy Code, including: (a) any actual and necessary costs and expenses incurred after the Petition Date of preserving the Debtors’ Estates and operating the businesses of the Debtors (such as wages, salaries, and commissions for services and payments for inventory, leased equipment, and premises) and Claims of governmental units for taxes (including tax audit Claims related to tax years commencing after the Petition Date, but excluding Claims relating to tax periods, or portions thereof, ending on or before the Petition Date); (b) compensation for legal, financial, advisory, accounting, and other services and reimbursement of expenses Allowed by the Bankruptcy Court under section 330, 331, or 503(b) of the Bankruptcy Code to the extent incurred prior to the Effective Date; (c) all fees and charges assessed against the Debtors’ Estates under section 1930, chapter 123, of title 28, United States Code; and (d) Claims under the DIP Credit Agreement.

1.2          Affiliate Debtor(s) means, individually or collectively, a Debtor or Debtors other than McLeodUSA, as applicable.

1.3          Allowed means, with respect to a Claim or Interest in any Class, an Allowed Claim or Allowed Interest in the particular Class or category specified.  Any reference herein to a particular Allowed Claim includes both the secured and unsecured portions of such Claim.

1.4          Allowed Claim means a Claim (a) not listed as disputed, contingent or unliquidated on the Debtors’ schedules, if any, and as to which no objection or request for estimation has been filed on or before any Claim objection deadline, if any, set by the Bankruptcy Court or the expiration of such other applicable period fixed by the Bankruptcy Court; (b) as to which any objection has been settled, waived, withdrawn, or denied by a Final Order; or (c) that is Allowed (i) by a Final Order, (ii) by an agreement between the Holder of such Claim and the Debtors or Reorganized Debtors, or (iii) pursuant to the terms of this Plan.

The term “Allowed Claim” shall not, for purposes of computing distributions under this Plan, include interest on such Claim from and after the Petition Date, except as provided in section 506(b) of the Bankruptcy Code or as otherwise expressly set forth in this Plan.

1.5          Allowed Interest means any Interest that (a) is registered as of the Distribution Record Date in a stock register maintained by or on behalf of the Debtors and (b) is not a Disputed Interest, together with any Allowed Subordinated Claims arising out of or relating to such Interest

1.6          Amended Certificate of Incorporation and By-Laws means the amended certificate of incorporation and restated by-laws of Reorganized McLeodUSA, in substantially the forms attached to this Plan as Exhibits A and B, respectively.

1.7          AT&T Settlement Agreement  means that certain settlement agreement entered into in principle by the Company and AT&T Corp.

1.8          Authorized Asset Sale means any sale of assets pursuant to a contract of sale approved by the board of directors of each Debtor party to such contract and consented to by the Majority Prepetition Lenders, provided that such contract of sale has been included in the Plan Supplement.

1.9          Ballot means each of the ballot forms distributed to a Holder of an Impaired Claim on which such Holder is to indicate acceptance or rejection of this Plan.

1.10        Bankruptcy Code means title 11 of the United States Code, as now in effect or hereafter amended.

1.11        Bankruptcy Court means the United States Bankruptcy Court for the Northern District of Illinois (Eastern Division), or any other court with jurisdiction over the Chapter 11 Cases.

1.12        Bankruptcy Rules means the Federal Rules of Bankruptcy Procedure and the local rules of the Bankruptcy Court, as now in effect or hereafter amended.

1.13        Business Day means any day, other than a Saturday, Sunday, or “legal holiday” (as defined in Bankruptcy Rule 9006(a)).

1.14        Cash means legal tender of the United States of America and equivalents thereof.

1.15        Chapter 11 Cases means (a) when used with reference to a particular Debtor, the case under chapter 11 of the Bankruptcy Code commenced by the Debtor in the Bankruptcy Court and (b) when used with reference to all Debtors, the cases under chapter 11 of the Bankruptcy Code commenced by Debtors in the Bankruptcy Court.

1.16        Claim means a “claim,” as defined in section 101(5) of the Bankruptcy Code.

1.17        Class means a category of Holders of Claims or Interests, as described in Article II hereof.

1.18        Confirmation Date means the date on which the Clerk of the Bankruptcy Court enters the Confirmation Order on the docket of the Bankruptcy Court.

1.19        Confirmation Hearing means the hearing held by the Bankruptcy Court pursuant to section 1128 of the Bankruptcy Code to consider confirmation of this Plan, as such hearing may be adjourned or continued from time to time.

1.20        Confirmation Order means the order of the Bankruptcy Court confirming this Plan pursuant to section 1129 of the Bankruptcy Code, which order shall be in form and substance satisfactory to the Debtors and the Majority Prepetition Lenders.

1.21        Debtor(s) means, individually or collectively, McLeodUSA, McLeodUSA Holdings, Inc., McLeodUSA Information Services, Inc., McLeodUSA Network Services, Inc., McLeodUSA Purchasing, L.L.C. and McLeodUSA Telecommunications, Inc.

1.22        DIP Credit Agreement means a debtor-in-possession credit facility to be entered into, with the consent of the Majority Prepetition Lenders, by McLeodUSA, as borrower, and the Affiliate Debtors, as guarantors, and those entities identified as “Lenders” therein (as amended, modified, or supplemented), as approved by the Bankruptcy Court.

1.23        DIP Facility Claims  means all Claims held by DIP Lenders pursuant to the DIP Credit Agreement.

1.24        DIP Lenders means those entities identified as “Lenders” in the DIP Credit Agreement and their respective successors and assigns.

1.25        Disbursing Agent means the Reorganized Debtors, or any party designated by the Reorganized Debtors, to serve as disbursing agent under this Plan.

1.26        Disclosure Statement means that certain disclosure statement (including all appendices and schedules thereto) dated October 19, 2005, relating to this Plan.

1.27        Disputed Claim means any Claim as to which the Debtors have interposed a timely objection or request for estimation in accordance with the Bankruptcy Code and the Bankruptcy Rules, or any claim otherwise disputed by the Debtors in accordance with applicable law, which objection has not been withdrawn or determined by a Final Order.

1.28        Disputed Claim Amount means with respect to (a) contingent or unliquidated Claims, the amount estimated by the Bankruptcy Court for purposes of distributions in respect of such Claim in accordance with section 502(c) of the Bankruptcy Code; or (b) any Disputed Claim that is not contingent or unliquidated, the amount set forth in a timely Filed proof of claim.

1.29        Disputed Interest means any Interest as to which the Debtors have interposed a timely objection or request for estimation in accordance with the Bankruptcy Code and the Bankruptcy Rules, or any claim otherwise disputed by the Debtors in accordance with applicable law, which objection has not been withdrawn or determined by a Final Order.

1.30        Distribution Date means the date upon which the initial distributions will be made to Holders of Allowed Claims pursuant to Article VI of this Plan.

1.31        Distribution Record Date means the Confirmation Date.

1.32        Effective Date means the Business Day this Plan becomes effective as provided in Article IX hereof.

1.33        Equity Interests in Debtors’ Subsidiaries means the common stock of McLeodUSA’s subsidiaries outstanding immediately prior to the Petition Date, including all options, warrants, calls, rights, puts, awards, commitments or any other agreements of any character to acquire such common stock.

1.34        Estate(s) means, individually, the estate of McLeodUSA or any of the Affiliate Debtors and collectively, the estates of all of the Debtors created under section 541 of the Bankruptcy Code.

1.35        Exchange Act means the Securities Exchange Act of 1934, 15 U.S.C. §§ 78a et seq., as amended.

1.36        Exhibit means an exhibit annexed to either this Plan or as an appendix to the Disclosure Statement.

1.37        Exit Facility Credit Agreement means that certain Revolving Credit and Term Loan Agreement dated as of the Effective Date (a) providing for a secured, revolving credit facility in an amount not exceeding $50 million, with a letter of credit sub-facility in an amount not exceeding $15 million, and (b) governing the New Term Loan Notes to be entered into among Reorganized McLeodUSA, as borrower, those entities identified therein as guarantors, and the Exit Lenders, in a form consistent with the terms and conditions set forth in Exhibit C to this Plan.  Obligations under the Exit Facility Credit Agreement will be secured by a first lien on the Exit Facility Collateral.

1.38        Exit Facility Collateral means the collateral securing the Obligations under the Exit Facility Credit Agreement, consisting of substantially all of the assets of Reorganized McLeodUSA and its subsidiaries.

1.39        Exit Lenders means those entities identified as “Lenders” in the Exit Facility Credit Agreement.

1.40        File, Filed, or Filing means file, filed, or filing with the Bankruptcy Court or its authorized designee in the Chapter 11 Cases.

1.41        Final Order means an order of the Bankruptcy Court as to which the time to appeal, petition for certiorari, or move for reargument or rehearing has expired and as to which no appeal, petition for certiorari, or other proceedings for reargument or rehearing shall then be pending or as to which any right to appeal, petition for certiorari, reargue, or rehear shall have been waived in writing in form and substance satisfactory to the Debtors or the Reorganized Debtors, or, in the event that an appeal, writ of certiorari or reargument, or rehearing thereof has been sought, such order of the Bankruptcy Court shall have been determined by the highest court to which such order was appealed, or certiorari, reargument or rehearing shall have been denied and the time to take any further appeal, petition for certiorari, or move for reargument or rehearing shall have expired; provided, however, that the possibility that a motion under Rule 59 or Rule 60 of the Federal Rules of Civil Procedure, or any analogous rule under the Bankruptcy Rules, may be filed with respect to such order shall not preclude such order from being a Final Order.

1.42        First Reorganization Proceedings means the proceedings under Chapter 11 of the Bankruptcy Code commenced by McLeodUSA on January 31, 2002 in the United States Bankruptcy Court for the District of Delaware (Case No.  02-10288).

1.43        Fronting Lender has the meaning ascribed thereto in the DIP Credit Agreement.

1.44        General Unsecured Claim means a Claim that is not an Administrative Claim, Priority Tax Claim, Non-Tax Priority Claim, Other Secured Claim, Senior Prepetition Lender Clam, Junior Prepetition Lender Claim, Lease Rejection Claim or Subordinated Claim, but shall not include Claims that are disallowed or released, whether by operation of law or pursuant to order of the Bankruptcy Court, written release or settlement, the provisions of this Plan or otherwise. General Unsecured Claims shall include any Claims between or among McLeodUSA and its affiliates.

1.45        Holder means an entity holding a Claim or Interest.

1.46        Impaired means, when used in reference to a Claim or Interest, a Claim or Interest that is impaired within the meaning of section 1124 of the Bankruptcy Code.

1.47        Interest means the legal, equitable, contractual, and other rights of the Holders of Old Preferred Stock, Old Common Stock or Equity Interests in the Affiliate Debtors, including the rights of any entity to purchase or demand the issuance of any of the foregoing, including (a) conversion, exchange, voting, participation, and dividend rights; (b) liquidation preferences; (c) stock options, warrants, and put rights; and (d) share-appreciation rights.

1.48        IRC means the Internal Revenue Code of 1986, as amended.

1.49        IRS means Internal Revenue Service of the United States of America.

1.50        Junior Prepetition Credit Agreement means the Credit Agreement dated as of May 31, 2000, as amended, modified or supplemented, among McLeodUSA, JPMorgan Chase Bank, N.A. as Administrative Agent and the Lenders party thereto.

1.51        Junior Prepetition Lender Claims means all Claims of the Junior Prepetition Lenders under the Junior Prepetition Credit Agreement as of the Petition Date, which Claims shall be deemed Allowed pursuant to this Plan in the aggregate principal amount of $677,277,945.57 plus (a) all unpaid interest payable under the Junior Prepetition Credit Agreement accrued through the Petition Date and (b) all fees and expenses payable under the Junior Prepetition Credit Agreement.

1.52        Junior Prepetition Lenders means all lenders under the Junior Prepetition Credit Agreement.

1.53        Junior Prepetition Notes means the promissory notes issued pursuant to the Junior Prepetition Credit Agreement, evidencing the loans outstanding thereunder.

1.54        Lease Claim Order has the meaning set forth in Section 9.1(b).

1.55        Lease Rejection Claim Amount means the amount of an Allowed Claim held by a landlord with respect to each rejected non-residential real property lease (determined in accordance with section 502(b)(6) of the Bankruptcy Code), as set forth on Plan Schedule 7.2.

1.56        Lease Rejection Claims means, collectively, all Allowed Claims held by the landlords with respect to the rejected non-residential real property leases set forth on Plan Schedule 7.2.

1.57        Litigation Claims means the claims, rights of action, suits or proceedings, whether in law or in equity, whether known or unknown, that any Debtor or Estate may hold against any person.

1.58        Majority Prepetition Lenders means Holders of more than 50% in principal amount of each of (a) the Senior Prepetition Lender Claims and (b) the Junior Prepetition Lender Claims.

1.59        Management Stock Plan means any management stock plan, option plan, restricted stock plan or other similar management incentive award plan developed for the Reorganized Debtors and approved and implemented pursuant to Section 5.8 of this Plan after the Effective Date.

1.60        Management Stock Plan Awards means any awards that may be granted to participants under a Management Stock Plan.

1.61        MCI Settlement Agreement  means that certain settlement agreement entered into by the Company and MCI Network Services, Inc. dated as of September 9, 2005.

1.62        McLeodUSA means McLeodUSA Incorporated, a Delaware company, debtor in possession in these Chapter 11 Cases pending in the Bankruptcy Court.

1.63        Mutual Release means a mutual release substantially in the form of Exhibit D to this Plan.

1.64        New Common Stock means the shares of the new class of new common stock of Reorganized McLeodUSA to be issued for distribution pursuant to Section 5.6 of this Plan.

1.65        New Stockholders Agreement means the stockholders agreement, to be dated as of the Effective Date, among Reorganized McLeodUSA and each of the persons party thereto, substantially in the form of Exhibit E to this Plan.

1.66        New Term Loan Notes means the new term loan promissory notes in the aggregate principle amount of the amounts outstanding and unpaid under the Senior Prepetition Credit Agreement as of the Effective Date, with the principal terms set forth in Exhibit C to this Plan, and governed by the Exit Facility Credit Agreement.

1.67        Non-Tax Priority Claims means all unsecured claims specified in sections 507(a) and 507(b) of the Bankruptcy Code other than Priority Tax Claims.

1.68        Old Common Stock means any common stock of McLeodUSA or any predecessor company outstanding at any time prior to the Petition Date, including without limitation

(a) any common stock of McLeodUSA outstanding prior to the First Reorganization Proceedings and (b) all options, warrants, calls, rights, puts, awards, commitments or any other agreements of any character to acquire any such common stock.

1.69        Old Preferred Stock means (a) the McLeodUSA Preferred Series A, redeemable, convertible, $0.01 par value, (b) the McLeodUSA Preferred Series B, $0.01 par value and (c) all options, warrants, calls, rights, puts, awards, commitments or any other agreements of any character to acquire such preferred stock.

1.70        Other Secured Claim means a Claim (other than an Administrative Claim or Prepetition Lender Claim) that is secured by a lien on property in which a Debtor’s Estate has an interest or that is subject to setoff under section 553 of the Bankruptcy Code, to the extent of the value of the Claim holder’s interest in the applicable Estate’s interest in such property or to the extent of the amount subject to setoff, as applicable, as determined pursuant to section 506(a) of the Bankruptcy Code or, in the case of the setoff, pursuant to section 553 of the Bankruptcy Code.

1.71        Pending Shareholder Litigation means (a) the federal class action no. CO2-0001 filed in the United States District Court for the Northern District of Iowa by New Millennium Growth Fund LLC and other lead plaintiffs, individually and on behalf of a putative class of shareholders against certain former officers and current and former directors of McLeodUSA Incorporated, and (b) the two proofs of claim filed against McLeodUSA Incorporated in the First Reorganization Proceedings by New Millennium Growth Fund LLC, the first in its individual capacity and the second both individually and as the representative of a putative class of shareholders.

1.72        Permitted Distribution Date has the meaning set forth in Section 5.6(e).

1.73        Petition Date means the date on which the Debtors file their petitions for relief commencing the Chapter 11 Cases.

1.74        Plan means this chapter 11 plan of reorganization, including the Exhibits and Plan Schedules and all supplements, appendices, and schedules thereto, either in its present form or as the same may be altered, amended, or modified from time to time.

1.75        Plan Schedule means any schedule annexed to either this Plan or as an appendix to the Disclosure Statement.

1.76        Plan Supplement means a supplement to this Plan in form and substance satisfactory to the Debtors and the Majority Prepetition Lenders filed with the Bankruptcy Court not later than 5 days prior to the Confirmation Date for the purposes specified in this Plan.

1.77        Prepetition Agents means the Prepetition Senior Agent and the Prepetition Junior Agent.

1.78        Prepetition Credit Agreements means, collectively, the Senior Prepetition Credit Agreement and the Junior Prepetition Credit Agreement.

1.79        Prepetition Junior Agent means the Administrative Agent under the Junior Prepetition Credit Agreement.

1.80        Prepetition Lender Claims means, collectively, the Senior Prepetition Lender Claims and the Junior Prepetition Lender Claims.

1.81        Prepetition Lenders means, collectively, the Senior Prepetition Lenders and the Junior Prepetition Lenders.

1.82        Prepetition Senior Agent  means the Administrative Agent under the Senior Prepetition Credit Agreement.

1.83        Priority Tax Claim means a Claim of a governmental unit of the kind specified in sections 502(i) and 507(a)(8) of the Bankruptcy Code.

1.84        Professional means (a) any professional employed in the Chapter 11 Cases pursuant to section 327 or 1103 of the Bankruptcy Code or otherwise and (b) any professional or other entity seeking compensation or reimbursement of expenses in connection with the Chapter 11 Cases pursuant to section 503(b)(4) of the Bankruptcy Code, and shall not include professionals employed by any Prepetition Lender.

1.85        Professional Fees means an Administrative Claim of a Professional for compensation for services rendered or reimbursement of costs, expenses or other charges, and expenses incurred after the Petition Date and prior to and including the Effective Date.

1.86        Registration Rights Agreement means the registration rights agreement, to be dated as of the Effective Date, among Reorganized McLeodUSA and each of the persons receiving shares of New Common Stock on or after the Effective Date, substantially in the form of Exhibit F to this Plan.

1.87        Reinstated or Reinstatement means (a) leaving unaltered the legal, equitable and contractual rights to which a Claim entitles the Holder of such Claim so as to leave such Claim Unimpaired or (b) notwithstanding any contractual provision or applicable law that entitles the Holder of such Claim to demand or receive accelerated payment of such Claim after the occurrence of a default (i) curing any such default that occurred before or after the Petition Date, other than a default of a kind specified in section 365(b)(2) of the Bankruptcy Code; (ii) reinstating the maturity of such Claim as such maturity existed before such default; (iii) compensating the Holder of such Claim for any damages incurred as a result of any reasonable reliance by such Holder on such contractual provision or such applicable law; and (iv) not otherwise altering the legal, equitable or contractual rights to which such Claim or Interest entitles the holder of such Claim; provided, however, that any contractual right that does not pertain to the payment when due of principal and interest on the obligation on which such Claim is based, including, but not limited to, financial covenant ratios, negative pledge covenants, covenants or restrictions on merger or consolidation, and affirmative covenants regarding corporate existence, prohibiting certain transactions or actions contemplated by the Plan, or conditioning such transactions or actions on certain factors, shall not be required to be reinstated in order to accomplish Reinstatement.

1.88        Releasing Officers and Directors means all persons who were officers or directors of any Debtor as of August 11, 2005 or any time thereafter up to immediately prior to the Effective Date.

1.89        Reorganized Debtors means the Debtors or any successors thereto by merger, consolidation, or otherwise, on or after the Effective Date, after giving effect to the transactions occurring on the Effective Date.

1.90        Reorganized McLeodUSA means McLeodUSA, on or after the Effective Date, after giving effect to the transactions occurring on the Effective Date.

1.91        Restructuring Transactions has the meaning ascribed thereto in Section 5.2 of this Plan.

1.92        Securities Act means the Securities Act of 1933, 15 U.S.C. §§ 77c-77aa, as now in effect or hereafter amended.

1.93        Senior Prepetition Credit Agreement means the Credit Agreement dated as of April 16, 2002, as amended, modified or supplemented from time to time, among McLeodUSA, JPMorgan Chase Bank, N.A. as Agent and the Lenders party thereto.

1.94        Senior Prepetition Lender Claims means all Claims of the Senior Prepetition Lenders under the Senior Prepetition Credit Agreement, which Claims shall be deemed, pursuant to section 506 of the Bankruptcy Code, Allowed pursuant to this Plan in the aggregate principal amount of $ 100 million, plus (a) (i) any amounts drawn on letters of credit after the Petition Date (including, without limitation, in respect of letters of credit that remain undrawn and unexpired on the Effective Date), (ii) interest thereon through the Effective Date at the non-default contract rate and (iii) all fees and expenses payable in respect of such Claims under the Senior Pre-Petition Credit Agreement and minus (b) amounts repaid prior to the Effective Date, if any, from the sale of assets.

1.95        Senior Prepetition Lenders means all lenders under the Senior Prepetition Credit Agreement.

1.96        Senior Prepetition Notes means the promissory notes issued pursuant to the Senior Prepetition Credit Agreement, evidencing the loans outstanding thereunder.

1.97        Solicitation Order means the order entered by the Bankruptcy Court establishing procedures with respect to the solicitation and tabulation of votes to accept or reject this Plan.

1.98        Stock Distributions has the meaning set forth in Section 5.6(e).

1.99        Subordinated Claims means any Claim, including without limitation, claims under federal or state securities laws, arising from the rescission of a purchase or sale of Old Preferred Stock or Old Common Stock, any Claim for damages arising from the purchase or sale of Old Preferred Stock or Old Common Stock, or any Claim for reimbursement, contribution, or indemnification on account of any such Claim including without limitation, any Claim in respect of the Pending Shareholder Litigation and any Claim for reimbursement, contribution or indemnity on account or in respect thereof or arising therefrom (including indemnification obligations assumed under the plan of reorganization confirmed pursuant to the First Reorganization Proceedings).

1.100      Substantive Consolidation Order means the order, or provision of the Confirmation Order, substantively consolidating the Chapter 11 Cases, as provided in Section 5.1 of this Plan.

1.101      Unimpaired Claim means a Claim that is not impaired within the meaning of section 1124 of the Bankruptcy Code.

1.102      Voting Deadline means October 28, 2005.

1.103      Voting Record Date means October 14, 2005.

Rules of Interpretation and Computation of Time.  For purposes of this Plan, unless otherwise provided herein: (a) whenever from the context it is appropriate, each term, whether stated in the singular or the plural, will include both the singular and the plural; (b) unless otherwise provided in this Plan, any reference in this Plan to a contract, instrument, release, or other agreement or document being in a particular form or on particular terms and conditions means that such document will be substantially in such form or substantially on such terms and conditions; (c) any reference in this Plan to an existing document or schedule Filed or to be Filed means such document or schedule, as it may have been or may be amended, modified, or supplemented pursuant to this Plan; (d) any reference to an entity as a Holder of a Claim or Interest includes that entity’s successors and assigns; (e) all references in this Plan to Sections, Articles, and Schedules are references to Sections, Articles, and Schedules of or to this Plan; (f) the words “herein,” “hereunder,” and “hereto” refer to this Plan in its entirety rather than to a particular portion of this

Plan; (g) captions and headings to Articles and Sections are inserted for convenience of reference only and are not intended to be a part of or to affect the interpretation of this Plan; (h) subject to the provisions of any contract, certificates of incorporation, by-laws, instrument, release, or other agreement or document entered into in connection with this Plan, the rights and obligations arising under this Plan shall be governed by, and construed and enforced in accordance with, federal law, including the Bankruptcy Code and Bankruptcy Rules; (i) the rules of construction set forth in section 102 of the Bankruptcy Code will apply; and (j) in computing any period of time prescribed or allowed by this Plan, the provisions of Bankruptcy Rule 9006(a) will apply.

Exhibits, Plan Schedules and Plan Supplement.  All Exhibits and Plan Schedules, as well as the Plan Supplement, are incorporated into and are a part of this Plan as if set forth in full herein, and, to the extent not annexed hereto, such Exhibits,  Plan Schedules and Plan Supplement shall be timely filed with the Bankruptcy Court in accordance with this Plan.  Holders of Claims and Interests may obtain a copy of the filed Exhibits, Plan Schedules and Plan Supplement upon written request to the Debtors.  Upon their filing, the Exhibits, Plan Schedules and Plan Supplement may be inspected in the office of the clerk of the Bankruptcy Court or its designee during normal business hours. The documents contained in the Exhibits, Plan Schedules and Plan Supplement shall be approved by the Bankruptcy Court pursuant to the Confirmation Order.

ARTICLE II

CLASSIFICATION OF CLAIMS AND INTERESTS

All Claims and Interests, except Administrative Claims and Priority Tax Claims, are placed in the Classes set forth below.  In accordance with section 1123(a)(1) of the Bankruptcy Code, Administrative Claims and Priority Tax Claims, as described below, have not been classified.

This Plan constitutes a single plan of reorganization for all Debtors.  A Claim or Interest is placed in a particular Class only to the extent that the Claim or Interest falls within the description of that Class and is classified in other Classes to the extent that any portion of the Claim or Interest falls within the description of such other Classes.  A Claim or Interest is also placed in a particular Class for the purpose of receiving distributions pursuant to this Plan only to the extent that such Claim or Interest is an Allowed Claim or Interest in that Class and such Claim or Interest has not been paid, released, or otherwise settled prior to the Effective Date.

2.1          Unclassified Claims (not entitled to vote on the Plan).

(a)           Administrative Claims.

(b)           Priority Tax Claims.

2.2          Unimpaired Classes of Claims (deemed to have accepted the Plan and, therefore, not entitled to vote on the Plan).

(a)           Class 1: Non-Tax Priority Claims.  Class 1 consists of all Non-Tax Priority Claims.

(b)           Class 2: Other Secured Claims.  Class 2 consists of all Other Secured Claims.

(c)           Class 3: General Unsecured Claims.  Class 3 consists of all General Unsecured Claims.

2.3          Impaired Classes of Claims (Classes 4 and 5 are entitled to vote on the Plan; Class 6 shall be deemed to have rejected the Plan and therefore not entitled to vote on the Plan).

(a)           Class 4: Senior Prepetition Lender Claims.  Class 4 consists of all Senior Prepetition Lender Claims.

(b)           Class 5: Junior Prepetition Lender Claims.  Class 5 consists of all Junior Prepetition Lender Claims.

(c)           Class 6: Lease Rejection Claims.  Class 6 consists of all Lease Rejection Claims.

2.4          Unimpaired Class of Interests (deemed to have accepted the Plan and, therefore, not entitled to vote on the Plan).

Class 7: Equity Interests in Debtors’ Subsidiaries.  Class 7 consists of all the Equity Interests in Debtors’ Subsidiaries.

2.5          Impaired Classes of Interests (deemed to have rejected the Plan and, therefore, not entitled to vote on the Plan).

(a)           Class 8: Old Preferred Stock Interests.  Class 8 consists of all Interests directly arising from, under, or relating in any way to, the Old Preferred Stock, and all Subordinated Claims arising out of or relating thereto.

(b)           Class 9: Old Common Stock Interests.  Class 9 consists of all Interests directly arising from, under, or relating in any way to, the Old Common Stock, and all Subordinated Claims arising out of or relating thereto.

ARTICLE III

TREATMENT OF CLAIMS AND INTERESTS

3.1          Unclassified Claims.

(a)           Administrative Claims.  Subject to the provisions of sections 330(a), 331, and 503(b) of the Bankruptcy Code, each Allowed Administrative Claim shall be paid by the Debtors, at their election, in full, in Cash, upon the later of (i) the Effective Date, (ii) the due date thereof in accordance with its terms, (iii) the date upon which such Administrative Claim becomes an Allowed Claim, (iv) in respect of liabilities incurred in the ordinary course of business, the date upon which such liabilities are payable in the ordinary course of such Debtor’s business, consistent with past practices or (v) such other date as may be agreed upon between the Holder of such Allowed Administrative Claim and the Debtors.

(b)           Claims Under the DIP Credit Agreement.  On the Effective Date, all amounts owed by any Debtor under the DIP Credit Agreement (including, without limitation, all loans and all fees and expenses payable thereunder) shall be paid in full in Cash and the Commitments (as defined in the DIP Credit Agreement) under the DIP Credit Agreement shall be cancelled.  In addition, on the Effective Date, any unexpired letters of credit outstanding under the DIP Credit Agreement shall be either (i) returned to the Fronting Lender and cancelled without having been drawn or (ii) replaced with back-to-back letters of credit and/or cash collateralized in an amount equal to 105% of the aggregate letter of credit exposure (i.e., the sum of (x) the aggregate undrawn amount of all outstanding letters of credit and (y) all amounts drawn under such letters of credit and not then reimbursed), in each case as provided for and in accordance with the DIP Credit Agreement.

(c)           Priority Tax Claims.  Unless the Holder of such claim and the applicable Debtor (with the consent of the Prepetition Agents) agree to a different treatment, on the Effective Date, each Holder of an Allowed Priority Tax Claim shall have its Claim Reinstated.

3.2          Unimpaired Classes of Claims.

(a)           Class 1: Non-Tax Priority Claims.  Unless the Holder of such Claim and the applicable Debtor agree to a different treatment, on the Effective Date, each Holder of an Allowed Non-Tax Priority Claim shall have its Claim Reinstated.

(b)           Class 2: Other Secured Claims.  Unless the Holder of such Claim and the applicable Debtor agree to a different treatment, on the Effective Date, each Holder of an Other Secured Claim shall have its Claim Reinstated.

(c)           Class 3: General Unsecured Claims.  Unless the Holder of such Claim and the applicable Debtor agree to a different treatment, on the Effective Date, each Holder of a General Unsecured Claim shall have its Claim Reinstated.

3.3          Impaired Classes of Claims.

(a)           Class 4: Senior Prepetition Lender Claims.  On the Effective Date, each Holder of an Allowed Class 4 Claim shall receive its pro rata share of the New Term Loan Notes.  Obligations in respect of the New Term Loan Notes, together with the other obligations under the Exit Facility Credit Agreement, shall be secured by a first lien on the Exit Facility Collateral.  In addition, on the Effective Date, Reorganized McLeodUSA shall pay each Holder of an Allowed Class 4 Claim Cash equal to (i) all unpaid interest accrued as of the Effective Date on such Senior Prepetition Lender Claim at the non-default contract rate in accordance with the Senior Prepetition Credit Agreement, compounded on each interest payment date to the extent not paid when due and (ii) all unpaid fees and expenses of the Prepetition Senior Agent and the Prepetition Senior Lenders required to be paid pursuant to the Senior Prepetition Credit Agreement.  On the Effective Date, any unexpired letters of credit outstanding under the Senior Prepetition Credit Agreement shall be deemed to be replaced by letters of credit under the revolving credit facility under the Exit Facility Credit Agreement.

(b)           Class 5: Junior Prepetition Lender Claims.  On the Effective Date, each Holder of an Allowed Class 5 Claim shall be entitled to receive its pro rata share of 100% of the New Common Stock (subject to dilution by the Management Stock Plan Awards and the terms and conditions of this Plan).  The New Common Stock shall be subject to the terms of the New Stockholders Agreement and the Registration Rights Agreement, which shall be, and shall be deemed to be, binding upon and enforceable by all Holders of the New Common Stock including the Holders of Class 5 Claims, and Reorganized McLeodUSA, as of the Effective Date, without further action by any party.  Reorganized McLeodUSA shall also pay in Cash, on the Effective Date, all unpaid fees and expenses of the Prepetition Junior Agent and the Prepetition Junior Lenders required to be paid pursuant to the Junior Prepetition Credit Agreement.

(c)           Class 6: Lease Rejection Claims.  Subject to the provisions of Section 7.2 of this Plan, on the Distribution Date, each Holder of an Allowed Class 6 Claim shall receive Cash equal to 100% of its Allowed Lease Rejection Claim Amount.

3.4          Unimpaired Class of Interests.  Class 7: Equity Interests in Debtors’ Subsidiaries.  On the Effective Date, Reorganized McLeodUSA shall retain the Equity Interests in Debtors’ Subsidiaries.

3.5          Impaired Classes of Interests.

(a)           Class 8: Old Preferred Stock Interests and Subordinated Claims.  On the Effective Date, Old Preferred Stock will be cancelled and the Holders of Allowed Interests arising out of or relating to the Old Preferred Stock (including, without limitation, any related Subordinated Claims) shall not receive or retain any distribution on account of such Allowed Interests.

(b)           Class 9: Old Common Stock Interests and Subordinated Claims.  On the Effective Date, the Old Common Stock will be cancelled, and the Holders of Allowed Interests arising out of or relating to the Old Common Stock (including, without limitation, any related Subordinated Claims) shall not receive or retain any distribution on account of such Allowed Interests.

3.6          Special Provision Regarding Unimpaired Claims.  Except as otherwise explicitly provided in this Plan, nothing shall affect the Debtors’ or the Reorganized Debtors’ rights and defenses, both legal and equitable, with respect to any Unimpaired Claims, including, but not limited to, all rights with respect to legal and equitable defenses to setoffs or recoupments against Unimpaired Claims.

ARTICLE IV

ACCEPTANCE OR REJECTION OF THE PLAN

4.1          Impaired Classes of Claims Entitled to Vote.  Subject to Sections 4.3 and 4.4 of this Plan, Holders of Claims in each Impaired Class of Claims are entitled to vote as a class to accept or reject this Plan.

4.2          Acceptance by an Impaired Class.  In accordance with section 1126(c) of the Bankruptcy Code and except as provided in section 1126(e) of the Bankruptcy Code, an Impaired Class of Claims shall have accepted this Plan if this Plan is accepted by the Holders of at least two-thirds (2/3) in dollar amount and more than one-half (½) in number of the Allowed Claims of such Class that have timely and properly voted to accept or reject this Plan.

4.3          Presumed Acceptances by Unimpaired Classes.  Classes 1, 2, 3 and 7 are Unimpaired by this Plan.  Under section 1126(f) of the Bankruptcy Code, Holders of such Claims or Interests are conclusively presumed to accept this Plan, and the votes of the Holders of such Claims or Interests will not be solicited.

4.4          Classes Deemed to Reject Plan.  Upon entry of the Solicitation Order, Class 6 will be deemed to have rejected the Plan and therefore will not be entitled to vote to accept or reject the Plan.  By operation of law, Classes 8 and 9 are deemed to reject the Plan and are not, therefore, entitled to vote to accept or reject the Plan.

4.5          Summary of Classes Voting on the Plan.  As a result of the provisions of Sections 4.3 and 4.4 of this Plan, only the votes of Holders of Claims in Classes 4 and 5 will be solicited with respect to this Plan.

4.6          Confirmation Pursuant to Section 1129(b) of the Bankruptcy Code.  The Holders of Class 6 Claims, Class 8 Interests and Class 9 Interests are deemed under the Plan and under the Solicitation Order to have rejected the Plan.  Accordingly, the Debtor will seek confirmation of the Plan with respect to such Holders of Class 6 Claims and the Holders of Class 8 Interests and Class 9 Interests pursuant to section 1129(b) of the Bankruptcy Code.

ARTICLE V

MEANS FOR IMPLEMENTATION OF THE PLAN

5.1          Substantive Consolidation for Purposes of Treating Impaired Claims.

(a)           Substantive Consolidation.  This Plan contemplates and is predicated upon entry of an order substantively consolidating the Debtors solely for the purposes of treating Classes 4, 5 and 6 Claims, including for voting, confirmation, and distribution purposes.  This Plan does not contemplate the substantive consolidation of the Debtors with respect to the other Classes of Claims or Interests set forth in this Plan, or for any other purpose.  On the Effective Date, (i) all guaranties of any

Debtor of the payment, performance, or collection of another Debtor with respect to Class 4, 5 and 6 Claims shall be deemed eliminated and cancelled, (ii) any obligation of any Debtor and all guarantees with respect to Class 4, 5 and 6 Claims thereof executed by one (1) or more of the other Debtors shall be treated as a single obligation and any obligation of two (2) or more Debtors, and all multiple Impaired Claims against such entities on account of such joint obligations shall be treated and Allowed only as a single Impaired Claim against the consolidated Debtors, and (iii) each Class 4, 5 or 6 Claim filed or to be filed against any Debtor shall be deemed filed against the consolidated Debtors and shall be deemed a single Class 4, 5 or 6 Claim against and a single obligation of the consolidated Debtors.  On the Effective Date, and in accordance with the terms of this Plan and the consolidation of the assets and liabilities of the Debtors, all Class 4, 5 or 6 Claims based upon guarantees of collection, payment, or performance made by the Debtors as to the obligations of another Debtor shall be released and of no further force and effect.  Except as set forth in this Section 5.1, such substantive consolidation shall not (other than for purposes related to this Plan) (i) affect the legal and corporate structures of the Reorganized Debtors, subject to the right of the Reorganized Debtors or Reorganized McLeodUSA to effect Restructuring Transactions as provided in Section 5.2 of this Plan, (ii) cause any Debtor to be liable for any Impaired Claim or Unimpaired Claim under this Plan for which it otherwise is not liable, and the liability for any such Claim shall not be affected by such substantive consolidation, (iii) affect Claims of Debtors against Debtors, (iv) affect Interests in Affiliate Debtors, (v) affect any obligations under any leases or contracts assumed in this Plan or otherwise subsequent to the filing of the Chapter 11 Cases, or (vi) affect any obligations to pay quarterly fees to the United States Trustee.  On the Effective Date, except as otherwise expressly provided for in this Plan, the Equity Interests in the Debtors’ Subsidiaries.

(b)           Substantive Consolidation Order.  Unless the Bankruptcy Court has approved the substantive consolidation of the Chapter 11 Cases by a prior order, this Plan shall serve as, and shall be deemed to be, a motion for entry of an order substantively consolidating the Debtors as provided in Section 5.1 hereof.  If no objection to substantive consolidation is timely filed and served by any Holder of an Impaired Claim affected by this Plan as provided herein on or before the deadline for objection to confirmation of this Plan, the Substantive Consolidation Order (which may be the Confirmation Order) may be entered by the Bankruptcy Court.  If any such objections are timely filed and served, a hearing with respect to the substantive consolidation of the Chapter 11 Cases and the objections thereto shall be scheduled by the Bankruptcy Court, which hearing may, but is not required to, coincide with the Confirmation Hearing.

5.2          Transactions Authorized Under the Plan

(a)           On or after the Effective Date, the applicable Reorganized Debtors are hereby authorized, without further corporate action, to consummate any Authorized Asset Sale, and the officers of the applicable Reorganized Debtors are hereby authorized to execute and deliver any agreements, instruments or other documents necessary or appropriate to effectuate such transactions.  Upon consummation of a sale of assets in connection with an Authorized Asset Sale, the assets sold shall vest in the purchaser free and clear of all liens, Claims and encumbrances (with any such liens, Claims and encumbrances to attach to the proceeds of such sale) except as specified in the applicable contract of sale.

(b)           On or after the Effective Date, subject to the terms and conditions of the obligations of the Reorganized Debtors surviving the Effective Date (including, without limitation, the terms and conditions of the certificate of incorporation of Reorganized McLeodUSA and the Exit Facility Credit Agreement), the applicable Reorganized Debtors may enter into such transactions and may take such actions as may be necessary or appropriate to effect a corporate restructuring of their respective businesses, to otherwise simplify the overall corporate structure of the Reorganized Debtors, or to reincorporate certain of the Affiliate Debtors under the laws of jurisdictions other than the laws of which the applicable Affiliate Debtors are presently incorporated.  Such restructuring may include one or more mergers, consolidations, restructures, dispositions, liquidations, or dissolutions, as may be determined by the Debtors or Reorganized Debtors to be necessary or appropriate (collectively, the “Restructuring Transactions”).  The actions to effect the Restructuring Transactions may include (i) the execution and delivery of appropriate agreements or other documents of merger, consolidation, restructuring, disposition, liquidation, or dissolution containing terms that are consistent with the terms of the Plan and that satisfy the applicable requirements of applicable state law and such other terms to which the applicable entities may agree; (ii) the execution and delivery of appropriate instruments of transfer, assignment, assumption, or delegation of any asset, property, right, liability, duty, or obligation on terms consistent with the terms of the Plan and having such other terms to which the applicable entities may agree; (iii) the filing of appropriate certificates or articles of merger, consolidation, or dissolution pursuant to applicable state law; and (iv) all other actions that the applicable entities determine to be necessary or appropriate, including making filings or recordings that may be required by applicable state law in connection with such transactions.  The Restructuring Transactions may include one or more mergers, consolidations, restructures, dispositions, liquidations, or dissolutions, as may be determined by the Reorganized Debtors to be necessary or appropriate to result in substantially all of the respective assets, properties, rights, liabilities, duties, and obligations of certain of the Reorganized Debtors vesting in one or more surviving, resulting, or acquiring corporations.  In each case in which the surviving, resulting, or acquiring corporation in any such transaction is a successor to a Reorganized Debtor, such surviving, resulting, or acquiring corporation will perform the obligations of the applicable Reorganized Debtor pursuant to the Plan to pay or otherwise satisfy the Allowed Claims against such Reorganized Debtor, except as provided in any contract, instrument, or other agreement or document effecting a disposition to such surviving, resulting, or acquiring corporation, which may provide that another Reorganized Debtor will perform such obligations.

5.3          Continued Corporate Existence and Vesting of Assets in the Reorganized Debtors.    Subject to the Restructuring Transactions defined in Section 5.2 of this Plan, after the Effective Date the Reorganized Debtors shall continue to exist as separate corporate entities in accordance with the applicable law in the respective jurisdiction in which they are incorporated and pursuant to their respective certificates or articles of incorporation and by-laws in effect prior to the Effective Date, except to the extent such certificates or articles of incorporation and by-laws are amended under this Plan.  Notwithstanding anything to the contrary in this Plan, including Section 5.1 hereof as to substantive consolidation, the Unimpaired Claims of a particular Debtor or Reorganized Debtor shall remain the obligations solely of such Debtor or Reorganized Debtor and shall not become obligations of any other Debtor or Reorganized Debtor by virtue of this Plan, the Chapter 11 Cases, or otherwise.  Except as otherwise provided in this Plan, on and after the Effective Date, all property of the Estate of the Debtors, including all claims, rights, and causes of action and any property acquired by the Debtors or the Reorganized Debtors under or in connection with this Plan, shall vest in the Reorganized Debtors free and clear of all Claims, liens, charges, other encumbrances, and Interests, subject to the Restructuring Transactions defined in Section 5.2 of this Plan.  On and after the Effective Date, the Reorganized Debtors may operate their businesses and may use, acquire, and dispose of property and compromise or settle any Claims without supervision of or approval by the Bankruptcy Court and free and clear of any restrictions of the Bankruptcy Code or the Bankruptcy Rules, other than restrictions expressly imposed by this Plan or the Confirmation Order.  Without limiting the foregoing, the Reorganized Debtors may pay the charges that they incur on or after the Effective Date for professionals’ fees, disbursements, expenses, or related support services without application to the Bankruptcy Court.

5.4          Corporate Governance, Directors, Officers, and Corporate Action.

(a)           Certificates of Incorporation and By-Laws.  Effective on the Effective Date, the certificate of incorporation and by-laws of Reorganized McLeodUSA shall be amended substantially as set forth in Exhibits A and B, respectively, to the Plan, which shall (i) include, among other things, pursuant to section 1123(a)(6) of the Bankruptcy Code, a provision prohibiting the issuance of non-voting equity securities, but only to the extent required by section 1123(a)(6) of the Bankruptcy Code; and (ii) authorize the issuance of New Common Stock in an amount not less than the amount necessary to permit the distributions thereof required or contemplated by this Plan.  In addition, the certificates or articles of incorporation and by-laws of the Affiliate Debtors shall be amended as necessary to satisfy the provisions of this Plan and the Bankruptcy Code.  After the Effective Date, the Reorganized Debtors may amend and restate their certificates or articles of incorporation and by-laws as permitted by applicable law.

(b)           Directors and Officers of the Reorganized Debtors.  Subject to any requirement of Bankruptcy Court approval pursuant to section 1129(a)(5) of the Bankruptcy Code, as of the Effective Date, the initial directors and officers of Reorganized McLeodUSA shall be the persons identified in the Plan Supplement.  The board of directors of Reorganized McLeodUSA shall have seven (7) members.  The boards of directors of the Reorganized Debtors other than Reorganized McLeodUSA shall be comprised of members of the board of directors of Reorganized McLeodUSA, or such other persons as are designated by the board of directors of Reorganized McLeodUSA.  Pursuant to section 1129(a)(5), the Debtors will disclose in the Plan Supplement the identity and affiliations of any person proposed to serve on the initial board of directors of Reorganized McLeodUSA, and, to the extent such person is an insider other than by virtue of being a director, the nature of any compensation for such person.  The classification and composition of the board of directors of each of the Reorganized Debtors shall be consistent with the Amended Certificate of Incorporation; provided, however, that the length of the initial term of each director shall be two (2) years.  Each such director and officer shall serve from and after the Effective Date pursuant to the terms of the Amended Certificate of Incorporation, the other constituent documents of the Reorganized Debtors, and applicable law.  Each member of the board of directors of each of the Debtors will be deemed to have resigned on the Effective Date.

(c)           Corporate Action.  On the Effective Date, the adoption of the Amended Certificate of Incorporation or similar constituent documents, the adoption of the Amended By-Laws, the selection of directors and officers for the Reorganized Debtors, and all other actions contemplated by this Plan shall be authorized and approved in all respects (subject to the provisions of this Plan).  All matters provided for in this Plan involving the corporate structure of the Debtors or the Reorganized Debtors, and any corporate action required by the Debtors or the Reorganized Debtors in connection with this Plan, shall be deemed to have timely occurred in accordance with applicable law and shall be in effect, without any requirement of further action by the security holders or directors of the Debtors or the Reorganized Debtors.  On the Effective Date, the appropriate officers of the Reorganized Debtors and members of the boards of directors of the Reorganized Debtors are authorized and directed to issue, execute, and deliver the agreements, documents, securities, and instruments contemplated by this Plan in the name of and on behalf of the Reorganized Debtors.

5.5          Cancellation of Notes, Instruments, Debentures, Preferred Stock and Common Stock.  On the Effective Date, except as otherwise provided for herein, (a) the Senior Prepetition Credit Agreement, Junior Prepetition Credit Agreement, Senior Prepetition Notes, Junior Prepetition Notes, Old Common Stock, Old Preferred Stock and any other notes, bonds (with the exception of surety bonds outstanding), indentures, or other instruments or documents evidencing or creating any indebtedness or obligations of a Debtor that are Impaired under this Plan shall be cancelled, and (b) the obligations of the Debtors under any agreements, indentures, or certificates of designation governing the Senior Prepetition Lender Claims, Junior Prepetition Lender Claims, Lease Rejection Claims, Old Common Stock, Old Preferred Stock and any other Claims or any notes, bonds, indentures, or other instruments or documents evidencing or creating any Claims against a Debtor that are Impaired under this Plan shall be discharged.  As of the Effective Date, all Old Common Stock and Old Preferred Stock that has been authorized to be issued but that has not been issued shall be deemed cancelled and extinguished without any further action of any party.

5.6          Issuance of New Securities and Related Matters.

(a)           Issuance of New Securities.  On or as soon as reasonably practicable after the Effective Date, the Reorganized Debtors shall issue (subject to Section 5.6(e) of this Plan), all instruments, certificates and other documents, including the New Common Stock and the New Term Loan Notes required to be issued or distributed pursuant to this Plan without further act or action under applicable law, regulation, order, or rule.  The issuance of the New Common Stock and the New Term Loan Notes and the distribution thereof under this Plan shall be exempt from registration under applicable securities laws pursuant to section 1145(a) of the Bankruptcy Code.  Without limiting the effect of Section 1145 of the Bankruptcy Code, all documents, agreements, and instruments entered into on or as of the Effective Date contemplated by or in furtherance of this Plan, including, without limitation, the Exit Facility Credit Agreement, the New Stockholders Agreement, the Registration Rights Agreement, and any other agreement entered into in connection with the foregoing, shall become effective and binding in accordance with their respective terms and conditions upon the parties thereto.

(b)           Registration Rights Agreement.  Without limiting the effect of section 1145 of the Bankruptcy Code, on the Effective Date, Reorganized McLeodUSA will enter into the Registration Rights Agreement for the benefit of the Holders of New Common Stock substantially in the form attached to this Plan as Exhibit F.

(c)           Termination of Registration.  Subject to any requirements of law, promptly following the Effective Date, Reorganized McLeodUSA shall terminate the registration of its securities and suspend all reporting obligations pursuant to the Exchange Act.

(d)           Stock Exchange Listing.  If and when the Reorganized Debtors complete an initial public offering of the New Common Stock or other registration of New Common Stock for public sale, the Reorganized Debtors shall use their best efforts, subject to the New Stockholders Agreement, to list the New Common Stock on a United States national stock exchange.

(e)           Execution and Delivery of the New Stockholders Agreement and Registration Rights Agreement and Distribution of the New Common Stock.  On or as soon as reasonably practicable after the Effective Date, all of the shares of New Common Stock to which any Holder of a Class 5 Claim shall become entitled pursuant to the Plan shall be issued in the name of such Holder subject to the terms and conditions of the New Stockholders Agreement, the Registration Rights Agreement and the other terms and conditions of this Plan and distributed to such Holder following (but only upon) the execution and delivery to McLeodUSA by such Holder of the New Stockholders Agreement and the Registration Rights Agreement.  In the period pending distribution of New Common Stock to any Holder of a Class 5 Claim, such Holder shall be bound by, have the benefit of and be entitled to enforce the terms and conditions of the New Stockholders Agreement and Registration Rights Agreement and shall be entitled to vote, receive any dividends or other distributions payable in respect of such Holder’s New Common Stock (including, receiving any proceeds of any transfer of such New Common Stock), and to exercise all other rights in respect of the New Common Stock (so that such Holder shall be deemed for tax purposes to be the owner of the New Common Stock issued in the name of such Holder)

5.7          Exit Financing. On the Effective Date, without any requirement of further action by security holders or directors of the Debtors or Reorganized Debtors, the Reorganized Debtors shall be authorized and directed to enter into the Exit Facility Credit Agreement, as well as any notes, documents, or agreements in connection therewith, including, without limitation, any documents required in connection with creation or perfection of the liens on the Exit Facility Collateral.

5.8          Management Stock Plan Awards.  On the Effective Date, there shall be authorized and reserved for issuance a number of shares of New Common Stock equal to 10% of the New Common Stock (on a fully diluted basis, after giving effect to the issuance of New Common Stock to holders of claims hereunder) for the purpose of awards of New Common Stock, restricted stock, options or warrants (or similar instruments) thereon, to officers and other employees of the Reorganized Debtors pursuant to a Management Stock Plan (which may grant awards of any amount up to the 10% of the New Common Stock authorized and reserved for issuance) approved after the Effective Date by the board of directors of Reorganized McLeodUSA in its sole discretion, and without further action by security holders of the Reorganized Debtors.

5.9          Sources of Cash for Plan Distributions.  Except as otherwise provided in this Plan or the Confirmation Order, all Cash necessary for Reorganized Debtors to make payments pursuant to this Plan shall be obtained from existing Cash balances, the operations of the Debtors and the Reorganized Debtors, sales of assets or the Exit Facility Credit Agreement.  The Reorganized Debtors may also make such payments using Cash received from their subsidiaries through the Reorganized Debtors’ consolidated cash management systems.

5.10        Professional Fees.  All unpaid Professional fees incurred prior to the Effective Date shall be subject to final allowance or disallowance upon application to the Bankruptcy Court pursuant to sections 330 or 503(b)(4) of the Bankruptcy Code.  Final applications for Professional Fees for services rendered in connection with the Chapter 11 Cases shall be filed with the Bankruptcy Court no later than thirty (30) days after the Effective Date.

5.11        MCI Settlement.  Pursuant to Sections 1123(b)(3) and (6) of the Bankruptcy Code, and Bankruptcy Rule 9019, on the Effective Date, the MCI Settlement Agreement shall be deemed ratified and binding on the Debtors and the Reorganized Debtors.

5.12        AT&T Settlement.  Pursuant to Sections 1123(b)(3) and (6) of the Bankruptcy Code, and Bankruptcy Rule 9019, on the Effective Date, the AT&T Settlement Agreement shall be deemed ratified and binding on the Debtors and the Reorganized Debtors.

ARTICLE VI

PROVISIONS GOVERNING DISTRIBUTIONS

6.1          Distributions for Claims Allowed as of the Effective Date.  Except as otherwise provided herein or as ordered by the Bankruptcy Court, distributions to be made on account of Allowed Claims as of the Effective Date, shall be made on the Effective Date or as soon thereafter as is practicable.  Any distribution to be made on the Effective Date pursuant to this Plan shall be deemed as having been made on the Effective Date if such distribution is made on the Effective Date or as soon thereafter as is practicable.  Any payment or distribution required to be made under this Plan on a day other than a Business Day shall be made on the next succeeding Business Day.  Notwithstanding the date on which any distribution of securities is made to a Holder of an Allowed Claim, as of the date of the distribution such Holder shall be deemed to have the rights of a Holder of such securities (subject to the terms and conditions of this Plan) distributed as of the Effective Date.

6.2          Distributions for Claims that Become Allowed after the Effective Date.  Distributions on account of Allowed Claims that first become Allowed Claims after the Effective Date shall be made pursuant to Section 8.4 of this Plan.

6.3          Interest on Claims. Unless otherwise specifically provided for in this Plan, the Confirmation Order or other order of the Bankruptcy Court, or required by applicable bankruptcy law, postpetition interest shall not accrue or be paid on any Claims, and no Holder of a Claim shall be entitled to interest accruing on or after the Petition Date on any Claim.

6.4          Distributions by Disbursing Agent.  Other than as specifically set forth below, the Disbursing Agent shall make all distributions required to be made under this Plan.  Distributions on account of Prepetition Lender Claims shall be made by the Disbursing Agent directly to the individual Holders of Prepetition Lender Claims.  The Reorganized Debtors may act as Disbursing Agent or may employ or contract with other entities to assist in or make the distributions required by this Plan.

6.5          Delivery of Distributions and Undeliverable or Unclaimed Distributions.

(a)           Delivery of Distributions in General.  Distributions to Holders of Allowed Claims shall be made at the addresses set forth in the Debtors’ records unless such addresses are superseded by proofs of claim or transfers of claim filed pursuant to Bankruptcy Rule 3001.

(b)           Undeliverable and Unclaimed Distributions.

(i)    Holding and Investment of Undeliverable and Unclaimed Distributions.  If the distribution to any Holder of an Allowed Claim is returned to the Reorganized Debtors or the Disbursing Agent as undeliverable or is otherwise unclaimed, no further distributions shall be made to such Holder unless and until the Reorganized Debtors or the Disbursing Agent is notified in writing of such Holder’s then current address.

(ii)   After Distributions Become Deliverable.  The Disbursing Agent shall make all distributions that have become deliverable or have been claimed since the Distribution Date as soon as practicable after such distribution has become deliverable.

(iii)  Failure to Claim Undeliverable Distributions.  Any Holder of an Allowed Claim that does not assert a claim pursuant to this Plan for an undeliverable or unclaimed distribution within one (1) year after the Effective Date shall be deemed to have forfeited its claim for such undeliverable or unclaimed distribution and shall be forever barred and enjoined from asserting any such claim for an undeliverable or unclaimed distribution against the Debtors or their Estates, the Reorganized Debtors or their property.  In such cases, any Cash for distribution on account of such claims for undeliverable or unclaimed distributions shall become the property of the Estates free of any restrictions thereon and notwithstanding any federal or state escheat laws to the contrary subject to the liens of the Prepetition Lenders.  Any New Common Stock held for distribution on account of such Claim shall be canceled and of no further force or effect.  Nothing contained in this Plan shall require any Disbursing Agent, including, but not limited to, the Reorganized Debtors, to attempt to locate any Holder of an Allowed Claim.  This section 6.5(b) shall not apply to New Common Stock held for distribution pending satisfaction of the conditions set forth in Section 5.6(e) of this Plan.

6.6          Record Date for Distributions.  The Reorganized Debtors and the Disbursing Agent will have no obligation to recognize the transfer of, or the sale of any participation in, any Allowed Claim that occurs after the close of business on the Distribution Record Date, and will be entitled for all purposes herein to recognize and distribute only to those Holders of Allowed Claims that are Holders of such Claims, or participants therein, as of the close of business on the Distribution Record Date.  The Reorganized Debtors and the Disbursing Agent shall instead be entitled to recognize and deal for all purposes under this Plan with only those record holders stated on the official claims register as of the close of business on the Distribution Record Date.

6.7          Allocation of Plan Distributions Between Principal and Interest.  To the extent that any Allowed Claim entitled to a distribution under this Plan is comprised of indebtedness and accrued but unpaid interest thereon, such distribution shall, for all income tax purposes, be allocated to the principal amount of the Claim first and then, to the extent that the consideration exceeds the principal amount of the Claim, to the portion of such Claim representing accrued but unpaid interest.

6.8          Means of Cash Payment. Payments of Cash made pursuant to this Plan shall be in U.S. dollars and shall be made, at the option and in the sole discretion of the Reorganized Debtors, by (a) checks drawn on or (b) wire transfer from a domestic bank selected by the Reorganized Debtors.  Cash payments to foreign creditors may be made, at the option of the Reorganized Debtors, in such funds and by such means as are necessary or customary in a particular foreign jurisdiction.

6.9          Withholding and Reporting Requirements.  In connection with this Plan and all distributions thereunder, the Reorganized Debtors shall comply with all withholding and reporting requirements imposed by any federal, state, local, or foreign taxing authority, and all distributions hereunder shall be subject to any such withholding and reporting requirements.  The Reorganized Debtors shall be authorized to take any and all actions that may be necessary or appropriate to comply with such withholding and reporting requirements.  All persons holding Claims or Interests shall be required to provide any information necessary to effect information reporting and the withholding of such taxes.  Notwithstanding any other provision of this Plan, (a) each Holder of an Allowed Claim that is to receive a distribution pursuant to this Plan shall have sole and exclusive responsibility for the satisfaction and payment of any tax obligations imposed by any governmental unit, including income, withholding, and other tax obligations, on account of such distribution, and (b) no distribution shall be made to or on behalf of such Holder pursuant to this Plan unless and until such Holder has made arrangements satisfactory to the Reorganized Debtors for the payment and satisfaction of such tax obligations.

6.10        Setoffs.  The Reorganized Debtors may, pursuant to section 553 of the Bankruptcy Code or applicable nonbankruptcy laws, but shall not be required to, set off against any Claim, the payments or other distributions to be made pursuant to this Plan in respect of such Claim, or claims of any nature whatsoever that the Debtors or the Reorganized Debtors may have against the Holder of such Claim; provided, however, that neither the failure to do so nor the allowance of any Claim hereunder shall constitute a waiver or release by the Reorganized Debtors of any such claim that the Debtors or the Reorganized Debtors may have against such Holder.

6.11        Fractional Shares.  No fractional shares of New Common Stock shall be distributed.  Where a fractional share would otherwise be called for, the actual issuance shall reflect a rounding up (in the case of .50 or more than .50) of such fraction to the nearest whole New Common Stock share or a rounding down of such fraction (in the case of less than .50).

ARTICLE VII

TREATMENT OF EXECUTORY CONTRACTS AND UNEXPIRED LEASES

7.1          Assumption of Executory Contracts and Unexpired Leases.  On the Effective Date, all executory contracts or unexpired leases of the Debtors will be deemed assumed in accordance with, and subject to, the provisions and requirements of sections 365 and 1123 of the Bankruptcy Code, except those executory contracts and unexpired leases that (a) have been rejected by order of the Bankruptcy Court or (b) are the subject of a motion to reject pending on the Effective Date.  Entry of the Confirmation Order by the Bankruptcy Court shall constitute approval of such assumptions pursuant to sections 365(a) and 1123 of the Bankruptcy Code.  Each executory contract and unexpired lease assumed pursuant to this Article VII shall revest in and be fully enforceable by the respective Reorganized Debtor in accordance with its terms, except as modified by the provisions of this Plan, or any order of the Bankruptcy Court authorizing and providing for its assumption or applicable federal law.

7.2          Claims Based on Rejection of Unexpired Leases.  Plan Schedule 7.2 lists the non-residential real property leases to be rejected by the Debtors pursuant to an order of the Bankruptcy Court and the Lease Rejection Claim Amount with respect to each such lease.  Plan Schedule 7.2 shall be filed not later than five (5) Business Days after the Petition Date and shall be updated prior to the Confirmation Date (if necessary) to reflect changes required as a result of the process set forth below.  The Debtors shall provide each Holder of a Class 6 Lease Rejection Claim with notice of its Allowed Lease Rejection Claim Amount.  If a Holder of a Class 6 Lease Rejection Claim disagrees with the Allowed Lease Rejection Claim Amount set forth by the Debtors, such Holder shall file a proof of claim with respect to Claims arising from the rejected unexpired lease within twenty (20) days after the date of entry of an order of the Bankruptcy Court approving such rejection, or such other period as ordered by the Bankruptcy Court.  If a proof of claim is filed within such time, any Claims arising from the rejected unexpired lease and not included in such proof of claim (other than those claims set forth on Plan Schedule 7.2) will be forever barred from assertion against the Debtors or Reorganized Debtors, their Estates, or property unless otherwise ordered by the Bankruptcy Court or provided for in this Plan.  If a proof of claim is received, then the Debtors will attempt to reconcile the Allowed Lease Rejection Claim Amount set forth on Plan Schedule 7.2 with the amount set forth in the proof of claim.  If the Debtor and the party filing a proof of claim are unable to reach a resolution, the Debtors shall set a hearing date, which hearing may be the Confirmation Hearing, at which time the Bankruptcy Court will determine the Allowed Lease Rejection Claim Amount.

7.3          Assumption and Assignment of Executory Contracts and Unexpired Leases in Conjunction with Authorized Asset Sales.  In conjunction with any Authorized Asset Sale, the Debtors shall designate unexpired leases and/or executory contracts assumed pursuant to Section 7.1 of this Plan to be assigned to asset purchasers under an Authorized Asset Sale.  All such executory contracts and unexpired leases shall be assumed and assigned pursuant to the respective Authorized Asset Sale documentation and the Confirmation Order, in accordance with and subject to the provisions and requirements of sections 365 and 1123 of the Bankruptcy Code.  The Confirmation Order or another order entered by the Bankruptcy Court will contain provisions providing for notice of such proposed assumptions and assignments to the counterparties to such executory contracts and/or unexpired leases, and procedures to resolve disputes, if any, related thereto.

7.4          Cure of Defaults of Assumed Executory Contracts and Unexpired Leases.  Any monetary amounts by which each executory contract and unexpired lease to be assumed pursuant to this Plan is in default shall be satisfied, pursuant to section 365(b)(1) of the Bankruptcy Code, by payment of the default amount in Cash on the Effective Date or on such other terms as the parties to each such executory contract or unexpired lease may otherwise agree.  In the event of a dispute regarding (a) the amount of any cure payments, (b) the ability of the Reorganized Debtors or any assignee to provide “adequate assurance of future performance” (within the meaning of section 365 of the Bankruptcy Code) under the contract or lease to be assumed, or (c) any other matter pertaining to assumption, the cure payments required by section 365(b)(1) of the Bankruptcy Code shall be made following the entry of a Final Order resolving the dispute and approving the assumption.

7.5          Compensation and Benefit Programs.  Except as otherwise expressly provided hereunder, all employment and severance contracts and policies, and all compensation and benefit plans, policies, and programs of the Debtors applicable to their employees, retirees, and non-employee directors and the employees and retirees of its subsidiaries, including, without limitation, all savings plans, retirement plans, healthcare plans, disability plans, severance benefit plans, incentive plans, life, and accidental death and dismemberment insurance plans and contracts are treated as executory contracts under this Plan and on the Effective Date will be assumed pursuant to the provisions of sections 365 and 1123 of the Bankruptcy Code.

7.6          Release and Disallowance of Certain Claims.  Pursuant to the Mutual Releases and section 502(e) of the Bankruptcy Code, all claims, causes of action or other rights against the Debtors, based upon acts, omissions, transactions, events or other occurrences taking place on or prior to the Effective Date, including without limitation claims for indemnification or contribution, held by each of the Releasing Officers and Directors (whether pursuant to contract, the charter or by-laws of any Debtor, or otherwise), shall be released and disallowed, except as provided in Section 7.5 of this Plan, the Amended Certificate of Incorporation or By-Laws, or to the extent the survival of any such claim, cause of action or other right is expressly provided for under a contract assumed on or prior to the Effective Date under this Plan or pursuant to order of the Bankruptcy Court with the consent of the Majority Prepetition Lenders.

ARTICLE VIII

PROCEDURES FOR RESOLVING DISPUTED, CONTINGENT AND UNLIQUIDATED CLAIMS

8.1          Objection Deadline; Prosecution of Objections.  No later than 60 days after the Effective Date (unless extended by an order of the Bankruptcy Court), the Debtors or the Reorganized Debtors, as the case may be, shall file objections to Claims with the Bankruptcy Court and serve such objections upon the Holders of each of the Claims to which objections are made; provided, however, the Debtors and Reorganized Debtors shall not object to Claims Allowed pursuant to this Plan.   The Debtors and the Reorganized Debtors shall be authorized to, and shall, resolve all Disputed Claims through settling or by litigating to judgment in the Bankruptcy Court or such other court having jurisdiction the validity, nature, and/or amount thereof.  After the Effective Date, the Reorganized Debtors shall have the exclusive authority to object, settle, compromise, withdraw, assign or litigate to judgment any and all claims, including Administrative Claims.

8.2          No Distributions Pending Allowance.  Notwithstanding any other provision of this Plan, no payments or distributions shall be made with respect to all or any portion of a Disputed Claim unless and until all objections to such Disputed Claim have been settled or withdrawn or have been determined by Final Order, and the Disputed Claim, or some portion thereof, has become an Allowed Claim.

8.3          Disputed Claims Reserve. The Disbursing Agent may, in its sole discretion, establish an appropriate reserve for Disputed Claims in Class 6 in an amount up to the amount which Holders of Disputed Claims in Class 6 would be entitled under this Plan if such Disputed Claims were Allowed Claims in their Disputed Claim Amount.

8.4          Distribution After Allowance.  The Disbursing Agent shall make payment to the Holder of any Disputed Claim that has become an Allowed Claim as soon as practicable after the date such Disputed Claim becomes an Allowed Claim.

8.5          Reservation of Right to Object to Allowance or Asserted Priority of Claims.  Nothing in this Plan shall waive, prejudice or otherwise affect the rights of the Debtors, the Reorganized Debtors or the Holders of any Claim to object at any time, including after the Effective Date, to the allowance or asserted priority of any Claim, including without limitation, whether any such Claim should be treated as a Subordinated Claim.

ARTICLE IX

CONFIRMATION AND CONSUMMATION OF THE PLAN

9.1          Conditions to Confirmation. Confirmation of the Plan shall be subject to satisfaction of the following conditions at or prior to the time the Confirmation Order is entered:

(a)           The Confirmation Order shall be reasonably acceptable in form and substance to the Debtors and the Majority Prepetition Lenders.

(b)           The Bankruptcy Court shall have entered an order, which may be the Confirmation Order (the “Lease Claim Order”), in form and substance reasonably satisfactory to the Majority Prepetition Lenders, fixing each Allowed Lease Rejection Claim at the amount set forth in Plan Schedule 7.2, or such other amount satisfactory to the Majority Prepetition Lenders, pursuant to section 502(b)(6) of the Bankruptcy Code, and disallowing any other Claims of landlords under the leases listed on Plan Schedule 7.2.

(c)           Each director of McLeodUSA as of August 11, 2005 or any time thereafter up to immediately prior to the Effective Date and the Majority Prepetition Lenders as of the Confirmation Date shall have executed the Mutual Release.

(d)           The Confirmation Date shall have occurred not later than the ninetieth (90th) day following the Petition Date.

9.2          Conditions to Effective Date.  The following are conditions precedent to the occurrence of the Effective Date:

(a)           The Confirmation Order confirming this Plan, as such Plan may have been modified with the consent of the Majority Prepetition Lenders, shall have been entered and become a Final Order in form and substance reasonably satisfactory to the Debtors and the Majority Prepetition Lenders.

(b)           The following agreements, in form and substance satisfactory to the Debtors and the Majority Prepetition Lenders, shall have been executed and delivered by all parties thereto, and all conditions precedent thereto shall have been satisfied:

(i)    the Amended Certificate of Incorporation and By-Laws, and the amended certificates of incorporation of all of the Affiliate Debtors;

(ii)   the Exit Facility Credit Agreement and all related documents provided for therein or contemplated thereby; and

(iii)  the New Term Loan Notes.

(c)           The Amended Certificate of Incorporation and By-Laws, as necessary, and the amended certificates of incorporation of the Affiliate Debtors, shall have been filed with the applicable authorities of the relevant jurisdictions of incorporation in accordance with such jurisdictions’ corporation laws.

(d)           The Lease Claim Order shall have become a Final Order.

(e)           All authorizations, consents, certifications, approvals, rulings, no-action letters, opinions or other documents or actions required by any law, regulation or order to be received or to occur in order to implement the Plan on the Effective Date, including by the Federal Communications Commission and state communications regulatory agencies, shall have been obtained or shall have occurred unless failure to do so will not have a material adverse effect on Reorganized McLeodUSA.

(f)            Six (6) members of the board of directors of Reorganized McLeodUSA (not including the new Chief Executive Officer) shall have been selected and shall have expressed a willingness to serve on the board of directors of Reorganized McLeodUSA.

(g)           All other documents and agreements necessary to implement this Plan on the Effective Date shall have been executed and delivered and all other actions required to be taken in connection with the Effective Date shall have occurred.

(h)           The Effective Date shall have occurred not later than the one hundred and twentieth (120th) day following the Petition Date; provided that, upon notice to the Agent under the DIP Credit Agreement and the Prepetition Agents by the Debtors, such date shall be automatically extended for thirty (30) days if any of the conditions in Sections 9.2(b), (e), (f) and (g) of this Plan have not been satisfied.

9.3          Waiver of Conditions. Each of the conditions set forth in Section 9.1 or 9.2 of this Plan may be waived in whole or in part by the Debtors, with consent of the Majority Prepetition Lenders, without any other notice to parties in interest or the Bankruptcy Court and without a hearing.

9.4          Consequences of Non-Occurrence of Effective Date.  If the Effective Date has not occurred within the time period provided in Section 9.2(h) of this Plan (as may be extended by the proviso of such Section), upon notice to such parties in interest as the Bankruptcy Court may direct, the Confirmation Order will be vacated by the Bankruptcy Court.  If the Confirmation Order is vacated, (a) this Plan shall be null and void in all respects; (b) any settlement of Claims or Interests provided for hereby shall be null and void without further order of the Bankruptcy Court; and (c) the time within which the Debtors may assume and assign or reject all executory contracts and unexpired leases shall be extended for a period of thirty (30) days after the date the Confirmation Order is vacated.

ARTICLE X

EFFECT OF PLAN CONFIRMATION

10.1        Binding Effect.  This Plan shall be binding upon and inure to the benefit of the Debtors, all present and former Holders of Claims and Interests, and their respective successors and assigns, including, but not limited to, the Reorganized Debtors.

10.2        Releases.

(a)           Releases by the Debtors.  As of the Effective Date, for good and valuable consideration, the adequacy of which is hereby confirmed, the Debtors and Reorganized Debtors in their individual capacities and as debtors in possession will be deemed to release forever, waive, and discharge all claims, obligations, suits, judgments, damages, demands, debts, rights, causes of action, and liabilities (other than (x) the rights of the Debtors or Reorganized Debtors to enforce this Plan and the contracts, instruments, releases, indentures, and other agreements or documents delivered hereunder, (y) any claims or causes of action against the directors, officers, employees, agents, and the Debtors’ Professionals arising out of the willful misconduct of any such person or entity and (z) claims, obligations, suits, judgments, damages, demands, debts, rights, causes of action, and liabilities arising in the ordinary course of business) whether liquidated or unliquidated, fixed or contingent, matured or unmatured, known or unknown, foreseen, or unforeseen, then existing or thereafter arising, in law, equity, or otherwise that are based in whole or part on any act, omission, transaction, event, or other occurrence taking place on or prior to the Effective Date in any way relating to the Debtors, the Reorganized Debtors, the Chapter 11 Cases, this Plan, or the Disclosure Statement, and that could have been asserted by or on behalf of the Debtors or their Estates or the Reorganized Debtors against (i) the directors, officers, employees, agents of the Debtors, and the Debtors’ Professionals, in each case as of August 11, 2005 or any time thereafter up to immediately prior to the Effective Date, (ii) the Holders of Prepetition Lender Claims and the Prepetition Agents, (iii) the agent under the DIP Credit Agreement and the Holders of DIP Facility Claims and (iv) the respective current professionals (as of the Petition Date and thereafter) of the entities released in subclauses (i) - (iii) acting in such capacity; provided, however, that such release, waiver and discharge shall not be effective as to any director of any Debtor as of August 11, 2005 or any time thereafter up to immediately prior to the Effective Date (in whatever capacity, including, without limitation, as an officer of any Debtor, if applicable), who has not executed and delivered the Mutual Release (notwithstanding any waiver of the condition to confirmation set forth in Section 9.1(c) with respect to such director).

(b)           Releases by Prepetition Lenders.  As of the Effective Date, to the fullest extent permitted by law, each Prepetition Lender shall in consideration for the obligations of the Debtors and the Reorganized Debtors under this Plan and the Cash and the securities, contracts, instruments, releases, and other agreements or documents to be delivered in connection with this Plan, be deemed to have forever released, waived, and discharged all claims, demands, debts, rights, causes of action, or liabilities (other than (x) the right to enforce the Debtors’ or the Reorganized Debtors’ obligations under, and the contracts, instruments, releases, agreements, and documents delivered, reinstated or assumed under, and (y) any claims or causes of action arising out of willful misconduct), whether liquidated or unliquidated, fixed or contingent, matured or unmatured, known or unknown, foreseen or unforeseen, then existing or thereafter arising, in law, equity, or otherwise that are based in whole or in part on any act or omission, transaction, event, or other occurrence taking place on or prior to the Effective Date in any way relating to the Debtors, the Reorganized Debtors, the Chapter 11 Cases, this Plan, or the Disclosure Statement against (i) the Debtors and the Reorganized Debtors, (ii) the directors, officers, employees, agents of the Debtors, and the Debtors’ Professionals, in each case as of August 11, 2005 or any time thereafter up to immediately prior to the Effective Date (excluding, for the avoidance of doubt, claims with respect to or relating to any personal banking or investment relationships), (iii) the Holders of Prepetition Lender Claims and the Prepetition Agents, (iv) the agent under the DIP Credit Agreement and the Holders of DIP Facility Claims and (v) the respective current professionals (as of the Petition Date and thereafter)

of the entities released in subclauses (i) - (iv) acting in such capacity; provided, however, that such release, waiver and discharge shall not be effective as to any director of any Debtor as of August 11, 2005 or any time thereafter up to immediately prior to the Effective Date (in whatever capacity, including, without limitation, as an officer of any Debtor, if applicable), who has not executed and delivered the Mutual Release (notwithstanding any waiver of the condition to confirmation set forth in Section 9.1(c) with respect to such director).

(c)           Injunction Related to Releases.  The Confirmation Order will permanently enjoin the commencement or prosecution by any entity, whether directly, derivatively or otherwise, of any claims, obligations, suits, judgments, damages, demands, debts, rights, causes of action, or liabilities released pursuant to this Plan, including but not limited to the claims, obligations, suits, judgments, damages, demands, debts, rights, causes of action, or liabilities released in this Section 10.2.

(d)           Special Provisions Regarding Releases.  Notwithstanding anything in Section 7.6, Section 10.2 or the Mutual Releases (the “Release Provisions”) to the contrary, any person or entity may assert any claim released or purported to be released in the Release Provisions as a defense or counterclaim (but no affirmative recovery may be obtained) to any suit or action that (i) is commenced by a person or entity that grants or that was purported to be deemed to have granted a release under the Release Provisions and (ii) asserts a claim or cause of action released or purported to be released under the Release Provisions.

10.3        Discharge of Claims and Termination of Interests. Except as otherwise provided herein or in the Confirmation Order, all consideration distributed under this Plan shall be in exchange for, and in complete satisfaction, settlement, discharge, and release of, all Claims and Interests (other than those Claims that are Unimpaired under this Plan) of any nature whatsoever against the Debtors or any of their assets or properties, and regardless of whether any property shall have been distributed or retained pursuant to this Plan on account of such Claims and Interests.  Upon the Effective Date, the Debtors, and each of them, shall be deemed discharged and released under section 1141(d)(1)(A) of the Bankruptcy Code from any and all Claims and Interests (other than Claims that are not Impaired), including, but not limited to, demands and liabilities that arose before the Confirmation Date, and all debts of the kind specified in section 502(g), 502(h), or 502(i) of the Bankruptcy Code, and the Old Preferred Stock and the Old Common Stock shall be terminated.

10.4        Preservation of Rights of Action and Settlement of Litigation Claims.  Except as otherwise provided in this Plan, the Confirmation Order, or in any document, instrument, release, or other agreement entered into in connection with this Plan, in accordance with section 1123(b) of the Bankruptcy Code, the Debtors and their Estates shall retain the Litigation Claims.  The Reorganized Debtors, as the successors in interest to the Debtors and the Estates, may enforce, sue on, settle, or compromise (or decline to do any of the foregoing) any or all of the Litigation Claims.  Notwithstanding the foregoing, the Debtors and the Reorganized Debtors shall not file, commence, or pursue any claim, right, or cause of action under sections 544 through 550 of the Bankruptcy Code; provided, however, that, notwithstanding any statute of limitations (including, without limitation, section 546 of the Bankruptcy Code), the Debtors and Reorganized Debtors shall have the right to assert or raise such causes of action (a) as defenses or counterclaims (up to the amount asserted in the Claims against the Debtors), and (b) in connection with the Claims objection process, in which case such causes of action can be raised as an objection to a Claim and not as defenses or counterclaims.

10.5        Exculpation and Limitation of Liability. Neither the Debtors, the Reorganized Debtors, Holders of DIP Facility Claims, the agent under the DIP Credit Agreement, the Holders of Prepetition Lender Claims, the Prepetition Agents nor any of their respective present or former members, officers, directors, employees, advisors, or attorneys shall have or incur any liability to, or be subject to any right of action by, any Holder of a Claim or an Interest, or any other party in interest, or any of their respective agents, employees, representatives, financial advisors, attorneys, or agents acting in such capacity, or affiliates, or any of their successors or assigns, for any act or omission in connection with, relating to, or arising out of, the Chapter 11 Case, formulating, negotiating, or implementing this Plan, the solicitation of acceptances of this Plan, the pursuit of confirmation of this Plan, the confirmation of this

Plan, the consummation of this Plan, or the administration of this Plan or the property to be distributed under this Plan, except for their gross negligence or willful misconduct, and in all respects shall be entitled to reasonably rely upon the advice of counsel with respect to their duties and responsibilities under this Plan.

10.6        Injunction.

(a)           Except as otherwise provided in this Plan, the Confirmation Order shall provide, among other things, that from and after the Confirmation Date all Persons who have held, hold, or may hold Claims against or Interests in the Debtors are (i) permanently enjoined from taking any of the following actions against the Estate(s), or any of their property, on account of any such Claims or Interests and (ii) permanently enjoined from taking any of the following actions against any of the Debtors, the Reorganized Debtors or their property on account of such Claims or Interests: (A) commencing or continuing, in any manner or in any place, any action, or other proceeding; (B) enforcing, attaching, collecting, or recovering in any manner any judgment, award, decree or order; (C) creating, perfecting, or enforcing any lien or encumbrance; (D) asserting a setoff, right of subrogation, or recoupment of any kind against any debt, liability or obligation due to the Debtors; and (E) commencing or continuing, in any manner or in any place, any action that does not comply with or is inconsistent with the provisions of this Plan; provided, however, that nothing contained herein shall preclude such persons from exercising their rights pursuant to and consistent with the terms of this Plan.

(b)           By accepting distributions pursuant to this Plan, each Holder of an Allowed Claim will be deemed to have specifically consented to the injunctions set forth in this Section 10.6.

10.7        Term of Bankruptcy Injunction or Stays.  All injunctions or stays provided for in the Chapter 11 Cases under section 105 or 362 of the Bankruptcy Code, or otherwise, and in existence on the Confirmation Date, shall remain in full force and effect until the Effective Date.

10.8        Termination of Subordination Rights and Settlement of Related Claims.  The classification and manner of satisfying all Claims and Interests under this Plan take into consideration all subordination rights, whether arising by contract or under general principles of equitable subordination, section 510(b) or 510(c) of the Bankruptcy Code, or otherwise.  Except as provided in Section 8.5 of this Plan, all subordination rights that a Holder of a Claim or Interest may have with respect to any distribution to be made pursuant to this Plan will be discharged and terminated, and all actions related to the enforcement of such subordination rights will be permanently enjoined.  Accordingly, distributions pursuant to this Plan to Holders of Allowed Claims will not be subject to payment to a beneficiary of such terminated subordination rights, or to levy, garnishment, attachment, or other legal process by a beneficiary of such terminated subordination rights.

ARTICLE XI

RETENTION OF JURISDICTION

Pursuant to sections 105(c) and 1142 of the Bankruptcy Code and notwithstanding entry of the Confirmation Order and the occurrence of the Effective Date, the Bankruptcy Court will retain exclusive jurisdiction over all matters arising out of, and related to, the Chapter 11 Cases and this Plan to the fullest extent permitted by law, including, among other things, jurisdiction to:

(a)           allow, disallow, determine, liquidate, classify, estimate, or establish the priority or secured or unsecured status of any Claim or Interest, including the resolution of any request for payment of any Administrative Claim or Priority Tax Claim and the resolution of any objections to the allowance or priority of Claims or Interests;

(b)           grant or deny any applications for allowance of compensation or reimbursement of expenses authorized pursuant to the Bankruptcy Code or this Plan for periods ending on or before the Effective Date;

(c)           resolve any matters related to the assumption, assumption, and assignment, or rejection of any executory contract or unexpired lease to which any Debtor is a party or with respect to which any Debtor or the Reorganized Debtor may be liable and to hear, determine, and, if necessary, liquidate any Claims arising therefrom;

(d)           ensure that distributions to Holders of Allowed Claims are accomplished pursuant to the provisions of this Plan;

(e)           decide or resolve any motions, adversary proceedings, contested, or litigated matters and any other matters and grant or deny any applications involving the Debtors that may be pending on the Effective Date;

(f)            enter such orders as may be necessary or appropriate to implement or consummate the provisions of this Plan and all contracts, instruments, releases, and other agreements or documents created in connection with this Plan, the Disclosure Statement, or the Confirmation Order;

(g)           resolve any cases, controversies, suits, or disputes that may arise in connection with the consummation, interpretation ,or enforcement of this Plan or any contract, instrument, release, or other agreement or document that is executed or created pursuant to this Plan, or any entity’s rights arising from or obligations incurred in connection with this Plan or such documents;

(h)           approve any modification of this Plan before or after the Effective Date pursuant to section 1127 of the Bankruptcy Code or approve any modification of the Disclosure Statement, the Confirmation Order, or any contract, instrument, release, or other agreement or document created in connection with this Plan, the Disclosure Statement or the Confirmation Order, or remedy any defect or omission or reconcile any inconsistency in any Bankruptcy Court order, this Plan, the Disclosure Statement, the Confirmation Order, or any contract, instrument, release, or other agreement or document created in connection with this Plan, the Disclosure Statement, or the Confirmation Order, in such manner as may be necessary or appropriate to consummate this Plan;

(i)            hear and determine all applications for compensation and reimbursement of expenses of Professionals under this Plan or under sections 330, 331, 503(b), 1103, and 1129(c)(9) of the Bankruptcy Code, which shall be payable by the Debtors only upon allowance thereof pursuant to the order of the Bankruptcy Court, provided, however, that the fees and expenses of the Reorganized Debtors, incurred after the Effective Date, including counsel fees, may be paid by the Reorganized Debtors in the ordinary course of business and shall not be subject to the approval of the Bankruptcy Court;

(j)            issue injunctions, enter and implement other orders, or take such other actions as may be necessary or appropriate to restrain interference by any entity with consummation, implementation, or enforcement of this Plan or the Confirmation Order;

(k)           hear and determine causes of action by or on behalf of the Debtors or the Reorganized Debtors;

(l)            hear and determine matters concerning state, local and federal taxes in accordance with sections 346, 505, and 1146 of the Bankruptcy Code;

(m)          enter and implement such orders as are necessary or appropriate if the Confirmation Order is for any reason or in any respect modified, stayed, reversed, revoked, or vacated, or distributions pursuant to this Plan are enjoined or stayed;

(n)           determine any other matters that may arise in connection with or relate to this Plan, the Disclosure Statement, the Confirmation Order, or any contract, instrument, release, or other agreement, or document created in connection with this Plan, the Disclosure Statement or the Confirmation Order;

(o)           enforce all orders, judgments, injunctions, releases, exculpations, indemnifications, and rulings entered in connection with the Chapter 11 Cases;

(p)           hear and determine all matters related to (i) the property of the Estates from and after the Confirmation Date and (ii) the activities of the Reorganized Debtors;

(q)           hear and determine disputes with respect to compensation of the Reorganized Debtors’ professional advisors;

(r)            hear and determine such other matters as may be provided in the Confirmation Order or as may be authorized under the Bankruptcy Code; and

(s)           enter an order closing the Chapter 11 Cases.

ARTICLE XII

MISCELLANEOUS PROVISIONS

12.1        Effectuating Documents and Further Transactions. Each of the Debtors or the Reorganized Debtors is authorized to execute, deliver, file, or record such contracts, instruments, releases, and other agreements or documents and take such actions as may be necessary or appropriate to effectuate, implement, and further evidence the terms and conditions of this Plan and any notes or securities issued pursuant to this Plan.

12.2        Corporate Action.  Prior to, on, or after the Effective Date (as appropriate), all matters expressly provided for under this Plan that would otherwise require approval of the stockholders or directors of one (1) or more of the Debtors or the Reorganized Debtors shall be deemed to have occurred and shall be in effect prior to, on, or after the Effective Date (as appropriate) pursuant to the applicable general corporation law of the states in which the Debtors or the Reorganized Debtors are incorporated without any requirement of further action by the stockholders or directors of the Debtors or the Reorganized Debtors.

12.3        Exemption from Transfer Taxes.  Pursuant to section 1146(c) of the Bankruptcy Code, (a) the issuance, transfer, or exchange of notes or equity securities under this Plan; (b) the creation of any mortgage, deed of trust, lien, pledge, or other security interest; (c) the making or assignment of any lease or sublease; or (d) the making or delivery of any deed or other instrument of transfer under, in furtherance of, or in connection with, this Plan, including, without limitation, any Authorized Asset Sales; merger agreements; agreements of consolidation, restructuring, disposition, liquidation, or dissolution; deeds; bills of sale; and transfers of tangible property, will not be subject to any stamp tax, recording tax, personal property tax, real estate transfer tax, sales, or use tax or other similar tax.  Unless the Bankruptcy Court orders otherwise, all sales, transfers, and assignments of owned and leased property approved by the Bankruptcy Court on or prior to the Effective Date, shall be deemed to have been in furtherance of, or in connection with, this Plan.

12.4        Payment of Statutory Fees.  All fees payable pursuant to section 1930 of title 28, United States Code, as determined by the Bankruptcy Court at the Confirmation Hearing, shall be paid on the Effective Date.

12.5        Amendment or Modification of the Plan.  Subject to section 1127 of the Bankruptcy Code and, to the extent applicable, sections 1122, 1123, and 1125 of the Bankruptcy Code, the

Debtors may, with the written consent of the Majority Prepetition Lenders, alter, amend, or modify this Plan at any time prior to or after the Confirmation Date but prior to the substantial consummation of this Plan.  A Holder of a Claim that has accepted this Plan shall be deemed to have accepted the Plan, as altered, amended or modified, if the proposed alteration, amendment or modification does not materially and adversely change the treatment of the Claim of such Holder.

12.6        Severability of Plan Provisions.  If, prior to the Confirmation Date, any term or provision of this Plan is determined by the Bankruptcy Court to be invalid, void, or unenforceable, the Bankruptcy Court will have the power to alter and interpret such term or provision to make it valid or enforceable to the maximum extent practicable, consistent with the original purpose of the term or provision held to be invalid, void, or unenforceable, and such term or provision will then be applicable as altered or interpreted.  Notwithstanding any such holding, alteration or interpretation, the remainder of the terms and provisions of this Plan will remain in full force and effect and will in no way be affected, impaired, or invalidated by such holding, alteration, or interpretation.  The Confirmation Order will constitute a judicial determination and will provide that each term and provision of this Plan, as it may have been altered or interpreted in accordance with the foregoing, is valid and enforceable pursuant to its terms.

12.7        Successors and Assigns.  This Plan shall be binding upon and inure to the benefit of the Debtors, and their respective successors and assigns, including, without limitation, the Reorganized Debtors.  The rights, benefits, and obligations of any entity named or referred to in this Plan shall be binding on, and shall inure to the benefit of, any heir, executor, administrator, successor, or assign of such entity.

12.8        Revocation, Withdrawal, or Non-Consummation. The Debtors reserve the right to revoke or withdraw this Plan as to any or all of the Debtors prior to the Confirmation Date and to file subsequent plans of reorganization.  If the Debtors revoke or withdraw this Plan as to any or all of the Debtors, or if confirmation or consummation as to any or all of the Debtors does not occur, then, with respect to such Debtors, (a) this Plan shall be null and void in all respects, (b) any settlement or compromise embodied in this Plan (including the fixing or limiting to an amount certain any Claim or Interest or Class of Claims or Interests), assumption or rejection of executory contracts or leases affected by this Plan, and any document or agreement executed pursuant to this Plan shall be deemed null and void, and (c) nothing contained in this Plan shall (i) constitute a waiver or release of any Claims by or against, or any Interests in, such Debtors or any other Person, (ii) prejudice in any manner the rights of such Debtors or any other Person, or (iii) constitute an admission of any sort by the Debtors or any other Person.

12.9        Notice.  All notices, requests, and demands to or upon the Debtors or the Reorganized Debtors to be effective shall be in writing and, unless otherwise expressly provided herein, shall be deemed to have been duly given or made when actually delivered or, in the case of notice by facsimile transmission, when received and telephonically confirmed, addressed as follows:

McLEODUSA INCORPORATED
6400 C Street SW
P.O. Box 3177
Cedar Rapids, IA 52406-3177
Telephone:	(319) 790-7775
Facsimile:	(319) 790-7008
Attn:	James E. Thompson, Esq.

with a copy to:

SKADDEN, ARPS, SLATE, MEAGHER
& FLOM LLP
333 West Wacker Drive
Chicago, Illinois 60606
Telephone:	(312) 407-0700
Facsimile:	(312) 407-0411
Attn:	Timothy R. Pohl, Esq.

Counsel to the Debtors

with a copy to:

DAVIS POLK & WARDWELL
450 Lexington Avenue
New York, NY 10017
Telephone:	(212) 450-4000
Facsimile:	(212) 450-3800
Attn:	Donald S. Bernstein, Esq.

Counsel to the Prepetition Agents

12.10      Governing Law.  Except to the extent that the Bankruptcy Code, the Bankruptcy Rules or other federal law is applicable, or to the extent that an exhibit or schedule to this Plan provides otherwise, the rights and obligations arising under this Plan shall be governed by, and construed and enforced in accordance with, the laws of Illinois, without giving effect to the principles of conflicts of law of such jurisdiction.

12.11      Tax Reporting and Compliance.  The Reorganized Debtors are hereby authorized, on behalf of each of the Debtors, to request an expedited determination under section 505(b) of the Bankruptcy Code of the tax liability of the Debtors for all taxable periods ending after the Petition Date through, and including, the Effective Date.

12.12      Exhibits.  All exhibits to this Plan, including the Exhibits and Plan Schedules, are incorporated and are a part of this Plan as if set forth in full herein.

12.13      Filing of Additional Documents.  On or before substantial consummation of this Plan, the Debtors shall File such agreements and other documents as may be necessary or appropriate to effectuate and further evidence the terms and conditions of this Plan.

Dated: October 19, 2005

Respectfully Submitted,

McLEODUSA INCORPORATED
(for itself and on behalf of the Affiliate Debtors)

	By:	/s/ Stanford Springel
		Name:	Stanford Springel
		Title:	Chief Restructuring Officer

Counsel:

Timothy R. Pohl (ARDC No. 06208157)
Peter C. Krupp (ARDC No. 06193707)
Felicia Gerber Perlman (ARDC No. 06210753)
SKADDEN, ARPS, SLATE, MEAGHER & FLOM LLP
333 West Wacker Drive
Chicago, Illinois 60606
(312) 407-0700

Attorneys for Debtors and
Debtors-in-Possession

EXHIBIT A

Amended Certificate of Incorporation of Reorganized McLeodUSA

EXHIBIT A

SECOND AMENDED AND RESTATED
CERTIFICATE OF INCORPORATION
OF
McLEODUSA INCORPORATED

McLeodUSA Incorporated, a corporation organized and existing under the laws of the State of Delaware (the “Corporation”), hereby certifies as follows:

FIRST: The Corporation was originally incorporated under the name McLeod, Inc. on July 29, 1993 and its original Certificate of Incorporation was filed with the Secretary of State of the State of Delaware on the same date.  The date of the filing of the Corporations’s Amended and Restated Certificate of Incorporation was May 2, 1996.

SECOND: This Second Amended and Restated Certificate of Incorporation, which restates and integrates and further amends the provisions previously filed with the Secretary of State of the State of Delaware on May 2, 1996, May 29, 1997, March 30, 2000,  June 13, 2000 and April 12, 2002, is authorized by and is being filed in connection with the Joint Prepackaged Plan of Reorganization of McLeodUSA Incorporated and Its Affiliate Debtors, dated October 19, 2005 (as such plan may be amended from time to time, the “Plan of Reorganization”), and was duly adopted pursuant to Sections 242, 245 and 303 of the General Corporation Law of the State of Delaware as set forth in Title 8 of the Delaware Code (the “DGCL”).  The Plan of Reorganization was confirmed by order entered on [•], 200 , by the United States Bankruptcy Court for the Northern District of Illinois.

THIRD: The text of the Certificate of Incorporation of the Corporation hereby is amended and restated to read in its entirety as follows:

ARTICLE 1.                                NAME AND MAILING ADDRESS

The name of the Corporation is McLeodUSA Incorporated, and the mailing address is 6400 C Street SW, P.O. Box 3177, Cedar Rapids, IA 52406-3177.

ARTICLE 2.                                REGISTERED OFFICE AND AGENT

The registered office of the Corporation shall be located at 1209 Orange Street, Wilmington, Delaware, 19801 in the County of New Castle.  The registered agent of the Corporation at such address shall be The Corporation Trust Company.

ARTICLE 3.                                PURPOSE AND POWERS

The purpose of the Corporation is to engage in any lawful act or activity for which corporations may be organized under the DGCL.  The Corporation shall have all power necessary or convenient to the conduct, promotion or attainment of such acts and activities.

ARTICLE 4.                                CAPITAL STOCK

4.1           AUTHORIZED SHARES

The total number of shares of stock which the Corporation shall have authority to issue is 37,500,000 shares of Common Stock, each having a par value of $.01.

4.2           REDEMPTION

Notwithstanding any other provision of this Certificate of Incorporation to the contrary, outstanding shares of stock of the Corporation shall always be subject to redemption by the Corporation, by action of the Board of Directors, if in the judgment of the Board of Directors such action should be taken, pursuant to Section 151(b) of the DGCL or any other applicable provision of law, to the extent necessary to prevent the loss or to secure the renewal or reinstatement of any license or franchise from any governmental agency held by the Corporation or any of its subsidiaries to conduct any portion of the business of the Corporation or any of its subsidiaries, which license or franchise is conditioned upon some or all of the holders of the Corporation’s stock possessing prescribed qualifications. The terms and conditions of such redemption shall be as follows:

(A)          The redemption price of the shares to be redeemed pursuant to this Section 4.2 shall be determined by the Board of Directors and shall be equal to the Fair Market Value (as defined herein) of such shares or, if such shares were purchased by a Disqualified Holder (as defined herein) within one year of the Redemption Date (as defined herein), the lesser of (i) the Fair Market Value of such shares and (ii) the purchase price paid by such Disqualified Holder for such shares;

(B)           At the election of the Corporation, the redemption price of such shares may be paid in cash, Redemption Securities (as defined herein) or any combination thereof;

(C)           If fewer than all shares held by Disqualified Holders are to be redeemed, the shares to be redeemed shall be selected in such manner as shall be determined by the Board of Directors, which may include selection first of the most recently purchased shares thereof, selection by lot or selection in any other manner determined by the Board of Directors;

(D)          At least 30 days’ prior written notice of the Redemption Date shall be given to any Disqualified Holder of shares selected to be redeemed (unless waived in writing by any such holder), provided that the Redemption Date may be the

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date on which written notice shall be given to such holder if the cash or Redemption Securities necessary to effect the redemption shall have been deposited in trust for the benefit of such holder and subject to immediate withdrawal by it upon surrender of the stock certificates for the shares to be redeemed;

(E)           From and after the Redemption Date, unless the Corporation shall have defaulted in paying or setting aside for payment the cash or Redemption Securities payable upon such redemption, any and all rights of whatever nature that any Disqualified Holder may have with respect to any shares selected for redemption (including without limitation any rights to vote or participate in dividends declared on stock of the same class or series as such shares) shall cease and terminate, and such Disqualified Holder shall thenceforth be entitled only to receive, with respect to such shares, the cash or Redemption Securities payable upon redemption; and

(F)           Such additional terms and conditions as the Board of Directors shall determine.

For purposes of this Section 4.2, the following terms shall have the meanings indicated:

“Disqualified Holder” shall mean any holder of shares of stock of the Corporation whose holding of such stock, either individually or when taken together with the holding of shares of stock of the Corporation by any other holders, may result, in the judgment of the Board of Directors, in the loss of, or the failure to secure the renewal or reinstatement of, any license or franchise from any governmental agency held by the Corporation or any of its subsidiaries to conduct any portion of the business of the Corporation or any of its subsidiaries.

“Fair Market Value” of a share of the Corporation’s stock of any class or series shall mean the average Closing Price (as defined herein) for such a share for each of the 45 most recent days on which shares of stock of such class or series shall have been traded preceding the day on which notice of redemption shall be given pursuant to paragraph (D) of this Section 4.2; provided, however, that if shares of stock of such class or series are not traded on any securities exchange or in the over-the-counter market, “Fair Market Value” shall be determined by the Board of Directors in good faith. “Closing Price” on any day means the reported closing sales price or, in case no such sale takes place, the average of the reported closing bid and asked prices on the principal United States securities exchange registered under the Securities Exchange Act of 1934, as amended, on which such stock is listed, or, if such stock is not listed on any such exchange, the highest closing sales price or bid quotation for such stock on the National Association of Securities Dealers, Inc. Automated Quotations System or any system then in use, or if no such prices or quotations are available, the fair market value on the day in question as determined by the Board of Directors in good faith.

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“Redemption Date” shall mean the date fixed by the Board of Directors for the redemption of any shares of stock of the Corporation pursuant to this Section 4.2.

“Redemption Securities” shall mean any debt or equity securities of the Corporation, any of its subsidiaries or any other corporations, or any combination thereof, having such terms and conditions as shall be approved by the Board of Directors and which, together with any cash to be paid as part of the redemption price, in the opinion of any investment banking firm selected by the Board of Directors (which may be a firm which provides other investment banking, brokerage or other services to the Corporation), has a value, at the time notice of redemption is given pursuant to paragraph (D) of this Section 4.2, at least equal to the price required to be paid pursuant to paragraph (A) of this Section 4.2 (assuming for purposes of such valuation, in the case of Redemption Securities to be publicly traded, such Redemption Securities were fully distributed and trading under normal conditions).

ARTICLE 5.                                BOARD OF DIRECTORS

5.1           DIRECTORS; NUMBER; ELECTION

The number of directors of the Corporation shall be such number as from time to time shall be fixed by, or in the manner provided in, the Bylaws of the Corporation.  Notwithstanding anything in the Bylaws of the Corporation to the contrary, the number of directors and initial terms of such directors shall not be inconsistent with the terms of the Plan of Reorganization.

Unless and except to the extent that the Bylaws of the Corporation shall otherwise require, the election of directors of the Corporation need not be by written ballot.

In addition to the powers and authority hereinbefore or by statute expressly conferred upon them, the directors are hereby empowered to exercise all such powers and do all such acts and things as may be exercised or done by the Corporation, subject, nevertheless, to the provisions of the DGCL, this Second Amended and Restated Certificate of Incorporation, and any Bylaws adopted in accordance with the provisions hereof and thereof; provided, however, that no Bylaws hereafter adopted shall invalidate any prior act of the directors which would have been valid if such Bylaws had not been adopted.

5.2           MANAGEMENT OF BUSINESS AND AFFAIRS OF THE CORPORATION

The business and affairs of the Corporation shall be managed by or under the direction of the Board of Directors.

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5.3           LIMITATION OF LIABILITY

No director of the Corporation shall be personally liable to the Corporation or any of its stockholders for monetary damages for breach of fiduciary duty as a director, except for liability (a) for any breach of the director’s duty of loyalty to the Corporation or its stockholders; (b) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law; (c) under Section 174 of the DGCL; or (d) for any transaction from which the director derived an improper personal benefit.  Any repeal or modification of this Section 5.3 shall not adversely affect any right or protection of a director of the Corporation existing at the time of such repeal or modification with respect to acts or omissions occurring prior to such repeal or modification.

ARTICLE 6.                                INDEMNIFICATION

The Corporation shall indemnify its directors and officers who serve in such capacity after the effective date of the Plan of Reorganization to the fullest extent authorized or permitted by law, as now or hereafter in effect, and such right to indemnification shall continue as to a person who has ceased to be a director or officer of the Corporation on or after the effective date of the Plan of Reorganization and shall inure to the benefit of his or her heirs, executors and personal and legal representatives; provided, however, that, except for proceedings to enforce rights to indemnification, the Corporation shall not be obligated to indemnify any director or officer (or his or her heirs, executors or personal or legal representatives) in connection with a proceeding (or part thereof) initiated by such person unless such proceeding (or part thereof) was authorized or consented to by the Board of Directors.  The right to indemnification conferred by this Article 6 shall include the right to be paid by the Corporation the expenses incurred in defending or otherwise participating in any proceeding in advance of its final disposition to the extent authorized or permitted by law, as now or hereafter in effect.

The Corporation may, to the extent authorized from time to time by the Board of Directors, provide rights to indemnification and to the advancement of expenses to employees and agents of the Corporation similar to those conferred in this Article 6 to directors and officers of the Corporation.

The rights to indemnification and to the advance of expenses conferred in this Article 6 shall not be exclusive of any other right which any person may have or hereafter acquire under this Certificate of Incorporation, the Bylaws of the Corporation, any statute, agreement, vote of stockholders or disinterested directors or otherwise.

Notwithstanding anything in this Certificate of Incorporation or the Bylaws of the Corporation, the Corporation shall not indemnify any person who resigned as or otherwise ceased to be a director or officer on or prior to the effective date of the Plan of Reorganization.

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Any repeal or modification of this Article 6 by the stockholders of the Corporation shall not adversely affect any rights to indemnification and to the advancement of expenses of a director or officer of the Corporation existing at the time of such repeal or modification with respect to any acts or omissions occurring prior to such repeal or modification.

ARTICLE 7.                                SECTION 203 OF THE DGCL

The Corporation expressly elects not to be governed by Section 203 of the DGCL, as the same may be amended from time to time.

ARTICLE 8.                                STOCKHOLDERS AGREEMENT

Any transfer of stock of the Corporation not in compliance with the New Stockholders Agreement (as defined in the Plan of Reorganization), as amended from time to time, shall be null and void.

ARTICLE 9.                                AMENDMENT OF CERTIFICATE OF INCORPORATION

The Corporation reserves the right to amend, alter, change or repeal any provision contained in this Second Amended and Restated Certificate of Incorporation, in the manner now or hereafter prescribed by statute, and all rights conferred upon stockholders herein are granted subject to this reservation.

ARTICLE 10.                          AMENDMENT OF BYLAWS

The Bylaws of the Corporation may be altered, amended or repealed, or new bylaws may be made, by the stockholders in accordance with Section 2.10 of the Bylaws of the Corporation, or by the Board of Directors, except with respect to (a) Section 3.3 of the Bylaws of the Corporation, which shall require the vote of 2/3 of the stockholders in order to alter, amend or repeal and (b) Sections 3.5 and 3.6 of the Bylaws of the Corporation, which, until the second anniversary of the effective date of the Plan of Reorganization, shall require the vote of 2/3 of the stockholders in order to alter, amend or repeal.

ARTICLE 11.                          ADDITIONAL PROVISIONS

The Corporation will not issue non-voting equity securities to the extent prohibited by Section 1123(a)(6) of the United States Bankruptcy Code (the “Bankruptcy Code”) as in effect on the effective date of the Plan of Reorganization; provided, however, that this Article 11: (a) will have no further force and effect beyond that required under Section 1123 of the Bankruptcy Code; (b) will have such force and effect, if any, only for so long as such Section is in effect and applicable to the Corporation; and (c) in all events may be amended or eliminated in accordance with applicable law as from time to time in effect.

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IN WITNESS WHEREOF, McLeodUSA Incorporated has caused this Second Amended and Restated Certificate of Incorporation to be signed and attested by its duly authorized officers this [•]th day of [•], 200 .

McLeodUSA Incorporated

By:	[•]
Name:	[•]
Title:	[•]

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EXHIBIT B

Restated By-Laws of Reorganized McLeodUSA

EXHIBIT B

McLEODUSA INCORPORATED

SECOND AMENDED AND RESTATED BYLAWS,

AS AMENDED

Adopted

as of

[•], 200 ,

as amended

through

[•], 200

i

ii

7	GENERAL PROVISIONS
	7.1	INSPECTION OF BOOKS AND RECORDS	21
	7.2	DIVIDENDS	21
	7.3	RESERVES	21
	7.4	EXECUTION OF INSTRUMENTS	21
	7.5	FISCAL YEAR	21
	7.6	SEAL	22

iii

EXHIBIT B

SECOND AMENDED AND RESTATED BYLAWS

OF

McLEODUSA INCORPORATED

1                                          OFFICES

1.1           REGISTERED OFFICE

The registered office of the Corporation shall be located at 1209 Orange Street, Wilmington, Delaware, 19801 in the County of New Castle.  The registered agent of the Corporation at such address shall be The Corporation Trust Company.

1.2           OTHER OFFICES

The Corporation may also have offices at such other places, both within and without the State of Delaware, as the Board of Directors may from time to time determine or as may be necessary or useful in connection with the business of the Corporation.

1.3           BOOKS

The books of the Corporation may be kept within or without the State of Delaware as the Board of Directors may from time to time determine or the business of the Corporation may require.

2                                          MEETINGS OF STOCKHOLDERS

2.1           TIME AND PLACE OF MEETINGS

All meetings of the stockholders shall be held at such place, either within or without the State of Delaware, on such date and at such time as may be fixed from time to time by the Board of Directors, the Chairperson, the Chief Executive Officer or the President.

2.2           ANNUAL MEETINGS

The Corporation shall hold annual meetings of stockholders on such date and at such time as shall be designated from time to time by the Board of Directors, the Chairperson, the Chief Executive Officer or the President, at which stockholders shall elect a Board of Directors (subject

1

to Section 3.3 of these Bylaws) and transact such other business as may properly be brought before the meeting.

2.3           SPECIAL MEETINGS

Unless otherwise required by law or by the certificate of incorporation of the Corporation (including any certificate of designation), as amended and restated from time to time (the “Certificate of Incorporation”), special meetings of the stockholders, for any purpose or purposes,  may be called by the Board of Directors, the Chairperson, the Chief Executive Officer or the President.  The ability of the stockholders to call a special meeting of stockholders is hereby specifically denied, except that a stockholder who beneficially owns, or stockholders who together beneficially own, at least 25% of the outstanding stock shall be permitted to call a special meeting.

2.4           NOTICE OF MEETINGS

Notice of any meeting of stockholders, stating the place, if any, date and hour of the meeting, the means of remote communications, if any, by which stockholders and proxyholders may be deemed to be present in person and vote at such meeting, and (if it is a special meeting) the purpose or purposes for which the meeting is called, shall be given to each stockholder entitled to vote at such meeting not less than ten nor more than sixty days before the date of the meeting (except to the extent that such notice is waived or is not required as provided in the General Corporation Law of the State of Delaware (the “Delaware General Corporation Law”) or these Bylaws).  Such notice shall be given in accordance with, and shall be deemed effective as set forth in, Section 222 (or any successor section) of the Delaware General Corporation Law.

2.5           WAIVERS OF NOTICE

Whenever the giving of any notice is required by statute, the Certificate of Incorporation or these Bylaws, a waiver thereof, in writing and delivered to the Corporation, signed by the person or persons entitled to said notice, or a waiver by electronic transmission by the person entitled to notice, whether before or after the event as to which such notice is required, shall be deemed equivalent to notice.  Attendance of a stockholder at a meeting shall constitute a waiver of notice (1) of such meeting, except when the stockholder at the beginning of the meeting objects to holding the meeting or transacting business at the meeting, and (2) (if it is a special meeting) of consideration of a particular matter at the meeting that is not within the purpose or purposes described in the meeting notice, unless the stockholder objects to considering the matter at the beginning of the meeting.

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2.6           NATURE OF BUSINESS AT MEETINGS

2.6.1        ANNUAL MEETINGS

No business may be transacted at an annual meeting of stockholders, other than business that is either (a) specified in the notice of meeting (or any supplement thereto) given by or at the direction of the Board of Directors (or any duly authorized committee thereof), (b) otherwise properly brought before the annual meeting by or at the direction of the Board of Directors (or any duly authorized committee thereof) or (c) otherwise properly brought before the annual meeting by any stockholder of the Corporation (i) who is a stockholder of record on the date of the giving of the notice provided for in this Section 2.6.1 and on the record date for the determination of stockholders entitled to vote at such annual meeting and (ii) who complies with the notice procedures set forth in this Section 2.6.1.

In addition to any other applicable requirements, for business to be properly brought before an annual meeting by a stockholder, such stockholder must have given timely notice thereof in proper written form to the Secretary of the Corporation.

To be timely, a stockholder’s notice to the Secretary must be delivered to or mailed and received at the principal executive offices of the Corporation not less than sixty (60) days nor more than ninety (90) days prior to the anniversary date of the immediately preceding annual meeting of stockholders; provided, however, that in the event that the annual meeting is called for a date that is not within thirty (30) days before or after such anniversary date, notice by the stockholder in order to be timely must be so received not later than the close of business on the tenth (10th) day following the day on which such notice of the date of the annual meeting was mailed or such public disclosure of the date of the annual meeting was made, whichever first occurs.

To be in proper written form, a stockholder’s notice to the Secretary must set forth as to each matter such stockholder proposes to bring before the annual meeting (i) a brief description of the business desired to be brought before the annual meeting and the reasons for conducting such business at the annual meeting, (ii) the name and record address of such stockholder, (iii) the class or series and number of shares of capital stock of the Corporation which are owned beneficially or of record by such stockholder, (iv) a description of all arrangements or understandings between such stockholder and any other person or persons (including their names) in connection with the proposal of such business by such stockholder and any material interest of such stockholder in such business and (v) a representation that such stockholder intends to appear in person or by proxy at the annual meeting to bring such business before the meeting.

No business shall be conducted at the annual meeting of stockholders except business brought before the annual meeting in accordance with the procedures set forth in this Section 2.6.1; provided, however, that, once business has been properly brought before the annual meeting in accordance with such procedures, nothing in this Section 2.6.1 shall be deemed to preclude discussion by any stockholder of any such business.  If the Chairperson of an annual meeting determines that business was not properly brought before the annual meeting in accordance with the foregoing procedures, the Chairperson shall declare to the meeting that the business was not properly brought before the meeting and such business shall not be transacted.

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2.6.2        SPECIAL MEETINGS

Business transacted at any special meeting of stockholders shall be limited to the purposes stated in the notice (except to the extent that such notice is waived or is not required as provided in the Delaware General Corporation Law or these Bylaws).

2.7           ADJOURNMENTS

Any meeting of the stockholders may be adjourned from time to time to reconvene at the same or some other place, and notice need not be given of any such adjourned meeting if the time and place thereof are announced at the meeting at which the adjournment is taken.  At the adjourned meeting, the Corporation may transact any business which might have been transacted at the original meeting.  If the adjournment is for more than thirty days, or if after the adjournment a new record date is fixed for the adjourned meeting, notice of the adjourned meeting shall be given to each stockholder of record entitled to vote at the meeting.

2.8           LIST OF STOCKHOLDERS

After the record date for a meeting of stockholders has been fixed, at least ten days before such meeting, the officer who has charge of the stock ledger of the Corporation shall make a list of all stockholders entitled to vote at the meeting, arranged in alphabetical order and showing the address of each stockholder and the number of shares registered in the name of each stockholder.  Such list shall be open to the examination of any stockholder for any purpose germane to the meeting, during ordinary business hours, for a period of at least ten days prior to the meeting, either at a place in the city where the meeting is to be held, which place is to be specified in the notice of the meeting, or at the place where the meeting is to be held.  Such list shall also, for the duration of the meeting, be produced and kept open to the examination of any stockholder who is present at the time and place of the meeting.

2.9           QUORUM AT MEETINGS

Stockholders may take action on a matter at a meeting only if a quorum exists with respect to that matter.  Except as otherwise provided by statute or by the Certificate of Incorporation, the holders of a majority of the voting rights represented by the shares issued and outstanding and entitled to vote at the meeting, and who are present in person or represented by proxy, shall constitute a quorum at all meetings of the stockholders for the transaction of business.  Once a share is represented for any purpose at a meeting (other than solely to object (1) to holding the meeting or transacting business at the meeting, or (2) (if it is a special meeting) to consideration of a particular matter at the meeting that is not within the purpose or purposes described in the meeting notice), it is deemed present for quorum purposes for the remainder of the meeting and for any adjournment of that meeting unless a new record date is or must be set for the adjourned meeting.  The holders of a majority of the voting rights represented by the shares represented at a meeting, whether or not a quorum is present, may adjourn such meeting from time to time.

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2.10         VOTING AND PROXIES

Unless otherwise required by law, the Certificate of Incorporation or these Bylaws, any question brought before any meeting of stockholders, other than the election of directors, shall be decided by the vote of the holders of a majority of the total number of votes of the capital stock represented and entitled to vote thereat, voting as a single class.  Unless otherwise provided in the Certificate of Incorporation, and subject to Section 5.3 of these Bylaws, each stockholder represented at a meeting of stockholders shall be entitled to cast one vote for each share of the capital stock entitled to vote thereat held by such stockholder.  Such votes may be cast in person or by proxy but no proxy shall be voted on or after three years from its date, unless such proxy provides for a longer period.  The Board of Directors, in its discretion, or the officer of the Corporation presiding at a meeting of stockholders, in such officer’s discretion, may require that any votes cast at such meeting shall be cast by written ballot.

2.11         CONDUCT OF MEETINGS.

The Board of Directors of the Corporation may adopt by resolution such rules and regulations for the conduct of the meeting of the stockholders as it shall deem appropriate.  Except to the extent inconsistent with such rules and regulations as adopted by the Board of Directors, the chairman of any meeting of the stockholders shall have the right and authority to prescribe such rules, regulations and procedures and to do all such acts as, in the judgment of such chairman, are appropriate for the proper conduct of the meeting.  Such rules, regulations or procedures, whether adopted by the Board of Directors or prescribed by the chairman of the meeting, may include, without limitation, the following:  (i) the establishment of an agenda or order of business for the meeting; (ii) the determination of when the polls shall open and close for any given matter to be voted on at the meeting; (iii) rules and procedures for maintaining order at the meeting and the safety of those present; (iv) limitations on attendance at or participation in the meeting to stockholders of record of the corporation, their duly authorized and constituted proxies or such other persons as the chairman of the meeting shall determine; (v) restrictions on entry to the meeting after the time fixed for the commencement thereof; and (vi) limitations on the time allotted to questions or comments by participants.

3                                          DIRECTORS

3.1           POWERS

The business and affairs of the Corporation shall be managed by or under the direction of the Board of Directors, which may exercise all such powers of the Corporation and do all such lawful acts and things, subject to any limitation set forth in the Certificate of Incorporation or as otherwise may be provided in the Delaware General Corporation Law.

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3.2           NUMBER AND ELECTION

The number of directors which shall constitute the whole Board of Directors shall consist of not less than seven (7) nor more than sixteen (16), the exact number of which shall be fixed from time to time by resolution of the Board of Directors.  For the avoidance of doubt, the Board of Directors shall be able to act even when less than seven (7) directors are appointed.  Each director shall hold office until his or her successor is chosen or until such director’s earlier death, resignation or removal.

3.3           INITIAL DIRECTORS

From the Effective Date of the Joint Prepackaged Plan of Reorganization of McLeodUSA Incorporated and Its Affiliate Debtors, dated October 19, 2005 (as such plan may be amended from time to time, the “Plan of Reorganization”)) until the second anniversary of such date (the “Second Anniversary”), the number of directors which shall constitute the whole Board of Directors shall consist of seven (7) directors.  On the Effective Date of the Plan of Reorganization until the Second Anniversary, the directors of the Corporation shall be the individuals set forth in the Plan of Reorganization or a supplement thereto.  The initial terms of each such director shall be two (2) years, or until such director’s earlier death, resignation or removal.  Any vacancies (including a vacancy arising from the failure to appoint seven directors in the Plan of Reorganization or a supplement thereto) that occur during such two (2) year period shall be filled in accordance with Section 3.5 of these Bylaws; provided, however, that no vacancy resulting from the death, resignation or removal of a director appointed on the Effective Date of the Plan of Reorganization shall be filled prior to the earlier to occur of (a) the Effective Date of the Plan of Reorganization if seven individuals are named as directors of the Corporation in the Plan of Reorganization or a supplement thereto and (b) if only six individuals are so named, the date on which the next director is appointed to be a director of the Corporation.

Notwithstanding anything in these Bylaws or in the Certificate of Incorporation of the Corporation to the contrary, this Section 3.3 can only be amended or repealed by a vote of 2/3 of the stockholders.

3.4           NOMINATION OF DIRECTORS

Only persons who are nominated in accordance with the following procedures shall be eligible for election as directors of the Corporation.  Nominations of persons for election to the Board of Directors may be made at any annual meeting of stockholders, or at any special meeting of stockholders called for the purpose of electing directors, (a) by or at the direction of the Board of Directors (or any duly authorized committee thereof) or (b) by any stockholder of the Corporation (i) who is a stockholder of record on the date of the giving of the notice provided for in this Section 3.4 and on the record date for the determination of stockholders entitled to vote at such meeting and (ii) who complies with the notice procedures set forth in this Section 3.4.

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In addition to any other applicable requirements, for a nomination to be made by a stockholder, such stockholder must have given timely notice thereof in proper written form to the Secretary of the Corporation.

To be timely, a stockholder’s notice to the Secretary must be delivered to or mailed and received at the principal executive offices of the Corporation (a) in the case of an annual meeting, not less than sixty (60) days nor more than ninety (90) days prior to the anniversary date of the immediately preceding annual meeting of stockholders; provided, however, that in the event that the annual meeting is called for a date that is not within thirty (30) days before or after such anniversary date, notice by the stockholder in order to be timely must be so received not later than the close of business on the tenth (10th) day following the day on which such notice of the date of the annual meeting was mailed or such public disclosure of the date of the annual meeting was made, whichever first occurs; and (b) in the case of a special meeting of stockholders called for the purpose of electing directors, not later than the close of business on the tenth (10th) day following the day on which notice of the date of the special meeting was mailed or public disclosure of the date of the special meeting was made, whichever first occurs.

To be in proper written form, a stockholder’s notice to the Secretary must set forth (a) as to each person whom the stockholder proposes to nominate for election as a director (i) the name, age, business address and residence address of the person, (ii) the principal occupation or employment of the person, (iii) the class or series and number of shares of capital stock of the Corporation which are owned beneficially or of record by the person and (iv) any other information relating to the person that would be required to be disclosed in a proxy statement or other filings required to be made in connection with solicitations of proxies for election of directors pursuant to Section 14 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and the rules and regulations promulgated thereunder; and (b) as to the stockholder giving the notice (i) the name and record address of such stockholder, (ii) the class or series and number of shares of capital stock of the Corporation which are owned beneficially or of record by such stockholder, (iii) a description of all arrangements or understandings between such stockholder and each proposed nominee and any other person or persons (including their names) pursuant to which the nomination(s) are to be made by such stockholder, (iv) a representation that such stockholder intends to appear in person or by proxy at the meeting to nominate the persons named in its notice and (v) any other information relating to such stockholder that would be required to be disclosed in a proxy statement or other filings required to be made in connection with solicitations of proxies for election of directors pursuant to Section 14 of the Exchange Act and the rules and regulations promulgated thereunder.  Such notice must be accompanied by a written consent of each proposed nominee to being named as a nominee and to serve as a director if elected.

No person shall be eligible for election as a director of the Corporation unless nominated in accordance with the procedures set forth in this Section 3.4.  If the Chairperson of the meeting determines that a nomination was not made in accordance with the foregoing procedures, the Chairperson shall declare to the meeting that the nomination was defective and such defective nomination shall be disregarded.

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3.5           VACANCIES

Unless otherwise provided in the Certificate of Incorporation of the Corporation or Section 3.3 of these Bylaws, vacancies (including the appointment of a seventh director if only six (6) directors are named in the Plan of Reorganization or a supplement thereto) and newly created directorships resulting from any increase in the authorized number of directors may be filled by a majority of the directors then in office, although less than a quorum, or by a sole remaining director.  Each director so chosen shall hold office until his or her successor is elected and qualified, or until his or her earlier death, resignation or removal.  Any director who fills the vacancy created by the death, resignation or removal of an initial director shall hold office until his or her successor is elected and qualified at the next annual meeting of stockholders following such director’s appointment.

If there are no directors in office, then an election of directors may be held in accordance with Delaware Law.  Unless otherwise provided in the Certificate of Incorporation, when one or more directors shall resign from the Board of Directors, effective at a future date, a majority of the directors then in office, including those who have so resigned, shall have the power to fill such vacancy or vacancies, the vote thereon to take effect when such resignation or resignations shall become effective.

Notwithstanding anything in these Bylaws or in the Certificate of Incorporation of the Corporation to the contrary, until the Second Anniversary, this Section 3.5 can only be amended or repealed by a vote of 2/3 of the stockholders.

3.6           REMOVAL AND RESIGNATION

Any or all directors appointed pursuant to the Plan may be removed, with or without cause, at any time, only by the vote of 2/3 of the holders of the outstanding stock of the Corporation then entitled to vote at any election of directors and the vacancies thus created may be filled in accordance with Section 3.5 of these Bylaws.  Any or all directors other than those appointed pursuant to the Plan may be removed, with or without cause, at any time following the expiration of the two (2) year period specified in Section 3.3 of these Bylaws, only by the affirmative vote of the holders of a majority of the outstanding stock of the Corporation then entitled to vote at any election of directors and the vacancies thus created may be filled in accordance with Section 3.5 of these Bylaws.

Any director may resign at any time upon written notice to the Corporation.

Notwithstanding anything in these Bylaws or in the Certificate of Incorporation of the Corporation to the contrary, until the Second Anniversary, this Section 3.6 can only be amended or repealed by a vote of 2/3 of the stockholders.

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3.7           MEETINGS

3.7.1        REGULAR MEETINGS

Regular meetings of the Board of Directors may be held without notice at such time and at such place as shall from time to time be determined by the Board of Directors.

3.7.2        SPECIAL MEETINGS

Special meetings of the Board of Directors may be called by the Chairperson, Chief Executive Officer or President on one day’s notice to each director, either personally or by telephone, express delivery service (so that the scheduled delivery date of the notice is at least one day in advance of the meeting), telegram, facsimile or electronic transmission, and on five days’ notice by mail (effective upon deposit of such notice in the mail).  The notice need not describe the purpose of a special meeting.

3.7.3        TELEPHONE MEETINGS

Members of the Board of Directors or any committee thereof may participate in a meeting of the Board of Directors or such committee by any communication by means of which all participating directors can simultaneously hear each other during the meeting.  A director participating in a meeting by this means is deemed to be present in person at the meeting.

3.7.4        ACTION WITHOUT MEETING

Any action required or permitted to be taken at any meeting of the Board of Directors or any committee thereof may be taken without a meeting if the action is taken by all members of the Board of Directors or the committee, as the case may be.  The action must be evidenced by one or more written consents describing the action taken, signed by each director, and delivered to the Corporation for inclusion in the minute book.

3.7.5        WAIVER OF NOTICE OF MEETING

A director may waive any notice required by statute, the Certificate of Incorporation or these Bylaws before or after the date and time stated in the notice.  Except as set forth below, the waiver must be in writing or by electronic transmission, signed by the director entitled to the notice, and delivered to the Corporation for inclusion in the minute book.  Notwithstanding the foregoing, a director’s attendance at or participation in a meeting waives any required notice to the director of the meeting unless the director at the beginning of the meeting objects to holding the meeting or transacting business at the meeting and does not thereafter vote for or assent to action taken at the meeting.

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3.8           QUORUM AND VOTE AT MEETINGS

At all meetings of the Board of Directors, a quorum of the Board of Directors consists of a majority of the total number of directors prescribed pursuant to Section 3.2 or 3.3 of these Bylaws.  The vote of a majority of the directors present at any meeting at which there is a quorum shall be the act of the Board of Directors, except as may be otherwise specifically provided by statute or by the Certificate of Incorporation or by these Bylaws.

3.9           COMMITTEES OF DIRECTORS

The Board of Directors may designate one or more committees, each committee to consist of one or more of the directors of the Corporation.  The Board of Directors may designate one or more directors as alternate members of any committee, who may replace any absent or disqualified member at any meeting of any such committee.  In the absence or disqualification of a member of a committee, and in the absence of a designation by the Board of Directors of an alternate member to replace the absent or disqualified member, the member or members thereof present at any meeting and not disqualified from voting, whether or not such member or members constitute a quorum, may unanimously appoint another member of the Board of Directors to act at the meeting in the place of any absent or disqualified member.  Any committee, to the extent permitted by law and provided in the resolution establishing such committee, shall have and may exercise all the powers and authority of the Board of Directors in the management of the business and affairs of the Corporation, and may authorize the seal of the Corporation to be affixed to all papers which may require it.  Each committee shall keep regular minutes and report to the Board of Directors when required.

3.10         COMPENSATION OF DIRECTORS

The Board of Directors shall have the authority to fix the compensation of directors.  No such payment shall preclude any director from serving the Corporation in any other capacity and receiving compensation therefor.

3.11         INTERESTED DIRECTORS

No contract or transaction between the Corporation and one or more of its directors or officers, or between the Corporation and any other corporation, partnership, association, or other organization in which one or more of its directors or officers are directors or officers or have a financial interest, shall be void or voidable solely for this reason, or solely because the director or officer is present at or participates in the meeting of the Board of Directors or committee thereof which authorizes the contract or transaction, or solely because any such director’s or officer’s vote is counted for such purpose if (i) the material facts as to the director or officer’s relationship or interest and as to the contract or transaction are disclosed or are known to the Board of Directors or the committee, and the Board of Directors or committee in good faith authorizes the contract or transaction by the affirmative votes of a majority of the disinterested directors, even though the disinterested directors be less than a quorum; or (ii) the material facts as to the director’s or officer’s relationship or interest and as to the contract or transaction are disclosed or are knkown to the

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stockholders entitled to vote thereon, and the contract or transaction is specifically approved in good faith by vote of the stockholders; or (iii) the contract or transaction is fair as to the Corporation as of the time it is authorized, approved or ratified by the Board of Directors, a committee thereof or the stockholders.  Common or interested directors may be counted in determining the presence of a quorum at a meeting of the Board of Directors or of a committee which authorizes the contract or transaction.

4                                          OFFICERS

4.1           POSITIONS

The officers of the Corporation shall be a President, a Secretary and a Treasurer, and such other officers as the Board of Directors (or an officer authorized by the Board of Directors) from time to time may appoint, including a Chairperson, a Chief Executive Officer, a Chief Operating Officer, a Chief Financial Officer and one or more Vice Chairmen, Senior Vice Presidents, Executive Vice Presidents, Group Vice Presidents, Vice Presidents, Assistant Secretaries and Assistant Treasurers.  If the Plan of Reorganization or a supplement thereto names the Chief Executive Officer, such individual shall be the Chief Executive Officer (and shall also be appointed as a director of the Corporation) on the Effective Date of the Plan of Reorganization.  Each such officer shall exercise such powers and perform such duties as shall be set forth below and such other powers and duties as from time to time may be specified by the Board of Directors or by any officer(s) authorized by the Board of Directors to prescribe the duties of such other officers.  Any number of offices may be held by the same person, except that in no event shall the President and the Secretary be the same person.  Each of the Chairperson, Chief Executive Officer, Chief Operating Officer, Chief Financial Officer, President, and/or any Senior Vice President, Executive Vice President, Group Vice President, or Vice President may execute bonds, mortgages and other documents, except where required by law to be otherwise executed and except where the execution thereof shall be expressly delegated by the Board of Directors to some other officer or agent of the Corporation.

4.2           CHAIRPERSON

The Chairperson shall (when present) preside at all meetings of the Board of Directors and stockholders, and shall ensure that all orders and resolutions of the Board of Directors and stockholders are carried into effect.  The Chairperson may execute bonds, mortgages and other contracts, except where required by law to be otherwise signed and executed and except where the signing and execution thereof shall be expressly delegated by the Board of Directors to some other officer or agent of the Corporation.

4.3           CHIEF EXECUTIVE OFFICER

Subject to the authority of the Board of Directors, the Chief Executive Officer shall direct and supervise the business, operations, and affairs of the Corporation and perform such other

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duties as may be assigned him or her from time to time by the Board of Directors.  In the absence of the Chairperson, or if no Chairperson shall have been appointed, the Chief Executive Officer shall (when present) preside at all meetings of the Board of Directors and stockholders, and shall ensure that all orders and resolutions of the Board of Directors and stockholders are carried into effect.  The Chief Executive Officer may execute bonds, mortgages and other contracts, except where required by law to be otherwise signed and executed and except where the signing and execution thereof shall be expressly delegated by the Board of Directors to some other officer or agent of the Corporation.

4.4           CHIEF OPERATING OFFICER

Subject to the authority of the Board of Directors, the Chief Operating Officer shall be the chief operating officer and shall direct and supervise the business, operations, and management of the Corporation and perform such other duties as may be assigned him or her from time to time by the Board of Directors.  In the absence of the Chairperson, or if no Chairperson shall have been appointed, and the absence of the Chief Executive Officer, the Chief Operating Officer shall (when present) preside at all meetings of the Board of Directors and stockholders, and shall ensure that all orders and resolutions of the Board of Directors and stockholders are carried into effect.  The Chief Operating Officer may execute bonds, mortgages and other contracts, except where required by law to be otherwise signed and executed and except where the signing and execution thereof shall be expressly delegated by the Board of Directors to some other officer or agent of the Corporation.

4.5           CHIEF FINANCIAL OFFICER

Subject to the authority of the Board of Directors, the Chief Financial Officer shall be the chief financial officer and shall direct and supervise the business and financial affairs of the Corporation and perform such other duties as may be assigned him or her from time to time by the Board of Directors.  In the absence of the Chairperson, or if no Chairperson shall have been appointed, and the absence of the Chief Executive Officer and the Chief Operating Officer, the Chief Financial Officer shall (when present) preside at all meetings of the Board of Directors and stockholders, and shall ensure that all orders and resolutions of the Board of Directors and stockholders are carried into effect.  The Chief Financial Officer may execute bonds, mortgages and other contracts, except where required by law to be otherwise signed and executed and except where the signing and execution thereof shall be expressly delegated by the Board of Directors to some other officer or agent of the Corporation.

4.6           PRESIDENT

Subject to the authority of the Board of Directors, in the absence of the Chief Executive Officer and the Chief Operating Officer, the President shall be the chief operating officer of the Corporation and shall have responsibility and authority for management of the day-to-day operations of the Corporation.  The President may execute bonds, mortgages and other contracts, except where required by law to be otherwise signed and executed and except where the signing and

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execution thereof shall be expressly delegated by the Board of Directors to some other officer or agent of the Corporation.

4.7           VICE PRESIDENT

In the absence of the President or in the event of the President’s inability or refusal to act, the Vice President (or in the event there shall be more than one Vice President, the Vice Presidents in the order designated, or in the absence of any designation, then in the order of their election) shall perform the duties of the President, and when so acting shall have all the powers of, and be subject to all the restrictions upon, the President.

4.8           SECRETARY

The Secretary shall have responsibility for preparation of minutes of meetings of the Board of Directors and of the stockholders and for authenticating records of the Corporation.  The Secretary shall give, or cause to be given, notice of all meetings of the stockholders and special meetings of the Board of Directors.  The Secretary or an Assistant Secretary may also attest all instruments signed by any other officer of the Corporation.

4.9           ASSISTANT SECRETARY

The Assistant Secretary, or if there shall be more than one, the Assistant Secretaries in the order determined by the Board of Directors (or if there shall have been no such determination, then in the order of their election), shall, in the absence of the Secretary or in the event of the Secretary’s inability or refusal to act, perform the duties and exercise the powers of the Secretary.

4.10         TREASURER

In the absence of the Chief Financial Officer, the Treasurer shall be the chief financial officer of the Corporation and shall have responsibility for the custody of the corporate funds and securities and shall see to it that full and accurate accounts of receipts and disbursements are kept in books belonging to the Corporation.  The Treasurer shall render to the Chairperson, the Chief Executive Officer, the President, and the Board of Directors, upon request, an account of all financial transactions and of the financial condition of the Corporation.

4.11         ASSISTANT TREASURER

The Assistant Treasurer, or if there shall be more than one, the Assistant Treasurers in the order determined by the Board of Directors (or if there shall have been no such determination, then in the order of their election), shall, in the absence of the Treasurer or in the event of the Treasurer’s inability or refusal to act, perform the duties and exercise the powers of the Treasurer.

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4.12         TERM OF OFFICE

The officers of the Corporation shall hold office until their successors are chosen and qualify or until their earlier resignation or removal.  Any officer may resign at any time upon written notice to the Corporation.  Any officer elected or appointed by or at the direction of the Board of Directors may be removed at any time, with or without cause, by the affirmative vote of a majority of the Board of Directors.

4.13         COMPENSATION

The compensation of officers of the Corporation shall be fixed by the Board of Directors or by any officer(s) or committee(s) authorized by the Board of Directors to prescribe the compensation of such other officers.

4.14         FIDELITY BONDS

The Corporation may secure the fidelity of any or all of its officers or agents by bond or otherwise.

5                                          CAPITAL STOCK

5.1           CERTIFICATES OF STOCK; UNCERTIFICATED SHARES

The shares of the Corporation shall be represented by certificates, provided that the Board of Directors may provide by resolution that some or all of any or all classes or series of the Corporation’s stock shall be uncertificated shares.  Any such resolution shall not apply to shares represented by a certificate until such certificate is surrendered to the Corporation.  Notwithstanding the adoption of such a resolution by the Board of Directors, every holder of stock represented by certificates, and upon request every holder of uncertificated shares, shall be entitled to have a certificate (representing the number of shares registered in certificate form) signed in the name of the Corporation by the Chairperson, President or any Vice President, and by the Treasurer, Secretary or any Assistant Treasurer or Assistant Secretary of the Corporation.  Any or all of the signatures on the certificate may be by facsimile.  In case any officer, transfer agent or registrar whose signature or facsimile signature appears on a certificate shall have ceased to be such officer, transfer agent or registrar before such certificate is issued, it may be issued by the Corporation with the same effect as if such person were such officer, transfer agent or registrar at the date of issue.

5.2           LOST CERTIFICATES

The Board of Directors, Chairperson, Chief Executive Officer, President or Secretary may direct a new certificate of stock to be issued in place of any certificate theretofore issued by the Corporation and alleged to have been lost, stolen or destroyed, upon the making of an affidavit of that fact by the person claiming that the certificate of stock has been lost, stolen or destroyed.  When authorizing such issuance of a new certificate, the Board of Directors or any such officer may, as a

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condition precedent to the issuance thereof, require the owner of such lost, stolen or destroyed certificate or certificates, or such owner’s legal representative, to advertise the same in such manner as the Board of Directors or such officer shall require and/or to give the Corporation a bond or indemnity, in such sum or on such terms and conditions as the Board of Directors or such officer may direct, as indemnity against any claim that may be made against the Corporation on account of the certificate alleged to have been lost, stolen or destroyed or on account of the issuance of such new certificate or uncertificated shares.

5.3           RECORD DATE

5.3.1        ACTIONS BY STOCKHOLDERS

In order that the Corporation may determine the stockholders entitled to notice of or to vote at any meeting of stockholders or any adjournment thereof, the Board of Directors may fix a record date, which record date shall not precede the date upon which the resolution fixing the record date is adopted by the Board of Directors, and which record date shall not be more than sixty (60) days nor less than ten (10) days before the date of such meeting. If no record date is fixed by the Board of Directors, the record date for determining stockholders entitled to notice of or to vote at a meeting of stockholders shall be the close of business on the day next preceding the day on which notice is given, or, if notice is waived, at the close of business on the day next preceding the day on which the meeting is held. A determination of stockholders of record entitled to notice of or to vote at a meeting of stockholders shall apply to any adjournment of the meeting; providing, however, that the Board of Directors may fix a new record date for the adjourned meeting.

In order that the Corporation may determine the stockholders entitled to consent to corporate action in writing without a meeting, the Board of Directors may fix a record date, which record date shall not precede the date upon which the resolution fixing the record date is adopted by the Board of Directors, and which record date shall not be more than ten (10) days after the date upon which the resolution fixing the record date is adopted by the Board of Directors.  If no record date has been fixed by the Board of Directors, the record date for determining stockholders entitled to consent to corporate action in writing without a meeting, when no prior action by the Board of Directors is required by the Delaware General Corporation Law, shall be the first date on which a signed written consent setting forth the action taken or proposed to be taken is delivered to the Corporation in the manner prescribed by Section 213(b) of the Delaware General Corporation Law. If no record date has been fixed by the Board of Directors and prior action by the Board of Directors is required by the Delaware General Corporation Law, the record date for determining stockholders entitled to consent to corporate action in writing without a meeting shall be at the close of business on the day on which the Board of Directors adopts the resolution taking such prior action.

5.3.2        PAYMENTS

In order that the Corporation may determine the stockholders entitled to receive payment of any dividend or other distribution or allotment of any rights or the stockholders entitled

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to exercise any rights in respect of any change, conversion or exchange of stock, or for the purpose of any other lawful action, the Board of Directors may fix a record date, which record date shall not precede the date upon which the resolution fixing the record date is adopted, and which record date shall be not more than sixty days prior to such action.  If no record date is fixed, the record date for determining stockholders for any such purpose shall be at the close of business on the day on which the Board of Directors adopts the resolution relating thereto.

5.4           STOCKHOLDERS OF RECORD

The Corporation shall be entitled to recognize the exclusive right of a person registered on its books as the owner of shares to receive dividends, to receive notifications, to vote as such owner, and to exercise all the rights and powers of an owner.  The Corporation shall not be bound to recognize any equitable or other claim to or interest in such share or shares on the part of any other person, whether or not it shall have express or other notice thereof, except as otherwise may be provided by the Delaware General Corporation Law.

6                                          INDEMNIFICATION

6.1                                 POWER TO INDEMNIFY IN ACTIONS, SUITS OR PROCEEDINGS OTHER THAN THOSE BY OR IN THE RIGHT OF THE CORPORATION.

Subject to Section 6.3, the Corporation shall indemnify any person who (i) is or was a director or officer of the Corporation on or after the Effective Date of the Plan of Reorganization or (ii) is or was serving on or after such date at the written request of the Corporation as a director or officer, employee or agent of another corporation, partnership, joint venture, trust, employee benefit plan or other enterprise, and who is or was a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the Corporation) by reason of the fact that such person is or at any time was (a) a director or officer of the Corporation or (b) serving at the written request of the Corporation as a director or officer, employee or agent of another corporation, partnership, joint venture, trust, employee benefit plan or other enterprise, against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with such action, suit or proceeding if such person acted in good faith and in a manner such person reasonably believed to be in or not opposed to the best interests of the Corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe such person’s conduct was unlawful.  The termination of any action, suit or proceeding by judgment, order, settlement, conviction, or upon a plea of nolo contendere or its equivalent, shall not, of itself, create a presumption that the person did not act in good faith and in a manner which such person reasonably believed to be in or not opposed to the best interests of the Corporation, and, with respect to any criminal action or proceeding, had reasonable cause to believe that such person’s conduct was unlawful.

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6.2                                 POWER TO INDEMNIFY IN ACTIONS, SUITS OR PROCEEDINGS BY OR IN THE RIGHT OF THE CORPORATION.

Subject to Section 6.3, the Corporation shall indemnify any person who (i) is or was a director or officer of the Corporation on or after the Effective Date of the Plan of Reorganization or (ii) is or was serving on or after such date at the written request of the Corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust, employee benefit plan or other enterprise, and who is or was a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the Corporation to procure a judgment in its favor by reason of the fact that such person is or was (a) a director or officer of the Corporation or is or was (b) serving at the written request of the Corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust, employee benefit plan or other enterprise, against expenses (including attorneys’ fees) actually and reasonably incurred by such person in connection with the defense or settlement of such action or suit if such person acted in good faith and in a manner such person reasonably believed to be in or not opposed to the best interests of the Corporation; except that no indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable to the Corporation unless and only to the extent that the Court of Chancery or the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which the Court of Chancery or such other court shall deem proper.

6.3                                 AUTHORIZATION OF INDEMNIFICATION.

Any indemnification under this Section 6 (unless ordered by a court) shall be made by the Corporation only as authorized in the specific case upon a determination that indemnification of the director or officer is proper in the circumstances because such person has met the applicable standard of conduct set forth in Section 6.1 or Section 6.2, as the case may be.  Such determination shall be made, with respect to a person who is a director or officer at the time of such determination, (i) by a majority vote of the directors who are not parties to such action, suit or proceeding, even though less than a quorum, or (ii) by a committee of such directors designated by a majority vote of such directors, even though less than a quorum, or (iii) if there are no such directors, or if such directors so direct, by independent legal counsel in a written opinion or (iv) by the stockholders.  Such determination shall be made, with respect to former directors and officers, by any person or persons having the authority to act on the matter on behalf of the Corporation.  To the extent, however, that a present or former director or officer of the Corporation has been successful on the merits or otherwise in defense of any action, suit or proceeding described above, or in defense of any claim, issue or matter therein, such person shall be indemnified against expenses (including attorneys’ fees) actually and reasonably incurred by such person in connection therewith, without the necessity of authorization in the specific case.

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6.4                                 GOOD FAITH DEFINED.

For purposes of any determination under Section 6.3, a person shall be deemed to have acted in good faith and in a manner such person reasonably believed to be in or not opposed to the best interests of the Corporation, or, with respect to any criminal action or proceeding, to have had no reasonable cause to believe such person’s conduct was unlawful, if such person’s action is based on the records or books of account of the Corporation or another enterprise, or on information supplied to such person by the officers of the Corporation or another enterprise in the course of their duties, or on the advice of legal counsel for the Corporation or another enterprise or on information or records given or reports made to the Corporation or another enterprise by an independent certified public accountant or by an appraiser or other expert selected with reasonable care by the Corporation or another enterprise.  The term “another enterprise” as used in this Section 6.4 shall mean any other corporation or any partnership, joint venture, trust, employee benefit plan or other enterprise of which such person is or was serving at the request of the Corporation as a director, officer, employee or agent.  The provisions of this Section 6.4 shall not be deemed to be exclusive or to limit in any way the circumstances in which a person may be deemed to have met the applicable standard of conduct set forth in Section 6.1 or 6.2, as the case may be.

6.5                                 INDEMNIFICATION BY A COURT.

Notwithstanding any contrary determination in the specific case under Section 6.3, and notwithstanding the absence of any determination thereunder, any director or officer may apply to the Court of Chancery in the State of Delaware for indemnification to the extent otherwise permissible under Sections 6.1 and 6.2.  The basis of such indemnification by a court shall be a determination by such court that indemnification of the director or officer is proper in the circumstances because such person has met the applicable standards of conduct set forth in Section 6.1 or 6.2, as the case may be.  Neither a contrary determination in the specific case under Section 6.3 nor the absence of any determination thereunder shall be a defense to such application or create a presumption that the director or officer seeking indemnification has not met any applicable standard of conduct.  Notice of any application for indemnification pursuant to this Section 6.5 shall be given to the Corporation promptly upon the filing of such application.  If successful, in whole or in part, the director or officer seeking indemnification shall also be entitled to be paid the expense of prosecuting such application.

6.6                                 EXPENSES PAYABLE IN ADVANCE.

Expenses (including attorney’s fees) incurred by a director or officer in defending any civil, criminal, administrative or investigative action, suit or proceeding shall be paid by the Corporation in advance of the final disposition of such action, suit or proceeding upon receipt of an undertaking by or on behalf of such director or officer to repay such amount if it shall ultimately be determined that such person is not entitled to be indemnified by the Corporation as authorized in this Section 6.

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6.7                                 NONEXCLUSIVITY OF INDEMNIFICATION AND ADVANCEMENT OF EXPENSES.

The indemnification and advancement of expenses provided by or granted pursuant to this Section 6 shall not be deemed exclusive of any other rights to which those seeking indemnification or advancement of expenses may be entitled under the Certificate of Incorporation, any Bylaw, agreement, vote of stockholders or disinterested directors or otherwise, both as to action in such person’s official capacity and as to action in another capacity while holding such office, it being the policy of the Corporation that indemnification of the persons specified in Sections 6.1 and 6.2 shall be made to the fullest extent permitted by law.  The provisions of this Section 6 shall not be deemed to preclude the indemnification of any person who is not specified in Section 6.1 or 6.2 but whom the Corporation has the power or obligation to indemnify under the provisions of the General Corporation Law of the State of Delaware, or otherwise.

6.8                                 INSURANCE.

The Corporation may purchase and maintain insurance on behalf of any person who is or was a director or officer of the Corporation on or after the Effective Date of the Plan of Reorganization, or is or was serving at the request of the Corporation as a director or officer of another corporation, partnership, joint venture, trust, employee benefit plan or other enterprise on or after such date, against any liability asserted against such person and incurred by such person in any such capacity, or arising out of such person’s status as such, whether or not the Corporation would have the power or the obligation to indemnify such person against such liability under the provisions of this Section 6.

6.9                                 CERTAIN DEFINITIONS.

For purposes of this Section 6, references to “the Corporation” shall include, in addition to the resulting corporation, any constituent corporation (including any constituent of a constituent) absorbed in a consolidation or merger which, if its separate existence had continued, would have had power and authority to indemnify its directors or officers, so that any person who is or was a director or officer of such constituent corporation on or after the Effective Date of the Plan of Reorganization, or is or was serving at the request of such constituent corporation as a director or officer of another corporation, partnership, joint venture, trust, employee benefit plan or other enterprise on or after such date, shall stand in the same position under the provisions of this Section 6 with respect to the resulting or surviving corporation as such person would have with respect to such constituent corporation if its separate existence had continued.  For purposes of this Section 6, references to “fines” shall include any excise taxes assessed on a person with respect to an employee benefit plan; and references to “serving at the request of the Corporation” shall include any service as a director or officer of the Corporation which imposes duties on, or involves services by, such director or officer with respect to an employee benefit plan, its participants or beneficiaries; and a person who acted in good faith and in a manner such person reasonably believed to be in the interest of the participants and beneficiaries of an employee benefit plan shall be deemed to have acted in a manner “not opposed to the best interests of the Corporation” as referred to in this Section 6.

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6.10                           SURVIVAL OF INDEMNIFICATION AND ADVANCEMENT OF EXPENSES.

The indemnification and advancement of expenses provided by, or granted pursuant to, this Section 6 shall, unless otherwise provided when authorized or ratified, continue as to a person who has ceased to be a director or officer and shall inure to the benefit of the heirs, executors and administrators of such a person.

6.11                           LIMITATION ON INDEMNIFICATION.

Notwithstanding anything contained in this Section 6 to the contrary, except for proceedings to enforce rights to indemnification (which shall be governed by Section 6.5), the Corporation shall not be obligated to indemnify any director or officer in connection with a proceeding (or part thereof) initiated by such person unless such proceeding (or part thereof) was authorized or consented to by the Board of Directors of the Corporation.

Notwithstanding anything in these Bylaws or the Certificate of Incorporation of the Corporation, the Corporation shall not indemnify any person who resigned as or otherwise ceased to be a director or officer on or prior to the Effective Date of the Plan of Reorganization.

6.12                           INDEMNIFICATION OF EMPLOYEES AND AGENTS.

The Corporation may, to the extent authorized from time to time by the Board of Directors, provide rights to indemnification and to the advancement of expenses to employees and agents of the Corporation similar to those conferred in this Section 6 to directors and officers of the Corporation.

6.13                           REPEAL OR MODIFICATION.

Any repeal or other modification of this Section 6 shall not limit any rights of indemnification then existing or arising out of events, acts, omissions or circumstances occurring or existing prior to such repeal or modification, including, without limitation, the right to indemnification for proceedings commenced after such repeal or modification to enforce this Section 6 with regard to acts, omissions, events or circumstances occurring or existing prior to such repeal or modification.

6.14                           SEVERABILITY.

If this Section 6 or any portion hereof shall be invalidated on any ground by any court of competent jurisdiction, then the Corporation shall nevertheless indemnify each director and officer of the Corporation as to costs, charges and expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement with respect to any proceeding, whether civil, criminal, administrative or investigative, including an action by or in the right of the Corporation,

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to the full extent permitted by any applicable portion of this Section 6 that shall not have been invalidated and to the full extent permitted by applicable law.

7                                          GENERAL PROVISIONS

7.1                                 INSPECTION OF BOOKS AND RECORDS

Any stockholder, in person or by attorney or other agent, shall, upon written demand under oath stating the purpose thereof, have the right during the usual hours for business to inspect for any proper purpose the Corporation’s stock ledger, a list of its stockholders, and its other books and records, and to make copies or extracts therefrom.  A proper purpose shall mean a purpose reasonably related to such person’s interest as a stockholder.  In every instance where an attorney or other agent shall be the person who seeks the right to inspection, the demand under oath shall be accompanied by a power of attorney or such other writing which authorizes the attorney or other agent to so act on behalf of the stockholder.  The demand under oath shall be directed to the Corporation at its registered office or at its principal place of business.

7.2                                 DIVIDENDS

The Board of Directors may declare dividends upon the capital stock of the Corporation, which dividends may be paid in cash, in property or in shares of capital stock of the Corporation, subject to the provisions of the Certificate of Incorporation and the laws of the State of Delaware.

7.3                                 RESERVES

The Board of Directors of the Corporation may set apart, out of the funds of the Corporation available for dividends, a reserve or reserves for any proper purpose and may abolish any such reserve.

7.4                                 EXECUTION OF INSTRUMENTS

All checks, drafts or other orders for the payment of money, and promissory notes of the Corporation shall be signed by such officer or officers or such other person or persons as the Board of Directors may from time to time designate.

7.5                                 FISCAL YEAR

The fiscal year of the Corporation shall be fixed by resolution of the Board of Directors.

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7.6                                 SEAL

The Corporation shall not have a corporate seal.  All instruments that are executed on behalf of the Corporation which are acknowledged and which affect an interest in real estate shall be executed by the Chairperson, the Chief Executive Officer, Chief Financial Officer, the President or any Vice President and by the Secretary, the Treasurer, any Assistant Secretary or any Assistant Treasurer, except where required or permitted by law to be otherwise executed and except where the execution thereof shall be expressly delegated by the Board of Directors to some other officer or agent of the Corporation.

****

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EXHIBIT C

Exit Facility Term Sheet

EXHIBIT C

MCLEODUSA INCORPORATED

Summary of Principal Terms and Conditions

$50 Million Exit Revolver Facility and $100 Million Exit Term Facility

Borrower:	The reorganized McLeodUSA Incorporated, upon emergence from Chapter 11 of the Bankruptcy Code (the “Borrower”) pursuant to the plan of reorganization (the “Plan”).

Guarantors:	The Facilities referred to below will be jointly and severally guaranteed by all of the Borrower’s direct and indirect domestic subsidiaries (each, a “Guarantor”).

Facilities Amounts and Types:

1. A $50 million revolving credit facility (the “Revolver Facility”), with a letter of credit subfacility in an amount of $15 million. The letter of credit subfacility will be for new letters of credit and for replacement letters of credit for pre-petition and DIP letters of credit (or as back-to-back letters of credit for pre-petition and DIP letters of credit).

2. The New Term Loan Notes: The New Term Loan Notes will be issued in an amount equal to the aggregate unpaid principal amount of loans under the Borrower’s 2002 pre-petition syndicated bank facility (the “2002 Pre-Petition Facility”) on the effective date of the Plan (the “Effective Date”), estimated to be $100 million (the “Term Facility”).

The Revolver Facility and the Term Facility are referred to collectively as the “Facilities”.

Maturity:	Fifth year anniversary of the Effective Date.

Purpose:

Revolver Facility: (a) to refinance the DIP facility, including any letters of credit issued thereunder, (b) to make certain cash payments or otherwise satisfy allowed claims, in each case pursuant to the Plan, (c) to pay transaction costs and expenses associated with the Plan, (d) to provide working capital and for other general corporate purposes and (e) to replace any outstanding letters of credit issued under the 2002 Pre-Petition Facility.

Term Facility: to refinance the outstanding loans under the 2002 Pre-Petition Facility.

Availability:

Revolver Facility: the commitments under the Facility will not be available at any time unless the Cash Balance at such time is less than $20 million, after giving effect to amounts to be drawn under the Facility at such time (net of disbursements to be made by the Borrower from such drawn amounts within 5 Business Days) (the “Cash Balance Condition”). The drawdown notice will specify the material disbursements to be made from the amounts drawn under the Facility. “Cash Balance” means cash and cash equivalents (net of float and certain prefunded payroll amounts) of the Loan Parties, including amounts held in any account of the Loan Parties, other than the Letter of Credit Collateral Account.

Administrative Agent and Collateral Agent:	JPMorgan Chase Bank, N.A. (“JPMCB”) (in such capacity, the “Agent”).

Sole Arranger and Bookrunner:	J. P. Morgan Securities Inc. (the “Arranger”).

Lenders:	Revolver Facility: A syndicate of financial institutions, including JPMCB, arranged by the Arranger in consultation with the Borrower (the “Revolver Lenders”).

Term Facility: the lenders under the 2002 Pre-Petition Facility (the “Term Lenders” and, together with the Revolver Lenders, the “Lenders”).

Collateral:	A perfected first priority lien on all assets of the Borrower and the Guarantors (the “Collateral”).

Pricing:	Revolver Facility: LIBOR plus 750 basis points, and a commitment fee of 50 basis points on the unused portion of the Revolver Facility.

Term Facility: LIBOR plus 750 basis points, subject to an increase of 50 basis points on May 1, 2007 and each anniversary thereof.

Interest will be payable in cash in arrears.

Underwriting Fees:	Revolver Facility: 200 basis points on the total initial committed amount under the Revolver Facility.

Term Facility: 50 basis points on the initial aggregate principal amount of the loans under the Term Facility.

Ticking Fees:

Revolver Facility: If commitments are provided prior to the signing of the definitive documentation for the Revolver Facility, a ticking fee equal to 50 basis points per annum will be payable on the aggregate amount of the committed Revolver Facility until the effective date of the Revolver Facility.

Scheduled Amortization:	Revolver Facility: None.

Term Facility: (i) in year 1, 0%, (ii) in year 2, 0%, (iii) in year 3, 15%, (iv) in year 4, 25% and (v) in year 5, 60%. Amortization amounts payable in any year will be made in four equal quarterly payments.

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Mandatory Prepayments:

Term Facility: (a) the first $50 million of Core Asset Sale Proceeds (as defined below), (b) thereafter, 75% of Core Asset Sale Proceeds and (c) 75% of net cash proceeds from (i) any casualty or other insured damage to any property of the Borrower or any of its subsidiaries, or any taking of property pursuant to the power of eminent domain or condemnation, (ii) the issuance of any equity securities or the receipt of any capital contribution by the Borrower or any of its subsidiaries and (iii) the incurrence of any indebtedness by the Borrower or any of its subsidiaries, in each case subject to certain exceptions to be agreed upon. The remaining 25% of net cash proceeds (including Core Asset Sale Proceeds) may be used by the Borrower for working capital and other general corporate purposes.

“Core Asset Sale Proceeds” means net cash proceeds from the sale or other disposition of any assets of the Borrower and its subsidiaries, other than (x) sales of inventory and equipment in the ordinary course of business and dispositions of obsolete or surplus equipment, (y) proceeds from the sale of airplanes and (z) the first $10 million of cash proceeds received in any calendar year from IRU’s or other sale or lease transactions involving dark fiber or conduit (or in the case of 2005, the first $5 million received during the period from the filing date of the Borrower’s bankruptcy case to December 31, 2005). All cash proceeds received from IRU’s or other sale or lease transactions involving dark fiber or conduit in any calendar year in excess of the amounts stated above shall be considered Core Asset Sale Proceeds, regardless of whether such transactions qualify for sales type accounting treatment under GAAP.

Asset sales must be for fair value and at least 85% cash consideration.

Any mandatory prepayment of the Term Facility will be applied to the remaining scheduled amortization installments of the Term Facility in inverse order of maturity.

Optional Commitment Reductions and Repayments:	Optional commitment reductions under the Revolver Facility and optional repayments under the Term Facility will be permitted at any time in minimum amounts to be agreed upon.

Conditions to Closing:

Usual and customary for facilities of this nature, and to include without limitation satisfaction of the Arranger and the Agent in their sole discretion with (a) the Plan, (b) the terms, entry and effectiveness of a final, non-appealable confirmation order with respect to the Plan, and (c) the effectiveness of the Plan and the reorganization of the Borrower and the Guarantors pursuant to the terms of the Plan.

Conditions Precedent to all Advances:	Usual and customary for facilities of this nature, including but not limited to (a) accuracy of representations and warranties, and (b) no default or event of default.

Representations and Warranties:	Usual and customary for facilities of this nature.

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Affirmative and Negative Covenants:	Usual and customary for facilities of this nature.

Financial Covenants:

Usual and customary for facilities of this nature, including without limitation:
1. maximum capital expenditures;
2. minimum EBITDA;
3. maximum leverage ratio; and
4. minimum cash and Availability under the Revolver Facility.

Events of Defaults:	Usual and customary for facilities of this nature.

Financial and Other Reporting(1):	1. Audited financials within 90 days after end of each fiscal year of the Borrower.

2. Quarterly unaudited financials within 45 days at end of each fiscal quarter of the Borrower, with results compared to applicable period in prior year and in the budget.

3. Monthly unaudited financials within 30 days after the end of each month, with results compared to applicable period in prior year and in the budget.

4. Prior to the end of each fiscal year, a monthly budget for each month in the subsequent fiscal year, stated on a preliminary basis. Within 25 days of delivery of the final audit for any fiscal year, a revised budget for the relevant fiscal year updating the preliminary budget to reflect any year end adjustments.

5. Standard quarterly reporting requirements to be agreed upon.

Required Lenders:

Lenders holding in excess of 50% of the exposures (funded and unfunded) under the Revolver Facility and the Term Facility voting as a single class, except that (a) the consent of each Lender affected thereby will be required to increase such Lender’s commitment, to reduce the principal amount of any loan or letter of credit disbursement under the Facilities or rate of interest thereon, to extend any date for the scheduled payment of interest, to reduce any fees payable under the Facilities, to extend the final maturity or to make reductions in the amount or extensions of the scheduled date of amortization under the Term Facility, (b) the consent of all of the Lenders will be required to change the definition of “Required Lenders” or any other provision specifying a minimum percentage of Lenders or to release all or substantially all of the Collateral or all or substantially all of the Guarantors and (c) the consent of Lenders holding 66.67% or more of the exposures (funded and unfunded) under the Revolver Facility and the Term Facility voting as a single class will be required to release Collateral that comprises 15% or more of the book value of consolidated total assets as reflected in the most recent financial statements delivered to the Lenders.

In addition, certain matters will require separate class votes by Revolver Lenders and Term Lenders.

Costs and Expenses:	For the account of the Borrower.

Indemnification:

The Borrower shall indemnify the Agent, the Arranger and the Lenders and their respective affiliates from and against any and all losses, claims, damages, liabilities, deficiencies, judgments or expenses, other than for their own gross negligence or willful misconduct (as determined by a final, non-appealable judgment of a court of competent jurisdiction), incurred by any of them arising out of or by result of the Facilities, the commitments thereunder, the use of the proceeds of the Facilities or any related transaction or any litigation, investigation, claim or proceeding, pending or threatened (whether or not any indemnified person is a party thereto), that arise out of or are in any way based upon any of the foregoing, including without limitation, amounts paid in settlement, court costs and the fees and disbursements of counsel incurred in connection with any such litigation, investigation, claim or proceedings.

Other Provisions:	The loan documentation for the Facilities will include customary provisions regarding increased costs, illegality, tax indemnities, waiver of trial by jury and other similar provisions.

Assignments and Participations:

Each Lender will have the right to assign to one or more eligible assignees all or a portion of its rights and obligations under the Facilities, with the consent, not to be unreasonably withheld, of the Agent, the letter of credit issuer and, so long as there is no default or event of default, the Borrower; provided that no consent will be required for assignments to a Lender or an affiliate of the assigning Lender. In the case of partial assignments (other than to another Lender or to an affiliate of a Lender), the minimum assignment amount shall be $5,000,000. The parties to the assignment (other than the Borrower) will pay to the Agent an assignment fee of $3,500.

Governing Law:	State of New York.

Counsel to the Agent:	Davis Polk & Wardwell.

(1)           All financial statements to include a consolidated profit and loss statement, balance sheet and cash flow statement.  Management to provide bridge analysis to budget and prior year variances along with appropriate commentary.  All financial information to be certified by CFO.

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EXHIBIT D

Mutual Release

EXHIBIT D

RELEASE AGREEMENT

THIS RELEASE AGREEMENT (the “Agreement”) is made as of                 , 200 , by and between the undersigned present or former directors (the “Directors”) of McLeodUSA Incorporated and the other Debtors (the “Debtors”) and the undersigned lenders  (the “Lenders”) under the Prepetition Credit Agreements (as defined in the Joint Prepackaged Plan of Reorganization of McLeodUSA Incorporated and its Affiliate Debtors (the “Plan”)).  Capitalized terms not specifically defined herein shall have the meanings ascribed to them in the Plan.

WHEREAS, the Debtors have filed the Plan.

WHEREAS, pursuant to the Plan, the Debtors have agreed to release and waive claims and causes of action against, among others, the Directors and the Lenders, as set forth in the Plan.

WHEREAS, pursuant to the Plan, all of the Prepetition Lenders are deemed, to the maximum extent permitted by law, to have released and waived claims and causes of action against, among others, the Directors, as set forth in the Plan.

WHEREAS, separate, apart from and in addition to the releases provided for in the Plan, the Lenders have agreed to release and waive claims and causes of action against the Directors, as set forth herein.

WHEREAS, separate, apart from and in addition to the releases provided for in the Plan, the Directors have agreed to release and waive claims and causes of action against the Debtors and the Lenders, as set forth herein.

WHEREAS, it is a condition to confirmation of the Plan that the mutual releases set forth herein be executed by the Directors and the Majority Prepetition Lenders.

NOW, THEREFORE, in consideration of the foregoing and the mutual promises of the parties herein contained, and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereby agree as follows:

1.             Director Release.  For good and valuable consideration, the adequacy of which is hereby confirmed, each of the Directors, on his or her own behalf and on behalf of his or her respective successors and assigns, hereby releases and waives any and all charges, complaints, claims, liabilities, promises, agreements, causes of action, damages or other obligations (the “Claims”) against the Debtors and each Lender and Investment Adviser (as defined in Section 2(a)(20)

of the Investment Company Act of 1940, as amended, an “Investment Adviser”) of such Lender, whether known or unknown and whether arising in law or equity, that each Director had, may have or might otherwise in the future have, arising from or relating to any of the Debtors or the Prepetition Credit Agreements, including, without limitation, any rights (whether derived from any contract, certificate of incorporation, by-laws, statute or otherwise) to indemnification, contribution or on any similar basis, and arising from facts and circumstances existing on or prior to the Effective Date of the Plan (excluding (i) Claims with respect or relating to any personal banking or investment relationships and (ii) Claims arising out of the willful misconduct of any Lender or Investment Adviser of such Lender or the Company).

2.             Lender Release.  For good and valuable consideration, the adequacy of which is hereby confirmed, each of the Lenders, on its own behalf and on behalf of its respective directors, officers, employees, agents, attorneys, advisors, successors and assigns, hereby releases and waives any and all Claims against each Director, whether known or unknown and whether arising in law or equity, that each Lender had, may have or might otherwise in the future have, arising from or relating to any of the Debtors or the Prepetition Credit Agreements and arising from facts or circumstances existing on or prior to the Effective Date of the Plan (excluding (i) Claims with respect or relating to any personal banking or investment relationships and (ii) Claims arising out of the willful misconduct of any Director).

3.             Miscellaneous.

(a)           This Agreement shall become effective upon the later of (i) the date on which it is executed by the Majority Prepetition Lenders and each Director and (ii) the Effective Date of the Plan.  This Agreement shall be null and void if the conditions to its effectiveness set forth above are not met, including but not limited to, if the Plan becomes null and void.  Except to the extent provided herein, this Agreement shall be binding upon and inure solely to the benefit of the parties hereto and their respective successors and permitted assigns, and shall not be enforceable by or inure to the benefit of any third party.

(b)           This Agreement shall be construed in accordance with and governed by the internal laws of the State of Delaware (without regard to the conflicts of laws principles thereof), applicable to contracts made and to be performed therein.  Further, the parties agree that the Bankruptcy Court (as defined in the Plan) shall have exclusive jurisdiction over the matters set forth in this Agreement, and in any such action, each of the parties hereto and all of their representatives: (i) consent to the jurisdiction of such court, and (ii) waive any argument or claim that such a court lacks personal or subject matter jurisdiction, that venue would be improper or inconvenient, or that some other forum would be more appropriate.

(c)           This Agreement may be executed in any number of counterparts, each of which when so executed and delivered shall be deemed to be an original and all of which counterparts

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of this Agreement taken together shall constitute but one and the same instrument.

(d)           With respect to Directors who are or were directors and officers of the Debtors, this Agreement shall apply in its entirety to such individuals, and operate to release all Claims arising, in each such capacity.

(e)           Each Director, on his or her own behalf and on behalf of his respective successors and assigns, hereby represents that he or she has not assigned or otherwise disposed of any Claims that would otherwise be subject to this Agreement had they not been so assigned or disposed of.

(f)            Each Lender, on its own behalf and on behalf of its respective directors, officers, employees, agents, attorneys, advisors, successors and assigns, hereby represents that it has not assigned or otherwise disposed of any Claims that would otherwise be subject to this Agreement had they not been so assigned or disposed of.

IN WITNESS WHEREOF, each of the undersigned Lenders and Directors have executed this Agreement as of the date first set forth above.

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EXHIBIT E

New Stockholders Agreement

EXHIBIT E

STOCKHOLDERS AGREEMENT

dated as of

                    , 2005

among

MCLEODUSA INCORPORATED
and
THE HOLDERS OF COMMON STOCK
LISTED ON SCHEDULE I

Exhibit A	Tag-Along Notice
Exhibit B	Tag-Along Response Notice
Exhibit C	Drag-Along Sale Notice
Exhibit D	Joinder Agreement

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STOCKHOLDERS AGREEMENT

AGREEMENT dated as of                 , 200  among (i) McLeodUSA Incorporated, a Delaware corporation (the “Company”), and (ii) the holders of Common Stock listed on Schedule I hereto and any other Person that acquires any Common Stock from any such holders, directly or indirectly, and executes and delivers to the Company a joinder agreement in the form attached hereto as Exhibit D at any time after the date hereof (collectively, the “Stockholders”).

W I T N E S S E T H :

WHEREAS, on                      , 2005 (the “Petition Date”), the Company and certain of its Subsidiaries filed with the United States Bankruptcy Court for the Northern District of Illinois (i) voluntary petitions for relief under Chapter 11 of the U.S. Bankruptcy Code and (ii) a Joint Prepackaged Plan of Reorganization (the “Plan”);

WHEREAS, pursuant to the Plan, the Company has been authorized and directed to enter into this Agreement, and each Holder of an Allowed Class 5 Claim (as such terms are defined in the Plan) and the Company are bound, and are deemed to be bound, by this Agreement and entitled to the benefit of and the right to enforce this Agreement.

WHEREAS, pursuant to the Plan, each Holder of an Allowed Class 5 Claim (as such terms are defined in the Plan) must execute this Agreement prior to receiving its pro rata distribution of Common Stock (as defined below).

WHEREAS, each Stockholder is on the date hereof the holder of the number of shares of Common Stock as is set forth on Schedule I attached hereto.

NOW, THEREFORE, in accordance with the Plan and in consideration of the covenants and agreements contained herein, the parties hereto agree as follows:

ARTICLE 1
DEFINITIONS

Section 1.01.  Definitions.  The following terms, as used herein, have the following meanings:

“Acting in Concert” means acting pursuant to an agreement, arrangement or understanding, in each case whether formal or informal, for the purpose of acquiring, holding, voting or disposing of Common Stock.

 “Affiliate” shall have the meaning ascribed to the term “Affiliated person” in Section 2(a)(3) of the Investment Company Act of 1940, as amended, and shall include any fund or account sharing a common Investment Adviser.  The term “Affiliated” shall have the correlative meaning.

“Beneficial Owner” shall be determined pursuant to Rules 13d-3 and 13d-5 under the Exchange Act, and “Beneficial Ownership” shall mean any of the rights of a Beneficial Owner.

“Board” means the board of directors of the Company.

“Business Day” means any day except a Saturday, Sunday or other day on which commercial banks in New York City are authorized by law to close.

“control” (including the terms “controlling”, “controlled by” and “under common control with”) means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of a person, whether through the ownership of voting shares, by contract, or otherwise.

“Common Shares” means shares of Common Stock.

“Common Stock” means the common stock, par value $[  ] per share, of the Company issued pursuant to the Plan and any stock into which such Common Stock may hereafter be converted or changed (including by way of recapitalization, merger, consolidation, other reorganization or otherwise).

“Competitor” means, at the time a Transfer is contemplated, (i) any provider of telecommunications services to third parties, which provider serves customers in (x) any state in which the Company or any of its Affiliates then serves customers, (y) any state that is contiguous to any state referred to in clause (x) or (z) Canada, or (ii) any Person if the primary business of such Person or of such Person and its Affiliates is the provision of telecommunications services to third parties.

“Competitor Affiliate” means, with respect to any Competitor, any other Person directly or indirectly controlling, controlled by or under common control with such Competitor other than:

(i) any such Person which constitutes a commercial bank, savings and loan association, savings bank, insurance company, lease financing company, commercial finance company or mutual fund (or any subsidiary of any such entity to which troubled credits are transferred) if (x) such Person controls such Competitor, (y) such Person is not itself controlled by or under common control with any Competitor not controlled by such Person and (z) such Person and its Affiliates, taken together, are not engaged in, as a principal line of business, the business of acquiring debt or equity of financially distressed companies;

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(ii) any Person listed on Schedule II attached hereto and any Investment Adviser of such Person; or

(iii) any investment fund or separate account that is managed or advised by (x) the same Investment Adviser as any holder or Beneficial Owner of Common Stock as of the Effective Date or (y) an Affiliate of such Investment Adviser.

For purposes of this definition, (1) an Investment Adviser to an investment fund, and any Person who directly or indirectly controls, is controlled by or under common control with such Investment Adviser, shall be deemed to be directly or indirectly controlling, controlled by or under common control with such investment fund, and (2) a Person shall not be considered to be in control of another Person if the first Person and its Affiliates (A) Beneficially Own less than 15% of the voting securities of the second Person, (B) do not possess, directly or indirectly, the power to direct or cause the direction of the management and policies of the second Person, whether by contract or otherwise, and (C) are not deemed to be in control of the second Person by virtue of clause (1) of this sentence.

“Effective Date” means the Effective Date of and as defined in the Plan.

“Exchange Act” means the Securities Exchange Act of 1934, as amended.

“Financial Officer” means the chief financial officer, principal accounting officer, treasurer or controller of the Company.

“Investment Adviser” shall have the meaning ascribed to such term in Section 2(a)(20) of the Investment Company Act of 1940, as amended.

“Person” means an individual, corporation, limited liability company, partnership, fund, account, association, trust or other entity or organization, including a government or political subdivision or an agency or instrumentality thereof.

“Public Company” means (i) the Company has become subject to the reporting requirements of the Exchange Act, (ii) a registration statement has become effective for all of the Common Stock and (iii) the Common Stock has been listed on a national exchange or approved for quotation on the Nasdaq National Market.

“Public Offering” means a firmly underwritten public offering of Common Shares pursuant to an effective registration statement under the Securities Act (other than pursuant to a registration statement on Form S-4 or Form S-8 or any similar or successor form), if such offering results in the

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Common Stock being listed and traded on a national exchange or approved for quotation and traded on the Nasdaq National Market.

“Registration Rights Agreement” means that certain Registration Rights Agreement, dated as of the Effective Date, among the Company and the holders of Common Stock listed on Schedule I thereto.

“Related Transactions” means transactions executed pursuant to a common agreement, arrangement or understanding, in each case whether formal or informal.

“Securities Act” means the Securities Act of 1933, as amended.

“Shelf Registration Statement” means a shelf registration statement that complies with the provisions of Rule 415 under the Securities Act.

“Subsidiary” means, with respect to any Person, any entity of which securities or other ownership interests having ordinary voting power to elect a majority of the board of directors or other persons performing similar functions are at the time directly or indirectly owned by such Person.

“Tag-Along Portion” means, for any Tagging Person, that number of securities equal to the product of (i) the aggregate number of Common Shares owned by the Tagging Person immediately prior to the applicable Tag-Along Sale and (ii) a fraction the numerator of which is the maximum number of Common Shares proposed by the Tag-Along Seller to be Transferred in such Tag-Along Sale and the denominator of which is the aggregate number of Common Shares owned by all Stockholders at such time.

“Third Party” means a prospective Transferee of Common Shares in an arm’s-length transaction from one or more Stockholders, other than an Affiliate of any such Stockholders.

“Transfer” means, with respect to any Common Shares, (i) when used as a verb, to sell, assign, dispose of, exchange, pledge, encumber, hypothecate or otherwise transfer such Common Shares or any participation or interest therein, whether directly or indirectly, or agree or commit to do any of the foregoing and (ii) when used as a noun, a direct or indirect sale, assignment, disposition, exchange, pledge, encumbrance, hypothecation, or other transfer of such Common Shares or any participation or interest therein or any agreement or commitment to do any of the foregoing.  The terms “Transferee”, Transferor”, “Transferred”, and other forms of the word “Transfer” shall have the correlative meanings.

“Twenty Percent Holder” means (i) any Person or group of Affiliated Persons who, as a Holder of an Allowed Class 5 Claim (as such terms are defined

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in the Plan), became entitled to Beneficially Own not less than 20% of the Common Stock immediately after giving effect to consummation of the Plan on the Effective Date; provided, however, that Twenty Percent Holder shall exclude any Person or group of Affiliated Persons who did not hold all or substantially all of such Class 5 Claim on the Petition Date, (ii) Fidelity Management & Research Co. and its Affiliates and (iii) Wayzata Investment Partners LLC and its Affiliates.

Section 1.02.  Other Definitional and Interpretative Provisions.  The words “hereof”, “herein” and “hereunder” and words of like import used in this Agreement shall refer to this Agreement as a whole and not to any particular provision of this Agreement.  The captions herein are included for convenience of reference only and shall be ignored in the construction or interpretation hereof.  References to Articles, Sections, Exhibits and Schedules are to Articles, Sections, Exhibits and Schedules of this Agreement unless otherwise specified.  All Exhibits and Schedules annexed hereto or referred to herein are hereby incorporated in and made a part of this Agreement as if set forth in full herein.  Any capitalized terms used in any Exhibit or Schedule but not otherwise defined therein, shall have the meaning as defined in this Agreement.  Any singular term in this Agreement shall be deemed to include the plural, and any plural term the singular.  Whenever the words “include”, “includes” or “including” are used in this Agreement, they shall be deemed to be followed by the words “without limitation”, whether or not they are in fact followed by those words or words of like import.  “Writing”, “written” and comparable terms refer to printing, typing and other means of reproducing words (including electronic media) in a visible form.  References to any agreement or contract are to that agreement or contract as amended, modified or supplemented from time to time in accordance with the terms hereof and thereof.  References to any Person include the successors and permitted assigns of that Person.  References from or through any date mean, unless otherwise specified, from and including or through and including, respectively.

ARTICLE 2.
RESTRICTIONS ON TRANSFER

Section 2.01.  General Restrictions On Transfer.  (a) Each Stockholder agrees that it shall not Transfer any Common Shares (or solicit any offers in respect of any Transfer of any Common Shares), except in compliance with or pursuant to an exemption from the requirements of the Securities Act and any other applicable securities or “blue sky” laws, and the terms and conditions of this Agreement.

(b)           Any attempt to Transfer any Common Shares prior to the Termination Date (as defined below) not in compliance with this Agreement shall

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be null and void, and the Company shall not, and shall cause any transfer agent not to, give any effect in the Company’s stock records to such attempted Transfer.

Section 2.02.  Permitted Transfers.  Subject to Sections 2.03, 3.01 and 3.02, any Stockholder may at any time Transfer any or all of its Common Shares without the consent of the Board or any other Stockholder or group of Stockholders so long as (a) prior to the consummation thereof, the proposed Transferee delivers to the Company, in form and substance reasonably acceptable to the Company, (i) if the proposed Transferee is not already party to this Agreement, an agreement to be bound by the terms of this Agreement in the form of Exhibit A hereto, (ii) if the proposed Transferee is not a Competitor or Competitor Affiliate, a written representation from the proposed Transferee to that effect, (iii) if the proposed Transferee is a Competitor or Competitor Affiliate, a written representation that the proposed Transfer does not violate Section 2.03, together with such documentation as may be reasonably requested by the Company to verify the accuracy of such certification and (iv) if no Tag-Along Notice (as defined below) has been delivered in accordance with Section 3.01 with respect to such proposed Transfer, (A) a written certification by the proposed Transferor confirming that the proposed Transfer would not constitute a Tag-Along Sale (as defined below) and (B) a written certification by the proposed Transferee confirming that the Transferee(s), together with its Affiliates and Persons with whom they are Acting in Concert, would not, after giving effect to such Transfer, Beneficially Own at least 30% of the outstanding Common Shares, provided, that this Section 2.02(a) shall not apply to Transfers solely among Persons listed on Schedule II hereto that have a common Investment Adviser as of the Petition Date and (b) the Transfer to such Transferee is in compliance with the Securities Act and any other applicable securities or “blue sky” laws.  If requested by the Company in its reasonable judgment, an opinion of counsel, in form and substance reasonably acceptable to the Company, for such Transferor shall be supplied to the Company at such Transferor’s expense to the effect that such Transfer is being made pursuant to an exemption from the registration requirements under the Securities Act and in compliance with any other applicable securities or “blue sky” laws.  Upon becoming a party to this Agreement, the permitted Transferee of a Stockholder shall be substituted for, and shall enjoy the same rights and be subject to the same obligations as, the Transferor hereunder with respect to the Common Shares Transferred pursuant to such Transfer.

Section 2.03.  No Transfers to a Competitor.  Notwithstanding anything in this Agreement to the contrary, no Stockholder may Transfer any Common Shares to a Competitor or a Competitor Affiliate if, after such Transfer, such Competitor or Competitor Affiliate, together with the Affiliates of such Competitor Affiliates, would Beneficially Own at least 20% of the outstanding Common Shares unless (i) such Transfer is approved by the Board and the Stockholders holding at least two-thirds of the then outstanding Common Shares or (ii) (x) the Competitor or

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Competitor Affiliate and its Affiliates will be, after such Transfer, the Beneficial Owners of a majority of the outstanding Common Shares after such Transfer and (y) the Competitor or Competitor Affiliate, as the case may be, has offered to purchase all of the then outstanding Common Shares on the same terms and conditions offered to such Stockholder and purchases, simultaneously with such Transfer, all such Common Shares that are tendered to it at or prior to the time of such Transfer.  For the avoidance of doubt, any Stockholder that initially declines the offer described in clause (ii) of the preceding sentence may nevertheless tender outstanding Common Shares at the time of such Transfer and such Common Shares will be purchased by the Competitor or Competitor Affiliate, as the case may be, on the same terms and conditions and simultaneously with such Transfer.

Section 2.04.  Legends.  Each certificate evidencing Common Stock subject to the terms hereof and each certificate issued in exchange for or upon the Transfer of any such Common Stock shall be stamped or otherwise imprinted with a legend in substantially the following form:

“THE SECURITIES REPRESENTED BY THIS CERTIFICATE ARE SUBJECT TO CERTAIN RESTRICTIONS ON TRANSFER AND OTHER OBLIGATIONS (INCLUDING THE OBLIGATION TO SELL SUCH SECURITIES UPON AN APPROVED SALE) SET FORTH IN THE STOCKHOLDERS AGREEMENT, DATED AS OF                  , 2005, AS THE SAME MAY BE AMENDED OR MODIFIED FROM TIME TO TIME, AMONG THE ISSUER OF THESE SECURITIES (THE “COMPANY”) AND ITS STOCKHOLDERS, AND IN THE CERTIFICATE OF INCORPORATION OF THE COMPANY.  ANY PURPORTED TRANSFER OF THE SECURITIES REPRESENTED BY THIS CERTIFICATE THAT FAILS TO COMPLY WITH SUCH RESTRICTIONS AND OBLIGATIONS SHALL BE VOID AND OF NO EFFECT.  A COPY OF SUCH STOCKHOLDERS AGREEMENT AND CERTIFICATE OF INCORPORATION SHALL BE FURNISHED WITHOUT CHARGE BY THE COMPANY TO THE HOLDER HEREOF UPON WRITTEN REQUEST.”

Upon the Termination Date, the holder of any certificate representing Common Stock and bearing such legend shall be entitled to receive from the Company, without expense, new securities of like tenor not bearing the legend set forth above.

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ARTICLE 3
TAG-ALONG RIGHTS; DRAG-ALONG RIGHTS

Section 3.01.  Tag-Along Rights. (a) Subject to Section 3.03, if any Stockholder or Stockholders (the “Tag-Along Seller”) propose to Transfer Beneficial Ownership of Common Shares (A) representing at least 30% of the then outstanding Common Shares in a single transaction or in a series of Related Transactions to a Transferee or group of Affiliated Transferees and/or to Transferees who are Acting in Concert (excluding, in each case, Transferees who are Affiliates of the Tag-Along Seller) (a “Block Tag-Along Sale”) or (B) to a Transferee or group of Affiliated Transferees or Transferees Acting in Concert (excluding Transferees who are Affiliates of the Tag-Along Seller), who, together with any Affiliates thereof and any Persons with whom such Transferee(s) or Affiliates thereof is/are Acting in Concert, would, after giving effect to such Transfer, Beneficially Own at least 30% of the outstanding Common Shares (a “Threshold Tag-Along Sale” and together with the Block Tag-Along Sale, each a “Tag-Along Sale”),

(i)    not less than 10 Business Days prior to the expected date of consummation of such Transfer, the Tag-Along Seller shall provide each other Stockholder written notice, in the form of Exhibit A hereto, of the terms and conditions of such proposed Transfer (“Tag-Along Notice”) and each other Stockholder shall be offered the opportunity to participate in such Transfer in accordance with Sections 3.01 and 3.03, and

(ii)   each other Stockholder may elect, at its option, to participate in the proposed Transfer in accordance with this Section 3.01 and Section 3.03 (each such electing other Stockholder, a “Tagging Person”).

The Tag-Along Notice shall identify the number of Common Shares proposed by the Tag-Along Seller to be Transferred in such Tag-Along Sale (“Tag-Along Offer”), the consideration for which the Transfer is proposed to be made, and all other material terms and conditions of the Tag-Along Offer, including the form of the proposed agreement, if any, and a firm offer by the proposed Transferee to purchase Common Shares from the Stockholders in accordance with this Section 3.01 and Section 3.03.

From the date of its receipt of the Tag-Along Notice, each Tagging Person shall have the right (a “Tag-Along Right”), exercisable by written notice in the form of Exhibit B hereto (“Tag-Along Response Notice”) given to the Tag-Along Seller within 10 Business Days after its receipt of the Tag-Along Notice (the “Tag-Along Notice Period”), to request that the Tag-Along Seller include in such Tag-Along Sale any portion or all of such Tagging Person’s Tag-Along Portion, and the Tag-Along Seller shall include the number of Common Shares proposed by the Tag-Along Seller to be Transferred as set forth in the Tag-Along

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Notice (reduced to the extent necessary, so that each Tagging Person shall be able to include its Tag-Along Portion) and such additional Common Shares as permitted by Section 3.01(d).  Each Tag-Along Response Notice shall include instructions for payment or delivery of the purchase price for the Common Shares to be Transferred in such Tag-Along Sale.  Each Tagging Person that exercises its Tag-Along Rights hereunder shall deliver to the Tag-Along Seller, with its Tag-Along Response Notice, the certificates representing the Common Shares of such Tagging Person to be included in the Tag-Along Sale, together with a limited power-of-attorney authorizing the Tag-Along Seller to Transfer such Common Shares on the terms set forth in the Tag-Along Notice or, if such delivery is not permitted by applicable law, an unconditional agreement to deliver such Common Shares pursuant to this Section 3.01(a) at the closing for such Tag-Along Sale against delivery to such Tagging Person of the consideration therefor.  Delivery of the Tag-Along Response Notice with such certificate or certificates and limited power-of-attorney shall constitute an irrevocable acceptance of the Tag-Along Offer by such Tagging Person, subject to the provisions of this Section 3.01 and Section 3.03.

If, at the end of a 105-day period after such delivery of such Tag-Along Notice (which 105-day period shall be extended if any of the transactions contemplated by the Tag-Along Offer are subject to regulatory approval until the expiration of five Business Days after all such approvals have been received, but in no event later than 120 days following delivery of the Tag-Along Notice by the Tag-Along Seller), the Tag-Along Seller has not completed the Transfer of all Common Shares proposed to be Transferred by the Tag-Along Seller and all Tagging Persons on substantially the same terms and conditions set forth in the Tag-Along Notice, the Tag-Along Seller shall (i) return to each Tagging Person the limited power-of-attorney and all certificates representing the Common Shares that such Tagging Person delivered for Transfer pursuant to this Section 3.01(a) and any other documents in the possession of the Tag-Along Seller executed by the Tagging Persons in connection with the proposed Tag-Along Sale, and (ii) not conduct any Transfer of Common Shares without again complying with this Agreement.

(b)           Concurrently with the consummation of the Tag-Along Sale, the Tag-Along Seller shall (i) notify the Tagging Persons thereof, (ii) remit to the Tagging Persons the total consideration for the Common Shares of the Tagging Persons Transferred pursuant thereto (net of any fees and expenses as provided in Section 3.03), with the cash portion of the purchase price paid by wire transfer of immediately available funds in accordance with the wire transfer instructions in the applicable Tag-Along Response Notices and (iii) promptly after the consummation of such Tag-Along Sale, furnish to each Tagging Person a certification that the Tag-Along Sale was consummated for the same consideration and under the same material terms and conditions as were set forth in the Tag-Along Notice, or if such Tag-Along Sale was consummated for

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different consideration than that set forth in the Tag-Along Notice (as permitted by Section 3.01(e)), a certification setting forth such consideration.

(c)           If at the termination of the Tag-Along Notice Period any Stockholder shall not have elected to participate in the Tag-Along Sale, such Stockholder shall be deemed to have waived its rights under Section 3.01(a) with respect to the Transfer of its Common Shares pursuant to such Tag-Along Sale.

(d)           If (i) any Stockholder declines to exercise its Tag-Along Rights or (ii) any Tagging Person elects to exercise its Tag-Along Rights with respect to less than such Tagging Person’s Tag-Along Portion, each Tag-Along Seller and Tagging Person shall be entitled to Transfer, pursuant to the Tag-Along Offer, a pro rata share of the number of Common Shares constituting, as the case may be, the Tag-Along Portion of such Tagging Person or the portion of such Tagging Person’s Tag-Along Portion with respect to which Tag-Along Rights were not exercised.

(e)           The Tag-Along Seller shall Transfer, on behalf of itself and each Tagging Person, the Common Shares subject to the Tag-Along Offer and elected to be Transferred on substantially the same terms and conditions set forth in the Tag-Along Notice within 105 days (or such longer period as extended under Section 3.01(a)) of delivery of the Tag-Along Notice, provided that the price payable in any such Transfer may exceed the price specified in the Tag-Along Notice by up to 10%; provided, further, that the Tag-Along Seller shall not be required to provide any indemnity, representations, warranties or otherwise assume any obligations with respect to the Common Shares of any Tagging Person.

(f)            Notwithstanding anything contained in this Section 3.01, there shall be no liability on the part of the Tag-Along Seller to the Tagging Persons (other than the obligation to return any certificates evidencing Common Shares and limited powers-of-attorney received by the Tag-Along Seller) if the Transfer of Common Shares pursuant to Section 3.01 is not consummated for whatever reason.  Whether to effect a Transfer of Common Shares pursuant to this Section 3.01 by the Tag-Along Seller is in the sole and absolute discretion of the Tag-Along Seller.

Section 3.02.  Drag-along Rights.   (a)  Subject to Section 3.03, if (i) any Stockholder or Stockholders (the “Drag-Along Seller”) propose to Transfer a number of Common Shares owned by the Drag-Along Seller in a single transaction or in a series of Related Transactions (a “Drag-Along Sale”) to a Third Party other than a Twenty Percent Holder (a “Drag-Along Transferee”) in a bona fide sale, (ii) after such Transfer, such Drag-Along Transferee would Beneficially Own at least 50% of the outstanding Common Shares, (iii) a resolution has been duly passed by the Board approving the Drag-Along Sale as being fair to all Stockholders and (iv) the Drag-Along Sale has been approved by

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Stockholders holding at least two-thirds of the then outstanding Common Shares, the Drag-Along Seller may at its option (A) sell all of the Common Shares owned by the Drag-Along Seller and (B) require all Stockholders other than the Drag-Along Seller (the “Drag-Along Stockholders”) to Transfer all of the Common Shares owned by each Drag-Along Stockholder for the same consideration per Common Share and otherwise on the same terms and conditions as the Drag-Along Seller in such Drag-Along Sale.

The Drag-Along Seller shall provide written notice, in the form of Exhibit C hereto, of such Drag-Along Sale to the Drag-Along Stockholders (a “Drag-Along Sale Notice”) not later than 10 Business Days prior to the proposed Drag-Along Sale.  The Drag-Along Sale Notice shall identify the Transferee, the consideration for which a Transfer is proposed to be made (the “Drag-Along Sale Price”) and all other material terms and conditions of the Drag-Along Sale.  Each Drag-Along Stockholder shall be required to participate in the Drag-Along Sale on the terms and conditions set forth in the Drag-Along Sale Notice and to tender all its Common Shares as set forth in this Section 3.02.  The price payable in such Transfer shall be the Drag-Along Sale Price.  Not later than 15 Business Days after the date of the Drag-Along Sale Notice (the “Drag-Along Sale Notice Period”), each of the Drag-Along Stockholders shall deliver to a representative of the Drag-Along Seller designated in the Drag-Along Sale Notice the certificates representing the Common Shares of such Drag-Along Stockholder to be included in the Drag-Along Sale, together with a limited power-of-attorney authorizing the Drag-Along Seller or its representative to Transfer such Common Shares on the terms set forth in the Drag-Along Notice and wire transfer or other instructions for payment or delivery of the consideration to be received in such Drag-Along Sale, or, if such delivery is not permitted by applicable law, an unconditional agreement to deliver such Common Shares pursuant to this Section 3.02(a) at the closing for such Drag-Along Sale against delivery to such Drag-Along Stockholder of the consideration thereto.  If a Drag-Along Stockholder should fail to deliver such certificates to the Drag-Along Seller, the Company (subject to reversal under Section 3.02(b)) shall cause the books and records of the Company to show that such Common Shares are bound by the provisions of this Section 3.02(a), and that such Common Shares shall be Transferred to the Drag-Along Transferee immediately upon surrender for Transfer by the holder thereof.

(b)           The Drag-Along Seller shall have a period of 105 days from the date of delivery of the Drag-Along Sale Notice to consummate the Drag-Along Sale on the terms and conditions set forth in such Drag-Along Sale Notice, provided that, if such Drag-Along Sale is subject to regulatory approval, such 105-day period shall be extended until the expiration of five Business Days after all such approvals have been received, but in no event later than 120 days following the date of delivery of the Drag-Along Sale Notice.  If the Drag-Along Sale shall not have been consummated during such period, the Drag-Along Seller shall return to each of the Drag-Along Stockholders the limited power-of-attorney and all

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certificates representing Common Shares that such Drag-Along Stockholders delivered for Transfer pursuant hereto, together with any other documents in the possession of the Drag-Along Seller executed by the Drag-Along Stockholders in connection with such proposed Transfer, and all the restrictions on Transfer contained in this Agreement or otherwise applicable at such time with respect to such Common Shares owned by the Drag-Along Stockholders shall again be in effect.

(c)           Concurrently with the consummation of the Transfer of Common Shares pursuant to this Section 3.02, the Drag-Along Seller shall (i) notify the Drag-Along Stockholders thereof, (ii) remit to each of the Drag-Along Stockholders that have surrendered their certificates the total consideration for the Common Shares Transferred pursuant thereto (subject to Section 3.03(b)(ii)), with the cash portion of the purchase price to be paid by wire transfer of immediately available funds in accordance with such Drag-Along Stockholder’s wire transfer instructions, and (iii) promptly after completion of such Transfer, furnish such other evidence of the completion and the date of completion of such Transfer and the terms thereof as may be reasonably requested by such Drag-Along Stockholders.

(d)           Notwithstanding anything contained in this Section 3.02, there shall be no liability on the part of the Drag-Along Seller to any Drag-Along Stockholders (other than the obligation to return the limited power-of-attorney and the certificates and other applicable instruments representing Common Shares received by the Drag-Along Seller) if the Transfer of Common Shares pursuant to this Section 3.02 is not consummated for whatever reason, regardless of whether the Drag-Along Seller has delivered a Drag-Along Sale Notice.  Whether to effect a Transfer of Common Shares pursuant to this Section 3.02 by the Drag-Along Seller is in the sole and absolute discretion of the Drag-Along Seller.

Section 3.03.  Additional Conditions to Tag-Along Sales and Drag-Along Sales.  Notwithstanding anything contained in Section 3.01 or Section 3.02, the rights and obligations of (i) the Tagging Persons to participate in a Tag-Along Sale under Section 3.01 and (ii) the Drag-Along Stockholders to participate in a Drag-Along Sale under Section 3.02 are subject to the following conditions:

(a)           upon the consummation of such Tag-Along Sale or Drag-Along Sale, all of the Stockholders participating therein will receive, in connection with such Tag-Along Sale or Drag-Along Sale, the same form and amount of consideration per Common Share, or, if any Stockholders are given an option as to the form and amount of consideration to be received, all Stockholders participating therein will be given the same option;

(b)           the fees and expenses incurred by any Stockholder in connection with any Tag-Along Sale or Drag-Along Sale shall be paid by such Stockholder, except the Tag-Along Seller or Drag-Along Seller shall retain one counsel for all

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Stockholders participating in such Tag-Along Sale or Drag-Along Sale (which counsel shall be selected by such Tag-Along Seller or Drag-Along Seller) and the fees and expenses of such counsel shall be paid as follows (to the extent not otherwise paid by the Company or another Person):  (i) all such fees and expenses incurred in connection with any unconsummated Tag-Along Sale or Drag-Along Sale shall be paid by the Tag-Along Seller or Drag-Along Seller, as the case may be, and (ii) all such fees and expenses incurred in connection with any consummated Tag-Along Sale or Drag-Along Sale shall be paid from the total consideration for the Common Shares Transferred pursuant thereto, prior to the distribution of the net amount to the Tagging Persons or Drag-Along Stockholders, as the case may be;

(c)           each Tagging Person shall (i) make such representations, warranties and covenants and enter into such definitive agreements as are customary for transactions of the nature of the proposed Transfer, (ii) benefit from all of the same provisions of the definitive agreements as the Tag-Along Seller and (iii) be required to bear their proportionate share of any escrows, holdbacks or adjustments in purchase price; and

(d)           each Drag-Along Stockholder shall (i) make such representations, warranties and covenants and enter into such definitive agreements as are customary for transactions of the nature of the proposed Transfer; provided that no Drag-Along Stockholder shall be required to provide any representations or indemnities in connection with any Drag-Along Sale other than representations and indemnities concerning such Drag-Along Stockholder’s title to the Common Shares free and clear of any encumbrances and authority, power and right to enter into and consummate the Transfer without contravention of any law or material agreement, (ii) benefit from all of the same provisions of the definitive agreements as the Drag-Along Seller, as the case may be, and (iii) be required to bear their proportionate share of any purchase price holdbacks or adjustments in purchase price.

ARTICLE 4

CERTAIN COVENANTS AND AGREEMENTS

Section 4.01.  Confidentiality.  Each Stockholder agrees to maintain the confidentiality of the Information (as defined below), except that Information may be disclosed (a) to its and its Affiliates’ Investment Advisers, directors, officers, employees and agents, including accountants, legal counsel and other advisors (it being understood that the Persons to whom such disclosure is made must be informed of the confidential nature of such Information and instructed to keep such Information confidential), (b) to the extent requested by any regulatory authority, (c) to the extent required by applicable laws or regulations or by any

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subpoena or similar legal process, (d) to any other party to this Agreement, (e) to the extent required to exercise any remedies or enforcement rights under this Agreement, (f) in accordance with Section 4.03, (g) with the consent of the Company, (h) to the extent such Information (1) becomes publicly available other than as a result of a breach of this Section or (2) becomes available to the Stockholder on a nonconfidential basis from a source other than the Company or (i) to the extent such Information is received after the Termination Date.  For the purposes of this Section, “Information” means all information received from the Company or any of its Subsidiaries relating to the Company or any of its Subsidiaries or any of their respective businesses, other than any such information that is available to the Stockholder on a nonconfidential basis prior to disclosure by the Company or any of its Subsidiaries; provided that, in the case of information received from the Company or its Subsidiaries after the date hereof, such information is clearly identified at the time of delivery as confidential.  Any Person required to maintain the confidentiality of Information as provided in this Section shall be considered to have complied with its obligation to do so if such Person has exercised the same degree of care to maintain the confidentiality of such Information as such Person would accord to its own confidential information.

Section 4.02.  Reports.  Until the earlier of (i) the effective date of a Shelf Registration Statement or (ii) the Termination Date, the Company agrees to furnish to each Stockholder (other than a Competitor or Competitor Affiliate), for so long as such Stockholder owns any Common Shares:

(a)           within 90 days after the end of each fiscal year of the Company, an audited consolidated balance sheet of the Company and its Subsidiaries and related statements of operations, stockholders’ equity and cash flows as of the end of and for such year, setting forth in each case in comparative form the figures for the previous fiscal year, all reported on by Deloitte & Touche LLP or other independent public accountants of recognized national standing (without any qualification or exception as to the scope of such audit) to the effect that such consolidated financial statements present fairly in all material respects the financial condition and results of operations of the Company and its Subsidiaries on a consolidated basis in accordance with GAAP consistently applied;

(b)           within 45 days after the end of each of the first three fiscal quarters of each fiscal year of the Company, a consolidated balance sheet of the Company and its Subsidiaries and related statements of operations, stockholders’ equity and cash flows as of the end of and for such fiscal quarter and the then elapsed portion of the fiscal year, setting forth in each case in comparative form the figures for the corresponding period or periods of (or, in the case of the balance sheet, as of the end of) the previous fiscal year, all certified by one of its Financial Officers as presenting fairly in all material respects the financial condition and results of operations of the Company and its Subsidiaries on a consolidated basis in

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accordance with GAAP consistently applied, subject to normal year-end audit adjustments and the absence of footnotes;

(c)           concurrently with the delivery of (i) any certificate of a Financial Officer of the Company to lenders under any credit facility of the Company relating to (A) the occurrence of a default thereunder, (B) compliance with covenants thereunder or (C) changes in GAAP or in the application thereof or (ii) any certificate of the accounting firm that reported on the Company’s financial statements stating whether they obtained knowledge during the course of their examination of such financial statements of any default under any credit facility of the Company, a copy of such certificate;

(d)           within 10 Business Days after final approval thereof by the Board (but in any event no later than February 28 of each fiscal year of the Company), a budget of the Company and its Subsidiaries for such fiscal year, prepared to show information on a quarterly basis, and, to the extent all relevant internal approvals have been obtained, any significant revisions of such budget; and

(e)           any other Information, reasonably requested by any Stockholder, that is required for such Stockholder to effect a Transfer of Common Stock under Rule 144A(d)(4) of the Securities Act.

Section 4.03.  Provision of Information to Prospective Transferee of Common Shares.  Any Stockholder may (i) provide any Information, including without limitation the Information provided pursuant to Section 4.02 or (ii) request that the Company provide such Information (in which case the Company shall comply with such request), to any Person to whom such Stockholder is contemplating a Transfer of any Common Shares, provided that (x) neither the provision of such Information nor such Transfer would be in violation of the provisions of this Agreement, the Securities Act, or any other applicable securities or “blue sky” laws, (y) the Person to be provided such Information pursuant to this Section shall execute a confidentiality agreement containing provisions substantially the same as those in Section 4.01 and (z) no Information may be provided to a Competitor or Competitor Affiliate.

Section 4.04.  Charter or Bylaw Provisions.  (a)  Each Stockholder agrees to vote its Common Shares or execute proxies or written consents, as the case may be, to ensure that the Company’s certificate of incorporation and bylaws (i) facilitate, and do not at any time conflict with, any provision of this Agreement and (ii) permit each Stockholder to receive the benefits to which each such Stockholder is entitled under this Agreement.

(b)           The Company agrees that its certificate of incorporation shall at all times provide that Transfers that occur prior to the Termination Date not in accordance with this Agreement are void and of no effect.

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Section 4.05.  Conflicting Agreements.  The Company and each Stockholder represents that it has not, and agrees that it shall not (a) enter into any agreement or arrangement of any kind with any Person with respect to its Common Shares inconsistent with the provisions of this Agreement or for the purpose or with the effect of denying or reducing the rights of any other Stockholder under this Agreement, or (b) act, for any reason, as a member of a group or in concert with any other Person in connection with the Transfer or voting of its Common Shares in any manner that is inconsistent with the provisions of this Agreement.

ARTICLE 5
MISCELLANEOUS

Section 5.01.  Termination.  This Agreement shall terminate upon the earlier of the date (i) on which the Company becomes a Public Company and (ii) of a Public Offering (the “Termination Date”).  If the Termination Date occurs upon a Public Offering, the Termination Date shall be deemed to have occurred immediately prior to such Public Offering.

Section 5.02.  Survival.  Section 4.01 shall survive for one year after the Termination Date and Section 2.04 shall survive until all legends have been removed in accordance with the terms thereof.

Section 5.03.  Binding Effect; Assignability; Benefit.   (a)  This Agreement shall be binding upon and enforceable by each of the parties hereto pursuant to, and in accordance with, the Plan both before and after execution hereof by any such party and shall inure to the benefit of and be binding upon the parties hereto and their respective heirs, successors, legal representatives and permitted assigns.  The failure of any party to execute this Agreement shall not prevent them from exercising their rights under this Agreement, subject to their obligations under and the terms and conditions of this Agreement.  Any Stockholder that Transfers all of its Common Shares in accordance with Article 2 shall cease to be bound by the terms hereof.

b)            Neither this Agreement nor any right, remedy, obligation or liability arising hereunder or by reason hereof shall be assignable by any party hereto pursuant to any Transfer of Common Shares or otherwise, except that any Person acquiring Common Shares from any Stockholder in a Transfer in compliance with this Agreement shall execute and deliver to the Company an agreement to be bound by the terms of this Agreement in the form of Exhibit D hereto, in accordance with Section 2.02, and shall thenceforth be a “Stockholder”.

(c)           Nothing in this Agreement, expressed or implied, is intended to confer on any Person other than the parties hereto, and their respective heirs,

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successors, legal representatives and permitted assigns, any rights, remedies, obligations or liabilities under or by reason of this Agreement.

Section 5.04.  Notices.  All notices, requests and other communications (collectively, “Communications”) to any party shall be in writing and shall be delivered in person, mailed by certified or registered mail, return receipt requested, or sent by facsimile transmission, if to the Company, to:

McLeodusa Incorporated
6400 C Street SW
P.O. Box 3177
Cedar Rapids, IA 52406 3177
Facsimile:  (319) 790 7901
Attn:  James E. Thompson, Esq.

if to any Stockholder, to:

The address of such Stockholder listed on Schedule I, such Stockholder’s Joinder Agreement or such other address as provided by such Stockholder to the Company.

All Communications shall be deemed received on the earliest of (i) the date such Communication is sent by facsimile transmission, (ii) the date such Communication is delivered in person, (iii) the day after the date such Communication is placed in overnight mail with a national overnight courier service or (iv) three days after the date such Communication is mailed by certified or registered mail, in each case so long as such day is a Business Day.  If such day is not a Business Day, any such Communication shall be deemed not to have been received until the next succeeding Business Day.  Any Communication sent by facsimile transmission shall be confirmed by certified or registered mail, return receipt requested, posted within one Business Day, or by personal delivery, whether courier or otherwise, made within two Business Days after the date of such facsimile transmissions.

Any Person that becomes a Stockholder shall provide its address and fax number to the Company, which shall, upon request, promptly provide such information to any Stockholder requesting such information.

Section 5.05.  Waiver; Amendment.  No provision of this Agreement may be waived except by an instrument in writing executed by the party against whom the waiver is to be effective.  No provision of this Agreement may be amended or otherwise modified except by an instrument in writing executed by the Company with approval of (i) a majority of the Board and (ii) Stockholders holding at least two-thirds of the then outstanding Common Shares.

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Section 5.06.  Fees and Expenses.  Except as may be otherwise provided herein or in any other agreement between or among any parties hereto, the fees and expenses incurred by any Stockholder in connection with this Agreement, any amendment or waiver hereof and the transactions contemplated hereby and all matters related hereto shall be paid by such Stockholder, except the Company shall pay all fees and expenses of one counsel for all Stockholders (selected by Stockholders holding the majority of the Common Shares held by all Stockholders) in connection with any amendment or waiver of this Agreement or any transactions related thereto.

Section 5.07.  Governing Law.  This Agreement shall be governed by, and construed in accordance with, the laws of the State of New York, without regard to the conflicts of laws rules of such state.

Section 5.08.  Jurisdiction.  The parties hereby agree that any suit, action or proceeding seeking to enforce any provision of, or based on any matter arising out of or in connection with, this Agreement or the transactions contemplated hereby shall be brought in the United States District Court for the Southern District of New York or any New York State court sitting in New York City, so long as one of such courts shall have subject matter jurisdiction over such suit, action or proceeding, and that any case of action arising out of this Agreement shall be deemed to have arisen from a transaction of business in the State of New York, and each of the parties hereby irrevocably consents to the jurisdiction of such courts (and of the appropriate appellate courts therefrom) in any such suit, action or proceeding and irrevocably waives, to the fullest extent permitted by law, any objection that it may now or hereafter have to the laying of the venue of any such suit, action or proceeding in any such court or that any such suit, action or proceeding which is brought in any such court has been brought in an inconvenient form.  Process in any such suit, action or proceeding may be served on any party anywhere in the world, whether within or without the jurisdiction of any such court.  Without limiting the foregoing, each party agrees that service of process on such party as provided in Section 5.04 shall be deemed effective service of process on such party.

Section 5.09.  WAIVER OF JURY TRIAL.  EACH OF THE PARTIES HERETO HEREBY IRREVOCABLY WAIVES ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING ARISING OUT OF OR RELATED TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY.

Section 5.10.  Specific Enforcement.  Each party hereto acknowledges that the remedies at law of the other parties for a breach or threatened breach of this Agreement would be inadequate and, in recognition of this fact, any party to this Agreement, without posting any bond, and in addition to all other remedies that may be available, shall be entitled to obtain equitable relief in the form of specific

18

performance, a temporary restraining order, a temporary or permanent injunction or any other equitable remedy that may then be available.

Section 5.11.  Effectiveness.  This Agreement shall become effective upon the Effective Date.

Section 5.12.  Entire Agreement.  This Agreement and the Registration Rights Agreement constitute the entire agreement among the parties hereto and supersede all prior and contemporaneous agreements and understandings, both oral and written, among the parties hereto with respect to the subject matter hereof and thereof.

Section 5.13.  Severability.  If any term, provision, covenant or restriction of this Agreement is held by a court of competent jurisdiction or other authority to be invalid, void or unenforceable, the remainder of the terms, provisions, covenants and restrictions of this Agreement shall remain in full force and effect and shall in no way be affected, impaired or invalidated so long as the economic or legal substance of the transactions contemplated hereby is not affected in any manner materially adverse to any party.  Upon such a determination, the parties shall negotiate in good faith to modify this Agreement so as to effect the original intent of the parties as closely as possible in an acceptable manner so that the transactions contemplated hereby be consummated as originally contemplated to the fullest extent possible.

19

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed by their respective authorized officers as of the day and year first above written.

MCLEODUSA INCORPORATED

By:
Name:
Title:

20

STOCKHOLDER:

NAME OF INSTITUTION:

,
as a Stockholder

By:
Name:
Title:

21

Schedule I

Stockholders

Legal Name	Address (include fax number and individual who should receive notices)	Number of Shares of Common Stock

1

Schedule II

Holders of Common Stock Who Are Not Competitor Affiliates

3V Capital Master Fund Ltd.

Aeries II Finance Ltd.

AIMCO CDO Series 2000-A

Alliance Capital Funding, L.L.C.

Andover Capital Offshore Partners LTD

Andover Capital Partners LP

Ares III CLO Ltd.

Ares IV CLO Ltd.

Ares V CLO Ltd

Ares Leveraged Investment Fund II, L.P.

Bank of America Strategic Solutions, Inc.

Bank of America, N.A.

Bank of Nova Scotia

Bayerische Hypo-und Vereinsbank AG - New York

Bear Stearns and Co. Inc.

Centurion CDO II, Ltd.

Citigroup Financial Products Inc. fka SB Hld Co

Commonwealth of Massachusetts Pension Reserves Investment Management Board

Credit Suisse First Boston International

Credit Suisse First Boston, New York and Cayman Branch

CypressTree Investment Partners I

D.K. Acquisition Partners, L.P.

Fidelity Advisor Series I: Fidelity Advisor Leveraged Company Stock Fund

Fidelity Advisor Series II: Fidelity Advisor High Income Advantage Fund

Fidelity Securities Fund: Fidelity Leveraged Company Stock Fund

Goldman Sachs Credit Partners L.P.

Jefferies & Company Inc.

Jefferies Employees Opportunity Fund LLC

Jefferies Partners Opportunity Fund LLC

Jefferies Partners Opportunity Fund II LLC

JPMorgan Chase Bank, N.A.

Kennett Capital Inc.

KS Capital Partners, LP

KS International, Inc.

Madison Avenue CDO I Ltd.

Merrill Lynch Credit Products LLC

Millenium Partners LP

ML CLO XII Pilgrim America (Cayman)

New Alliance Global CDO, Ltd.

Odyssey America Reinsurance Corporation

Pension Investment Committee of General Motors for General Motors Employees Domestic Group Pension Trust

Quantum Partners LDC

Royalton Company

Sapphire Special Opportunities Fund LLC

Seneca CBO II L.P.

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Seneca CBO III, Limited

SEQUILS Centurion V, Ltd.

Simsbury CLO, Limited

SOL Loan Funding LLC

Strategic Value Master Fund, Ltd.

Textron Financial Corporation

Wayland Distressed Opportunities Fund I-A LLC

Wayland Distressed Opportunities Fund I-B LLC

Wayland Distressed Opportunities Fund I-C LLC

Wayland Investment Fund II

Wayland Recovery Fund

Wayzata Recovery Fund LLC

2

EXHIBIT A

TAG-ALONG NOTICE

This Tag-Along Notice (this “Tag-Along Notice”) is made as of the date written below by the undersigned (the “Tag-Along Seller”) in accordance with the Stockholders Agreement dated as of                          , 200   (the “Stockholders Agreement”) among McLeodUSA Incorporated and the holders of Common Stock listed on Schedule 1 thereto, as the same may be amended from time to time.  Capitalized terms used, but not defined, herein shall have the meaning ascribed to such terms in the Stockholders Agreement.

The undersigned Tag-Along Seller proposes to Transfer Common Shares pursuant to a Tag-Along Sale (the “Tag-Along Sale”).  The terms and conditions of the Tag-Along Sale are as follows:

Number of Common Shares proposed to be Transferred in the Tag-Along Sale:

Consideration to be received by Stockholders pursuant to the Tag-Along Sale:

All other material terms and conditions of the Tag-Along Sale:

The form of proposed agreement, if any, and a firm offer by the proposed Transferee to purchase Common Shares from the Stockholders in accordance with the Stockholders Agreement are attached hereto.

If you choose to exercise your Tag-Along Right in accordance with the Stockholders Agreement, you may send your Tag-Along Response Notice to the undersigned Tag-Along Seller at the following address:

IN WITNESS WHEREOF, the undersigned has executed this Tag-Along Notice as of the date written below.

Date:	,

[NAME OF TAG-ALONG SELLER]

By:
Name:
Title:

EXHIBIT B

TAG-ALONG RESPONSE NOTICE

This Tag-Along Response Notice (this “Tag-Along Response Notice”) is made as of the date written below by the undersigned (the “Tagging Person”) in accordance with the Stockholders Agreement dated as of                          , 200   (the “Stockholders Agreement”) among McLeodUSA Incorporated and the holders of Common Stock listed on Schedule 1 thereto, as the same may be amended from time to time.  Capitalized terms used, but not defined, herein shall have the meaning ascribed to such terms in the Stockholders Agreement.

In response to the Tag-Along Notice delivered by                                      (the “Tagging Seller”) on or about                           , 200  , regarding a proposed Tag-Along Sale (the “Tag-Along Sale”), the undersigned Tagging Person hereby requests that such Tagging Seller include     % of the undersigned Tagging Person’s Tag-Along Portion, in accordance with the Stockholders Agreement.

Please pay or deliver the undersigned Tagging Person’s pro rata portion of the total consideration Transferred pursuant to the Tag-Along Sale (net of any fees and expenses in accordance with the Stockholders Agreement), in accordance with the Stockholders Agreement, as follows:

IN WITNESS WHEREOF, the undersigned has executed this Tag-Along Response Notice as of the date written below.

Date:	,

[NAME OF TAGGING PERSON]

By:
Name:
Title:

EXHIBIT C

DRAG-ALONG SALE NOTICE

This Drag-Along Sale Notice (this “Drag-Along Sale Notice”) is made as of the date written below by the undersigned (the “Drag-Along Seller”) in accordance with the Stockholders Agreement dated as of                          , 200   (the “Stockholders Agreement”) among McLeodUSA Incorporated and the holders of Common Stock listed on Schedule 1 thereto, as the same may be amended from time to time.  Capitalized terms used, but not defined, herein shall have the meaning ascribed to such terms in the Stockholders Agreement.

The undersigned Drag-Along Seller proposes to Transfer Common Shares pursuant to a Drag-Along Sale.  The terms and conditions of such Drag-Along Sale are as follows:

Transferee:

Consideration to be received by Stockholders pursuant to the Drag-Along Sale:

All other material terms and conditions of the Drag-Along Sale:

IN WITNESS WHEREOF, the undersigned has executed this Drag-Along Notice as of the date written below.

Date:	,

[NAME OF DRAG-ALONG SELLER]

By:
Name:
Title:

EXHIBIT D

JOINDER TO STOCKHOLDERS AGREEMENT

This Joinder Agreement (this “Joinder Agreement”) is made as of the date written below by the undersigned (the “Joining Party”) in accordance with the Stockholders Agreement dated as of                          , 200   (the “Stockholders Agreement”) among McLeodUSA Incorporated and the holders of Common Stock listed on Schedule 1 thereto, as the same may be amended from time to time.  Capitalized terms used, but not defined, herein shall have the meaning ascribed to such terms in the Stockholders Agreement.

The Joining Party hereby acknowledges, agrees and confirms that, by its execution of this Joinder Agreement, the Joining Party shall be deemed to be a party to the Stockholders Agreement as of the date hereof and shall have all of the rights and obligations of a “Stockholder” thereunder as if it had executed the Stockholders Agreement.  The Joining Party hereby ratifies, as of the date hereof, and agrees to be bound by, all of the terms, provisions and conditions contained in the Stockholders Agreement.

IN WITNESS WHEREOF, the undersigned has executed this Joinder Agreement as of the date written below.

Date:	,

[NAME OF JOINING PARTY]

By:
Name:
Title:

Address for Notices:

EXHIBIT F

Registration Rights Agreement

EXHIBIT F

REGISTRATION RIGHTS AGREEMENT

dated as of

                            , 2005

among

MCLEODUSA INCORPORATED
and
THE HOLDERS OF COMMON STOCK
LISTED ON SCHEDULE I

Section 4.09. Effectiveness.	21
Section 4.10. Entire Agreement	21
Section 4.11. Severability	21

ii

REGISTRATION RIGHTS AGREEMENT

AGREEMENT dated as of                         , 2005 among (i) McLeodUSA Incorporated, a Delaware corporation (the “Company”), and (ii) the holders of Common Stock listed on Schedule I hereto and any other Person that acquires any Common Stock for so long as such Common Stock constitutes Registrable Securities hereunder from any such holders, directly or indirectly (the “Stockholders”).

W I T N E S S E T H :

WHEREAS, on                        , 2005, the Company and certain of its Subsidiaries filed with the United States Bankruptcy Court for the Northern District of Illinois (i) voluntary petitions for relief under Chapter 11 of the U.S. Bankruptcy Code and (ii) a Joint Prepackaged Plan of Reorganization (the “Plan”);

WHEREAS, pursuant to the Plan, the Company has been authorized and directed to enter into this Agreement, and each Holder of an Allowed Class 5 Claim (as such terms are defined in the Plan) and the Company are bound, and are deemed to be bound, by this Agreement and entitled to the benefit of and the right to enforce this Agreement.

WHEREAS, pursuant to the Plan, each Holder of an Allowed Class 5 Claim (as such terms are defined in the Plan) must execute this Agreement as a condition to receiving its pro rata distribution of Common Stock (as defined below).

WHEREAS, each Stockholder is on the date hereof the holder of the number of shares of Common Stock as is set forth on Schedule I attached hereto.

NOW, THEREFORE, in accordance with the Plan and in consideration of the covenants and agreements contained herein, the parties hereto agree as follows:

ARTICLE 1
DEFINITIONS

Section 1.01.  Definitions.  (a) The following terms, as used herein, have the following meanings:

“Affiliate” shall have the meaning ascribed to the term “Affiliated person” in Section 2(a)(3) of the Investment Company Act of 1940, as amended, and shall include any fund or account sharing a common Investment Adviser.  The term “Affiliated” shall have the correlative meaning.

“Board” means the board of directors of the Company.

“Business Day” means any day except a Saturday, Sunday or other day on which commercial banks in New York City are authorized by law to close.

“Common Shares” means shares of Common Stock.

“Common Stock” means the common stock, par value $.01 per share, of the Company issued pursuant to the Plan and any stock into which such Common Stock may hereafter be converted or changed (including by way of recapitalization, merger, consolidation, other reorganization or otherwise).

“Company Securities” means (i) the Common Stock, (ii) securities convertible into or exchangeable for Common Stock, and (iii) options, warrants or other rights to acquire Common Stock.

“Effective Date” means the Effective Date of and as defined in the Plan.

“Exchange Act” means the Securities Exchange Act of 1934, as amended.

“Fidelity” means Fidelity Management & Research Co. and its Affiliates.

“First Public Offering” means the first Public Offering after the date hereof.

“Investment Adviser” shall have the meaning ascribed to such term in Section 2(a)(20) of the Investment Company Act of 1940, as amended.

“NASD” means the National Association of Securities Dealers, Inc.

“Person” means an individual, corporation, limited liability company, partnership, association, trust or other entity or organization, including a government or political subdivision or an agency or instrumentality thereof.

“Public Offering” means an underwritten public offering of Registrable Securities of the Company pursuant to an effective registration statement under the Securities Act, other than pursuant to a registration statement on Form S-4 or Form S-8 or any similar or successor form.

“Registrable Securities” means, at any time, any Common Shares until (i) a registration statement covering such Common Shares has been declared effective by the SEC and such Common Shares have been disposed of pursuant to such effective registration statement or (ii) such Common Shares are sold, assigned or otherwise disposed of, the Company has delivered a new certificate or other evidence of ownership for such Common Shares not bearing the legend required pursuant to the Stockholders Agreement and such Common Shares may be resold without subsequent registration under the Securities Act.

2

“Registration Expenses” means any and all expenses incident to the performance of or compliance with any registration or marketing of securities, including all (i) registration, listing and filing fees, and all other fees and expenses payable in connection with the listing of securities on any securities exchange or automated interdealer quotation system, (ii) fees and expenses of compliance with any securities or “blue sky” laws (including reasonable fees and disbursements of counsel in connection with “blue sky” qualifications of the securities registered), (iii) expenses in connection with the preparation, printing, mailing and delivery of any registration statements, prospectuses and other documents in connection therewith and any amendments or supplements thereto, (iv) security engraving and printing expenses, (v) internal expenses of the Company (including all salaries and expenses of its officers and employees performing legal or accounting duties), (vi) reasonable fees and expenses of counsel for the Company and customary fees and expenses for independent certified public accountants retained by the Company (including the expenses relating to any comfort letters or costs associated with the delivery by independent certified public accountants of any comfort letters requested pursuant to Section 2.04(h)), (vii) reasonable fees and expenses of any special experts retained by the Company in connection with such registration, (viii) reasonable fees and expenses of one counsel for all of the Stockholders participating in the offering (selected by the Stockholders holding the majority of the Registrable Securities to be sold for the account of all Stockholders in the offering), (ix) fees and expenses in connection with any review by the NASD of the underwriting arrangements or other terms of the offering, and all fees and expenses of any “qualified independent underwriter,” including the fees and expenses of any counsel thereto, (x) fees and disbursements of underwriters customarily paid by issuers or sellers of securities, but excluding any underwriting fees, discounts and commissions attributable to the sale of Registrable Securities, (xi) costs of printing and producing any agreements among underwriters, underwriting agreements, any “blue sky” or legal investment memoranda and any selling agreements and other documents in connection with the offering, sale or delivery of the Registrable Securities, (xii) transfer agents’ and registrars’ fees and expenses and the fees and expenses of any other agent or trustee appointed in connection with such offering, (xiii) fees and expenses payable in connection with any ratings of the Registrable Securities, including expenses relating to any presentations to rating agencies and (xiv) all out-of-pocket costs and expenses incurred by the Company or its appropriate officers in connection with their compliance with Section 2.04(l).  Except as set forth in clause (viii) above, Registration Expenses shall not include any out-of-pocket expenses of any Stockholders (or any agents who manage their accounts).

“Rule 144” means Rule 144 (or any successor provisions) under the Securities Act.

“SEC” means the Securities and Exchange Commission.

3

“Securities Act” means the Securities Act of 1933, as amended.

“Stockholders Agreement” means that certain Stockholders Agreement, dated as of the Effective Date of the Plan, among the Company and the holders of Common Stock listed on Schedule I thereto.

“Subsidiary” means, with respect to any Person, any entity of which securities or other ownership interests having ordinary voting power to elect a majority of the board of directors or other persons performing similar functions are at the time directly or indirectly owned by such Person.

Section 1.02.  Other Definitional and Interpretative Provisions.  The words “hereof”, “herein” and “hereunder” and words of like import used in this Agreement shall refer to this Agreement as a whole and not to any particular provision of this Agreement.  The captions herein are included for convenience of reference only and shall be ignored in the construction or interpretation hereof.  References to Articles, Sections and Schedules are to Articles, Sections and Schedules of this Agreement unless otherwise specified.  All Schedules annexed hereto or referred to herein are hereby incorporated in and made a part of this Agreement as if set forth in full herein.  Any capitalized terms used in any Schedule but not otherwise defined therein, shall have the meaning as defined in this Agreement.  Any singular term in this Agreement shall be deemed to include the plural, and any plural term the singular.  Whenever the words “include”, “includes” or “including” are used in this Agreement, they shall be deemed to be followed by the words “without limitation”, whether or not they are in fact followed by those words or words of like import.  “Writing”, “written” and comparable terms refer to printing, typing and other means of reproducing words (including electronic media) in a visible form.  References to any agreement or contract are to that agreement or contract as amended, modified or supplemented from time to time in accordance with the terms hereof and thereof.  References to any Person include the successors and permitted assigns of that Person.  References from or through any date mean, unless otherwise specified, from and including or through and including, respectively.

ARTICLE 2
REGISTRATION RIGHTS

Section 2.01.  Demand Registration.  (a) If at any time following the first anniversary of the Effective Date, the Company shall receive a request from any Stockholder, or group of Stockholders, that holds in the aggregate 20% (or, if the First Public Offering has occurred, any Stockholder, or group of Affiliated Stockholders, that holds in the aggregate 10%) or more of the then outstanding Common Stock (the “Requesting Stockholder”) that the Company effect the registration under the Securities Act of all or any portion of such Requesting

4

Stockholder’s Registrable Securities, and specifying the intended method of disposition thereof, then the Company shall promptly give notice of such requested registration (each such request shall be referred to herein as a “Demand Registration”) at least 20 Business Days prior to the anticipated filing date of the registration statement relating to such Demand Registration to the other Stockholders and thereupon shall use its best efforts to effect, as expeditiously as possible, the registration under the Securities Act of:

(i)            all Registrable Securities for which the Requesting Stockholders have requested registration under this Section 2.01, and

(ii)           subject to the restrictions set forth in Sections 2.01(h) andSection 2.09, all other Registrable Securities that any other Stockholders (all such other Stockholders, together with the Requesting Stockholders, the “Registering Stockholders”) have requested the Company to register by request received by the Company within 20 Business Days after such Stockholders receive the Company’s notice of the Demand Registration (such request shall include all information with respect to such Stockholder required to effect the registration of such Stockholder’s Registrable Securities), all to the extent necessary to permit the disposition (in accordance with the intended methods thereof as aforesaid) of the Registrable Securities so to be registered, provided that, subject to Section 2.01(d)(g), the Company shall not be obligated to effect more than 4 Demand Registrations (at least one of which shall be available for use after the First Public Offering has occurred), and provided further that the Company shall not be obligated to effect a Demand Registration unless (i) the aggregate market price or fair value on the date of such request of the Registrable Securities requested to be included in such Demand Registration equals or exceeds $25,000,000 or (ii) the number of Common Shares requested to be registered pursuant to such Demand Registration equals or exceeds 10% of then outstanding Common Shares on the date of such request.  In no event shall the Company be required to effect more than one Demand Registration hereunder within any six-month period.

(b)           Promptly after the expiration of the 20 Business Day-period referred to in Section 2.01(a)(ii), the Company will notify all Registering Stockholders of the identities of the other Registering Stockholders and the number of shares of Registrable Securities requested to be included therein.  At any time prior to the effective date of the registration statement relating to such registration, the Requesting Stockholders may revoke such request, without liability to any of the other Registering Stockholders, by providing a notice to the Company revoking such request.  A request, so revoked, shall be considered to be a Demand Registration unless (i) such revocation arose out of the fault of the Company (in which case the Company shall be obligated to pay all Registration Expenses in

5

connection with such revoked request), or (ii) the Requesting Stockholders reimburse the Company for all Registration Expenses of such revoked request.

(c)           The Company shall be liable for and pay all Registration Expenses in connection with any Demand Registration, regardless of whether such Registration is effected, except as set forth in Section 2.01(b).

(d)           Any registration statement filed pursuant to a Demand Registration shall be a shelf registration statement that complies with the provisions of Rule 415 under the Securities Act, unless otherwise agreed by the Requesting Stockholder and at least one other Stockholder, or group of Affiliated Stockholders, if any, that holds in the aggregate 20% or more of the then outstanding Registrable Securities (a “Second Large Holder”); provided that the first registration statement filed pursuant to a Demand Registration after the First Public Offering shall be a shelf registration statement that complies with the provisions of Rule 415 under the Securities Act.

(e)           Unless otherwise agreed with the Requesting Stockholder and at least one Second Large Holder, if any, any registration of the Company’s Common Stock pursuant to this Section 2.01 shall be effected solely for the purpose of registering the offer and sale of the Common Stock held by the Registering Stockholders and shall not be effected for any offer or sale by the Company of securities by the Company.

(f)            If requested by any Stockholder, or group of Stockholders, that holds in the aggregate 20% (or, if the First Public Offering has occurred, any Stockholder, or group of Affiliated Stockholders, that holds in the aggregate 10%) or more of the then outstanding Common Stock, the Company shall use its best efforts to have the Common Stock quoted on the Nasdaq National market or listed on a national securities exchange, in each case as designated by such Requesting Stockholder so long as the Company is subject to the reporting requirements under the Exchange Act, whether or not as a result of a Demand Registration, and otherwise qualifies for such quotation or listing.

(g)           A Demand Registration shall not be deemed to have occurred:

(i)            unless the registration statement relating thereto (A) has become effective under the Securities Act and (B) has remained effective for a period of at least 180 days, or in the case of a shelf registration statement, two years (or such shorter period in which all Registrable Securities of the Registering Stockholders included in such registration have actually been sold thereunder), provided that such registration statement shall not be considered a Demand Registration if, after such registration statement becomes effective, (1) such registration statement is interfered with by any stop order, injunction or other order or requirement of the SEC or other governmental agency or court and (2) less than 75% of

6

the Registrable Securities included in such registration statement have been sold thereunder; or

(ii)           if the Maximum Offering Size is reduced in accordance with Section 2.01(h) such that less than 662/3% of the Registrable Securities of the Requesting Stockholders sought to be included in such registration are included.

(h)           If a Demand Registration involves an underwritten Public Offering and the managing underwriter advises the Company and the Requesting Stockholders that, in its view, the number of shares of Registrable Securities requested to be included in such registration (including any securities that the Company proposes to be included that are not Registrable Securities) exceeds the largest number of shares that can be sold without having an adverse effect on such offering, including the price at which such shares can be sold (the “Maximum Offering Size”), the Company shall include in such registration, in the priority listed below, up to the Maximum Offering Size:

(i)            first, all Registrable Securities requested to be registered by any Registering Stockholders (allocated, if necessary for the offering not to exceed the Maximum Offering Size, pro rata among such entities on the basis of the relative number of Registrable Securities so requested to be included in such registration by each), and

(ii)           second, subject to Section 2.01(e), any securities proposed to be registered for the account of the Company.

(i)            Upon notice to each Registering Stockholder, the Company may postpone effecting a registration pursuant to this Section 2.01 on one occasion during any period of six consecutive months for a reasonable time specified in the notice but not exceeding 60 days (which period may not be extended or renewed), if (i) an investment banking firm of recognized national standing shall advise the Company and the Requesting Stockholders in writing that effecting the registration would materially and adversely affect an offering of securities of such Company the preparation of which had then been commenced or (ii) the Company is in possession of material non-public information the disclosure of which during the period specified in such notice the Company reasonably believes would not be in the best interests of the Company.

Section 2.02.  Piggyback Registration.  (a) If the Company, subject to Section 2.03, proposes to register any Company Securities under the Securities Act (other than a registration on Form S-8 or S-4, or any successor forms, relating to Common Shares issuable upon exercise of employee stock options or in connection with any employee benefit or similar plan of the Company or in connection with a direct or indirect acquisition by the Company of another Person), whether or not for sale for its own account, the Company shall each such

7

time give prompt notice at least 30 Business Days prior to the anticipated filing date of the registration statement relating to such registration to each Stockholder owning any Common Shares, which notice shall set forth such Stockholder’s rights under this Section 2.02 and shall offer such Stockholder the opportunity to include in such registration statement the number of Registrable Securities of the same class or series as those proposed to be registered as each such Stockholder may request (a “Piggyback Registration”), subject to the provisions of Section 2.02(b).  Upon the request of any such Stockholder made within 15 Business Days after the receipt of notice from the Company (which request shall specify the number of Registrable Securities intended to be registered by such Stockholder), the Company shall use its best efforts to effect the registration under the Securities Act of all Registrable Securities that the Company has been so requested to register by all such Stockholders, to the extent requisite to permit the disposition of the Registrable Securities so to be registered, provided that (i) if such registration involves an underwritten Public Offering, all such Stockholders requesting to be included in the Company’s registration must sell their Registrable Securities to the underwriters selected as provided in Section 2.04(f)(i) on the same terms and conditions as apply to the Company or the Requesting Stockholders, as applicable, and (ii) if, at any time after giving notice of its intention to register any Company Securities pursuant to this Section 2.02(a) and prior to the effective date of the registration statement filed in connection with such registration, the Company shall determine for any reason not to register such securities, the Company shall give notice to all such Stockholders and, thereupon, shall be relieved of its obligation to register any Registrable Securities in connection with such registration.  No registration effected under this Section 2.02 shall relieve the Company of its obligations to effect a Demand Registration to the extent required by Section 2.01.  The Company shall pay all Registration Expenses in connection with each Piggyback Registration.

(b)           If a Piggyback Registration involves an underwritten Public Offering (other than any Demand Registration, in which case the provisions with respect to priority of inclusion in such offering set forth in Section 2.01(h) shall apply) and the managing underwriter advises the Company that, in its view, the number of Shares that the Company and such Stockholders intend to include in such registration exceeds the Maximum Offering Size, the Company shall include in such registration, in the following priority, up to the Maximum Offering Size:

(i)            first, so much of the Company Securities proposed to be registered for the account of the Company as would not cause the offering to exceed the Maximum Offering Size,

(ii)           second, all Registrable Securities requested to be included in such registration by any Stockholders pursuant to Section 2.02 (allocated, if necessary for the offering not to exceed the Maximum Offering Size, pro rata among such Stockholders on the basis of the

8

relative number of shares of Registrable Securities so requested to be included in such registration by each), and

(iii)          third, any securities proposed to be registered for the account of any other Persons with such priorities among them as the Company shall determine.

Section 2.03.  Filing Registration Statements; Lock-Up Agreements.  (a) Prior to the earlier of (i) the sale, assignment or other disposition by Fidelity of such number of Common Shares held by it that it no longer holds an aggregate of 20% or more of the then outstanding Common Stock and (ii) eighteen months after the Effective Date, the Company may not file with the SEC any registration statement to register any securities of the Company for the sale for its own account under the Securities Act (other than a registration on Form S-8 or S-4, or any successor forms, relating to Common Shares issuable upon exercise of employee stock options or in connection with any employee benefit or similar plan of the Company or in connection with a direct or indirect acquisition by the Company of another Person) and thereafter, the Company may so file such a registration statement so long as a majority of the members of the Company’s Board and a majority of the Stockholders approve such a filing.

(b) If any registration of Registrable Securities shall be effected in connection with a Public Offering, neither the Company nor any Stockholder shall effect any public sale or distribution, including any sale pursuant to Rule 144, of any Company Securities or other security of the Company (except as part of such Public Offering) during the period beginning 14 days prior to the effective date of the applicable registration statement until the earlier of (i) such time as the Company and the lead managing underwriter shall agree and (ii) 90 days (or 180 days if the registration of such Registrable Securities is the First Public Offering).

Section 2.04.  Registration Procedures.  Whenever Stockholders request that any Registrable Securities be registered pursuant to Section 2.01 or 2.02, subject to the provisions of such Sections, the Company shall use its best efforts to effect the registration and the sale of such Registrable Securities in accordance with the intended method of disposition thereof as quickly as practicable, and, in connection with any such request:

(a)           The Company shall as expeditiously as possible prepare and file with the SEC a registration statement on any form for which the Company then qualifies or that counsel for the Company shall deem appropriate and which form shall be available for the sale of the Registrable Securities to be registered thereunder in accordance with the intended method of distribution thereof, and use its best efforts to cause such filed registration statement to become and remain effective continuously for a period of not less than 180 days, or in the case of a shelf registration statement, two years (or such shorter period in which all of the

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Registrable Securities of the Registering Stockholders included in such registration statement shall have actually been sold thereunder).

(b)           Prior to filing a registration statement or prospectus or any amendment or supplement thereto, the Company shall, if requested, furnish to each participating Stockholder and each underwriter, if any, of the Registrable Securities covered by such registration statement copies of such registration statement as proposed to be filed, and thereafter the Company shall furnish to such Stockholder and underwriter, if any, such number of copies of such registration statement, each amendment and supplement thereto (in each case including all exhibits thereto and documents incorporated by reference therein), the prospectus included in such registration statement (including each preliminary prospectus and any summary prospectus) and any other prospectus filed under Rule 424 or Rule 430A under the Securities Act and such other documents as such Stockholder or underwriter may reasonably request in order to facilitate the disposition of the Registrable Securities owned by such Stockholder.  Each Stockholder shall have the right to request that the Company modify any information contained in such registration statement, amendment and supplement thereto pertaining to such Stockholder and the Company shall use its best efforts to comply with such request, provided, however, that the Company shall not have any obligation so to modify any information if the Company reasonably expects that so doing would cause the prospectus to contain an untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading.

(c)           After the filing of the registration statement, the Company shall (i) cause the related prospectus to be supplemented by any required prospectus supplement, and, as so supplemented, to be filed pursuant to Rule 424 under the Securities Act, (ii) comply with the provisions of the Securities Act with respect to the disposition of all Registrable Securities covered by such registration statement during the applicable period in accordance with the intended methods of disposition by the Registering Stockholders thereof set forth in such registration statement or supplement to such prospectus and (iii) promptly notify each Registering Stockholder holding Registrable Securities covered by such registration statement of any stop order issued or threatened by the SEC or any state securities commission and take all reasonable actions required to prevent the entry of such stop order or to remove it if entered.

(d)           The Company shall use its best efforts to (i) register or qualify the Registrable Securities covered by such registration statement under such other securities or “blue sky” laws of such jurisdictions in the United States as any Registering Stockholder holding such Registrable Securities reasonably (in light of such Stockholder’s intended plan of distribution) requests and (ii) cause such Registrable Securities to be registered with or approved by such other governmental agencies or authorities as may be necessary by virtue of the

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business and operations of the Company and do any and all other acts and things that may be reasonably necessary or advisable to enable such Stockholder to consummate the disposition of the Registrable Securities owned by such Stockholder, provided that the Company shall not be required to (A) qualify generally to do business in any jurisdiction where it would not otherwise be required to qualify but for this Section 2.04(d), (B) subject itself to taxation in any such jurisdiction or (C) consent to general service of process in any such jurisdiction.

(e)           The Company shall immediately notify each Registering Stockholder holding such Registrable Securities covered by such registration statement, at any time when a prospectus relating thereto is required to be delivered under the Securities Act, of the occurrence of an event requiring the preparation of a supplement or amendment to such prospectus so that, as thereafter delivered to the purchasers of such Registrable Securities, such prospectus will not contain an untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading and promptly prepare and make available to each such Stockholder and file with the SEC any such supplement or amendment.

(f)            (i) the Requesting Stockholders shall have the right to select an underwriter or underwriters in connection with any Public Offering resulting from the exercise by such Requesting Stockholder of a Demand Registration, which selection shall be subject to the approval of the Company, which approval shall be reasonably given, and (ii) the Company shall select an underwriter or underwriters in connection with any other Public Offering.  In connection with any Public Offering, the Company shall enter into customary agreements (including an underwriting agreement in customary form) and take such all other actions as are reasonably required in order to expedite or facilitate the disposition of such Registrable Securities in any such Public Offering, including the engagement of a “qualified independent underwriter” in connection with the qualification of the underwriting arrangements with the NASD.

(g)           Upon execution of confidentiality agreements in form and substance reasonably satisfactory to the Company, the Company shall make available for inspection by any Registering Stockholder and any underwriter participating in any disposition pursuant to a registration statement being filed by the Company pursuant to this Agreement and any attorney, accountant or other professional retained by any such Stockholder or underwriter (collectively, the “Inspectors”), all financial and other records, pertinent corporate documents and properties of the Company (collectively, the “Records”) as shall be reasonably necessary or desirable to enable them to exercise their due diligence responsibility, and cause the Company’s officers, directors and employees to supply all information reasonably requested by any Inspectors in connection with such registration statement.  Records that the Company determines, in good faith, to be confidential

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and that it notifies the Inspectors are confidential shall not be disclosed by the Inspectors unless (i) the disclosure of such Records is necessary to avoid or correct a misstatement or omission in such registration statement or (ii) the release of such Records is ordered pursuant to a subpoena or other order from a court of competent jurisdiction.  Each Registering Stockholder agrees that information obtained by it as a result of such inspections shall be deemed confidential and shall not be used by it or its Affiliates as the basis for any market transactions in the Company Securities unless and until such information is made generally available to the public.  Each Registering Stockholder further agrees that, upon learning that disclosure of such Records is sought in a court of competent jurisdiction, it shall give notice to the Company and allow the Company, at its expense, to undertake appropriate action to prevent disclosure of the Records deemed confidential.

(h)           The Company shall furnish to each Registering Stockholder and to each such underwriter, if any, a signed counterpart, addressed to such Registering Stockholder or underwriter, of (i) an opinion or opinions of counsel to the Company and (ii) a comfort letter or comfort letters from the Company’s independent public accountants, each in customary form and covering such matters of the kind customarily covered by opinions or comfort letters, as the case may be, as a majority of such Registering Stockholders or the managing underwriter therefor reasonably requests.

(i)            The Company shall otherwise use its best efforts to comply with all applicable rules and regulations of the SEC, and make available to its security holders, as soon as reasonably practicable, an earnings statement or such other document covering a period of 12 months, beginning within three months after the effective date of the registration statement, which earnings statement shall satisfy the provisions of Section 11(a) of the Securities Act and Rule 158 thereunder.

(j)            The Company may require each Registering Stockholder promptly to furnish in writing to the Company such information regarding the distribution of the Registrable Securities as the Company may from time to time reasonably request and such other information as may be legally required in connection with such registration.

(k)           Each Registering Stockholder agrees that, upon receipt of any notice from the Company of the happening of any event of the kind described in Section 2.04(e), such Stockholder shall forthwith discontinue disposition of Registrable Securities pursuant to the registration statement covering such Registrable Securities until such Stockholder’s receipt of the copies of the supplemented or amended prospectus contemplated by Section 2.04(e), and, if so directed by the Company, such Stockholder shall deliver to the Company all copies, other than any permanent file copies then in such Stockholder’s possession, of the most

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recent prospectus covering such Registrable Securities at the time of receipt of such notice.  If the Company shall give such notice, the Company shall extend the period during which such registration statement shall be maintained effective (including the period referred to in Section 2.04(a)) by the number of days during the period from and including the date of the giving of notice pursuant to Section 2.04(e) to the date when the Company shall make available to such Stockholder a prospectus supplemented or amended to conform with the requirements of Section 2.04(e).

(l)            The Company shall have appropriate officers of the Company (i) prepare and make presentations at any “road shows” and before analysts and rating agencies, as the case may be, (ii) take other actions to obtain ratings for any Registrable Securities and (iii) otherwise use their best efforts to cooperate as reasonably requested by the underwriters in the offering, marketing or selling of the Registrable Securities.

(m)          The Company’s obligations under this Section 2.04 shall not be conditioned upon any Registering Stockholder (other than the Requesting Stockholders) meeting the information requirements of Section 2.01(a)(ii).

Section 2.05.  Indemnification by the Company.  The Company agrees to indemnify and hold harmless each Stockholder holding Registrable Securities covered by a registration statement, its officers, directors, employees, partners and agents, and each Person, if any, who controls such Stockholder within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act from and against any and all losses, claims, damages, liabilities and expenses (including reasonable expenses of investigation and reasonable attorneys’ fees and expenses) (“Damages”) caused by or relating to any untrue statement or alleged untrue statement of a material fact contained in any registration statement or prospectus relating to the Registrable Securities (as amended or supplemented if the Company shall have furnished any amendments or supplements thereto) or any preliminary prospectus, or caused by or relating to any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, except insofar as such Damages are caused by or related to any such untrue statement or omission or alleged untrue statement or omission so made based upon information furnished in writing to the Company by such Stockholder or on such Stockholder’s behalf expressly for use therein, provided that, with respect to any untrue statement or omission or alleged untrue statement or omission made in any preliminary prospectus, or in any prospectus, as the case may be, the indemnity agreement contained in this paragraph shall not apply to the extent that any Damages result from the fact that a current copy of the prospectus (or such amended or supplemented prospectus, as the case may be) was not sent or given to the Person asserting any such Damages at or prior to the written confirmation of the sale of the Registrable Securities concerned to such Person if it is determined that the

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Company has provided such prospectus to such Stockholder and it was the responsibility of such Stockholder to provide such Person with a current copy of the prospectus (or such amended or supplemented prospectus, as the case may be) and such current copy of the prospectus (or such amended or supplemented prospectus, as the case may be) would have cured the defect giving rise to such Damages.  The Company also agrees to indemnify any underwriters of the Registrable Securities, their officers and directors and each Person who controls such underwriters within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act on substantially the same basis as that of the indemnification of the Stockholders provided in this Section 2.05.

Section 2.06.  Indemnification by Participating Stockholders.  Each Stockholder holding Registrable Securities included in any registration statement agrees, severally but not jointly, to indemnify and hold harmless the Company, its officers, directors and agents and each Person, if any, who controls the Company within the meaning of either Section 15 of the Securities Act or Section 20 of the Exchange Act to the same extent as the foregoing indemnity from the Company to such Stockholder, but only (i) with respect to information furnished in writing by such Stockholder or on such Stockholder’s behalf expressly for use in any registration statement or prospectus relating to the Registrable Securities, or any amendment or supplement thereto, or any preliminary prospectus or (ii) to the extent that any Damages result from the fact that a current copy of the prospectus (or such amended or supplemented prospectus, as the case may be) was not sent or given to the Person asserting any such Damages at or prior to the written confirmation of the sale of the Registrable Securities concerned to such Person if it is determined that it was the responsibility of such Stockholder to provide such Person with a current copy of the prospectus (or such amended or supplemented prospectus, as the case may be) and such current copy of the prospectus (or such amended or supplemented prospectus, as the case may be) would have cured the defect giving rise to such loss, claim, damage, liability or expense.  Each such Stockholder also agrees to indemnify and hold harmless underwriters of the Registrable Securities, their officers and directors and each Person who controls such underwriters within the meaning of either Section 15 of the Securities Act or Section 20 of the Exchange Act on substantially the same basis as such Stockholder is required to indemnify the Company as provided in this Section 2.06.  As a condition to including Registrable Securities in any registration statement filed in accordance with Article 2, the Company may require that it shall have received an undertaking reasonably satisfactory to it from any underwriter to indemnify and hold it harmless to the extent customarily provided by underwriters with respect to similar securities.  No Stockholder shall be liable under this Section 2.06 for any Damages in excess of the net proceeds realized by such Stockholder in the sale of Registrable Securities of such Stockholder to which such Damages relate.

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Section 2.07.  Conduct of Indemnification Proceedings.  If any proceeding (including any governmental investigation) shall be instituted involving any Person in respect of which indemnity may be sought pursuant to this Article 2, such Person (an “Indemnified Party”) shall promptly notify the Person against whom such indemnity may be sought (the “Indemnifying Party”) in writing and the Indemnifying Party shall assume the defense thereof, including the employment of counsel reasonably satisfactory to such Indemnified Party, and shall assume the payment of all fees and expenses, provided that the failure of any Indemnified Party so to notify the Indemnifying Party shall not relieve the Indemnifying Party of its obligations hereunder except to the extent that the Indemnifying Party is materially prejudiced by such failure to notify.  In any such proceeding, any Indemnified Party shall have the right to retain its own counsel, but the fees and expenses of such counsel shall be at the expense of such Indemnified Party unless (i) the Indemnifying Party and the Indemnified Party shall have mutually agreed to the retention of such counsel or (ii) in the reasonable judgment of such Indemnified Party representation of both parties by the same counsel would be inappropriate due to actual or potential differing interests between them.  It is understood that, in connection with any proceeding or related proceedings in the same jurisdiction, the Indemnifying Party shall not be liable for the reasonable fees and expenses of more than one separate firm of attorneys (in addition to any local counsel) at any time for all such Indemnified Parties, and that all such fees and expenses shall be reimbursed as they are incurred.  In the case of any such separate firm for the Indemnified Parties, such firm shall be designated in writing by the Indemnified Parties.  The Indemnifying Party shall not be liable for any settlement of any proceeding effected without its written consent, but if settled with such consent, or if there be a final judgment for the plaintiff, the Indemnifying Party shall indemnify and hold harmless such Indemnified Parties from and against any loss or liability (to the extent stated above) by reason of such settlement or judgment.  Without the prior written consent of the Indemnified Party, no Indemnifying Party shall effect any settlement of any pending or threatened proceeding in respect of which any Indemnified Party is or could have been a party and indemnity could have been sought hereunder by such Indemnified Party, unless such settlement includes an unconditional release of such Indemnified Party from all liability arising out of such proceeding.

Section 2.08.  Contribution.  If the indemnification provided for in this Article 2 is unavailable to the Indemnified Parties in respect of any Damages, then each such Indemnifying Party, in lieu of indemnifying such Indemnified Party, shall contribute to the amount paid or payable by such Indemnified Party as a result of such Damages (i) as between the Company and the Stockholders holding Registrable Securities covered by a registration statement on the one hand and the underwriters on the other, in such proportion as is appropriate to reflect the relative benefits received by the Company and such Stockholders on the one hand and the underwriters on the other, from the offering of the Registrable Securities, or

15

if such allocation is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits but also the relative fault of the Company and such Stockholders on the one hand and of such underwriters on the other in connection with the statements or omissions that resulted in such Damages, as well as any other relevant equitable considerations and (ii) as between the Company on the one hand and each such Stockholder on the other, in such proportion as is appropriate to reflect the relative fault of the Company and of each such Stockholder in connection with such statements or omissions, as well as any other relevant equitable considerations.  The relative benefits received by the Company and such Stockholders on the one hand and such underwriters on the other shall be deemed to be in the same proportion as the total proceeds from the offering (net of underwriting discounts and commissions but before deducting expenses) received by the Company and such Stockholders bear to the total underwriting discounts and commissions received by such underwriters, in each case as set forth in the table on the cover page of the prospectus.  The relative fault of the Company and such Stockholders on the one hand and of such underwriters on the other shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company and such Stockholders or by such underwriters.  The relative fault of the Company on the one hand and of each such Stockholder on the other shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by such party, and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission.

The Company and the Stockholders agree that it would not be just and equitable if contribution pursuant to this Section 2.08 were determined by pro rata allocation (even if the underwriters were treated as one entity for such purpose) or by any other method of allocation that does not take account of the equitable considerations referred to in the immediately preceding paragraph.  The amount paid or payable by an Indemnified Party as a result of the Damages referred to in the immediately preceding paragraph shall be deemed to include, subject to the limitations set forth above, any legal or other expenses reasonably incurred by such Indemnified Party in connection with investigating or defending any such action or claim.  Notwithstanding the provisions of this Section 2.08, no underwriter shall be required to contribute any amount in excess of the amount by which the total price at which the Registrable Securities underwritten by it and distributed to the public were offered to the public exceeds the amount of any Damages that such underwriter has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission, and no Stockholder shall be required to contribute any amount in excess of the amount by which the total price at which the Registrable Securities of such Stockholder were offered to the public (less underwriters’ discounts and commissions) exceeds the

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amount of any Damages that such Stockholder has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission.  No Person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any Person who was not guilty of such fraudulent misrepresentation.  Each Stockholder’s obligation to contribute pursuant to this Section 2.08 is several in the proportion that the proceeds of the offering received by such Stockholder bears to the total proceeds of the offering received by all such Stockholders and not joint.

Section 2.09.  Participation in Public Offering.  No Stockholder may participate in any Public Offering permitted under Section 2.01(d) unless such Stockholder (a) agrees to sell such Stockholder’s Registrable Securities on the basis provided in any underwriting arrangements approved by the Company and Stockholders holding at least a majority of the Registrable Securities included in such Public Offering and (b) completes and executes all questionnaires, powers of attorney, indemnities, underwriting agreements and other documents reasonably required under the terms of such underwriting arrangements and the provisions of this Agreement in respect of registration rights.

Section 2.10.  Other Indemnification.  Indemnification similar to that specified herein (with appropriate modifications) shall be given by the Company and each Stockholder participating therein with respect to any required registration or other qualification of securities under any federal or state law or regulation or governmental authority other than the Securities Act.

Section 2.11.  Cooperation by the Company.  If any Stockholder shall transfer any Registrable Securities pursuant to Rule 144, the Company shall cooperate, to the extent commercially reasonable, with such Stockholder and shall provide to such Stockholder such information as such Stockholder shall reasonably request.

Section 2.12.  No Transfer of Registration Rights.  None of the rights of Stockholders under this Article 2 shall be assignable by any Stockholder to any Person acquiring Securities in any Public Offering.

Section 2.13.  Purchases and Sales of Securities.  The Company shall not, and shall use its best efforts to cause its affiliates (as defined in Rule 405 under the 1933 Act) not to, purchase and then resell or otherwise transfer any Common Shares.

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ARTICLE 3
CERTAIN COVENANTS AND AGREEMENTS

Section 3.01.  Limitations on Subsequent Registration Rights.  The Company agrees that it shall not enter into any agreement with any holder or prospective holder of any securities of the Company (a) that would allow such holder or prospective holder to include such securities in any Demand Registration or Piggyback Registration unless, under the terms of such agreement, such holder or prospective holder may include such securities in any such registration only to the extent that their inclusion would not reduce the amount of the Registrable Securities of the Stockholders included therein or (b) on terms otherwise more favorable than this Agreement.

Section 3.02.  Charter or Bylaw Provisions.  Each Stockholder agrees to vote its Company Securities or execute proxies or written consents, as the case may be, to ensure that the Company’s certificate of incorporation and bylaws (a) facilitate, and do not at any time conflict with, any provision of this Agreement and (b) permit each Stockholder to receive the benefits to which each such Stockholder is entitled under this Agreement.

Section 3.03.  Conflicting Agreements.  The Company represents that it has not, and agrees that it shall not, enter into any agreement that is inconsistent with the rights granted to the holders of Registrable Securities in this Agreement or otherwise conflicts with the provisions hereof.

ARTICLE 4
MISCELLANEOUS

Section 4.01.  Binding Effect; Assignability.  This Agreement shall be binding upon and enforceable by each of the parties hereto pursuant to, and in accordance with, the Plan both before and after execution hereof by any such party and shall inure to the benefit of and be binding upon the successors, assigns and, subject to Section 2.12, transferees of each of the parties, including, without limitation and without the need for an express assignment, subsequent holders of Registrable Securities.  The failure of any party to execute this Agreement shall not prevent them from exercising their rights under this Agreement, subject to their obligations under and the terms and conditions of this Agreement.  If any transferee of any holder of Registrable Securities shall acquire Registrable Securities, in any manner, whether by operation of law or otherwise, such Registrable Securities shall be held subject to all of the terms of this Agreement, and by taking and holding such Registrable Securities such Person shall be conclusively deemed to have agreed to be bound by and to perform all of the terms and provisions of this Agreement and such Person shall be entitled to receive the benefits hereof.

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Section 4.02.  Notices.  All notices, requests and other communications (collectively, “Communications”) to any party shall be in writing and shall be delivered in person, mailed by certified or registered mail, return receipt requested, or sent by facsimile transmission, if to the Company, to:

McLeodUSA Incorporated
6400 C Street SW
P.O. Box 3177
Cedar Rapids, IA 52406 3177
Facsimile:  (319) 790 7901
Attn:  James E. Thompson, Esq.

if to any Stockholder, to:

The address of such Stockholder listed on Schedule I, or such other address as provided by such Stockholder to the Company.

All Communications shall be deemed received on the earliest of (i) the date such Communication is sent by facsimile transmission, (ii) the date such Communication is delivered in person, (iii) the day after the date such Communication is placed in overnight mail with a national overnight courier service or (iv) three days after the date such Communication is mailed by certified or registered mail, in each case so long as such day is a Business Day.  If such day is not a Business Day, any such Communication shall be deemed not to have been received until the next succeeding Business Day.  Any Communication sent by facsimile transmission shall be confirmed by certified or registered mail, return receipt requested, posted within one Business Day, or by personal delivery, whether courier or otherwise, made within two Business Days after the date of such facsimile transmissions.

Any Person that becomes a Stockholder shall provide its address and fax number to the Company, which shall, upon request, promptly provide such information to any Stockholder requesting such information.

Section 4.03.  Waiver; Amendment.  No provision of this Agreement may be waived except by an instrument in writing executed by the party against whom the waiver is to be effective.  No provision of this Agreement may be amended or otherwise modified except by an instrument in writing executed by the Company with approval of (i) a majority of the Board and (ii) Stockholders holding at least two-thirds of the then outstanding Common Shares.

Section 4.04.  Fees and Expenses.  Except as may be otherwise provided herein or in any other agreement between or among any parties hereto, the fees and expenses incurred by any Stockholder in connection with this Agreement, any

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amendment or waiver hereof and the transactions contemplated hereby and all matters related hereto shall be paid by such Stockholder, except the Company shall pay all fees and expenses of one counsel for all Stockholders (selected by Stockholders holding the majority of the Company Securities held by all Stockholders) in connection with any amendment or waiver of this Agreement or any transactions related thereto.

Section 4.05.  Governing Law.  This Agreement shall be governed by, and construed in accordance with, the laws of the State of New York, without regard to the conflicts of laws rules of such state.

Section 4.06.  Jurisdiction.  The parties hereby agree that any suit, action or proceeding seeking to enforce any provision of, or based on any matter arising out of or in connection with, this Agreement or the transactions contemplated hereby shall be brought in the United States District Court for the Southern District of New York or any New York State court sitting in New York City, so long as one of such courts shall have subject matter jurisdiction over such suit, action or proceeding, and that any case of action arising out of this Agreement shall be deemed to have arisen from a transaction of business in the State of New York, and each of the parties hereby irrevocably consents to the jurisdiction of such courts (and of the appropriate appellate courts therefrom) in any such suit, action or proceeding and irrevocably waives, to the fullest extent permitted by law, any objection that it may now or hereafter have to the laying of the venue of any such suit, action or proceeding in any such court or that any such suit, action or proceeding which is brought in any such court has been brought in an inconvenient form.  Process in any such suit, action or proceeding may be served on any party anywhere in the world, whether within or without the jurisdiction of any such court.  Without limiting the foregoing, each party agrees that service of process on such party as provided in Section 4.02 shall be deemed effective service of process on such party.

Section 4.07.  WAIVER OF JURY TRIAL.  EACH OF THE PARTIES HERETO HEREBY IRREVOCABLY WAIVES ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING ARISING OUT OF OR RELATED TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY.

Section 4.08.  Specific Enforcement.  Each party hereto acknowledges that the remedies at law of the other parties for a breach or threatened breach of this Agreement would be inadequate and, in recognition of this fact, any party to this Agreement, without posting any bond, and in addition to all other remedies that may be available, shall be entitled to obtain equitable relief in the form of specific performance, a temporary restraining order, a temporary or permanent injunction or any other equitable remedy that may then be available.

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Section 4.09.  Effectiveness. This Agreement shall become effective upon the Effective Date of and as defined in the Plan.

Section 4.10.  Entire Agreement.  This Agreement and the Stockholders Agreement constitute the entire agreement among the parties hereto and supersede all prior and contemporaneous agreements and understandings, both oral and written, among the parties hereto with respect to the subject matter hereof and thereof.

Section 4.11.  Severability.  If any term, provision, covenant or restriction of this Agreement is held by a court of competent jurisdiction or other authority to be invalid, void or unenforceable, the remainder of the terms, provisions, covenants and restrictions of this Agreement shall remain in full force and effect and shall in no way be affected, impaired or invalidated so long as the economic or legal substance of the transactions contemplated hereby is not affected in any manner materially adverse to any party.  Upon such a determination, the parties shall negotiate in good faith to modify this Agreement so as to effect the original intent of the parties as closely as possible in an acceptable manner so that the transactions contemplated hereby be consummated as originally contemplated to the fullest extent possible.

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IN WITNESS WHEREOF, the Company has caused this Agreement to be duly executed by its authorized officer and each Stockholder is deemed to have accepted and agreed this Agreement pursuant to the terms of the Plan, in each case as of the day and year first above written.

MCLEODUSA INCORPORATED

Name:
Title:

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STOCKHOLDER:

NAME OF INSTITUTION:

,
as a Stockholder

By:
Name:
Title:

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SCHEDULE I

Legal Name	Address	Number of Shares of Common Stock

PLAN SCHEDULE 7.2

Schedule of Rejected Unexpired Leases

To be filed within five (5) days after the Petition Date